                                                  EXHIBIT 99.7











                          REVOLVING CREDIT AGREEMENT

                           Dated as of May 20, 1994

                                    among

                     WYMAN-GORDON RECEIVABLES CORPORATION


           THE FINANCIAL INSTITUTIONS PARTIES HERETO (the "Banks"),

                                     and

                              SHAWMUT BANK, N.A.
                               as Issuing Bank,
                              as Facility Agent
                                     and
                             as Collateral Agent.



























                              TABLE OF CONTENTS
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                                  ARTICLE I
                                 DEFINITIONS

Section 1.01   Certain Definitions                        1
Section 1.02   Accounting Terms                           1
Section 1.03   Other Terms                                2
Section 1.04   Computation of Time Periods                2

                                  ARTICLE II
                         THE REVOLVING LOAN FACILITY

Section 2.01   Revolving Loan Facility                    2
Section 2.02   Making of Revolving Loans                  2
Section 2.03   Notice of Borrowings                       3
Section 2.04   Disbursement of Funds                      4
Section 2.05   Conversion and Continuation of Borrowings  5
Section 2.06   Termination, Reduction and Renewal of
               Commitments                                6
Section 2.07   Mandatory and Voluntary Prepayments and
               Mandatory Reductions in Aggregate Net
               Outstandings                               8
Section 2.08   Revolving Loans in Connection with
               Letters of Credit                          9
Section 2.09   Additional Banks, Increase in Facility
               Amount                                    10
Section 2.10   Replacement of Certain Banks              11

                                 ARTICLE III
                        THE LETTER OF CREDIT FACILITY

Section 3.01   Obligation to Issue; Renewal of L/C
               Facility                                  13
Section 3.02   Types and Amounts                         13
Section 3.03   Conditions                                14
Section 3.04   Issuance of Letters of Credit             14
Section 3.05   Reimbursement Obligations                 18
Section 3.06   Payments under the Letters of Credit      19
Section 3.07   Indemnification; Exoneration              22

                                  ARTICLE IV
                    INTEREST, FEES AND OTHER PAYMENT TERMS

Section 4.01   Interest                                  24
Section 4.02   Fees                                      24
Section 4.03   Payments and Computations                 25
Section 4.04   Yield Protection                          26
Section 4.05   Illegality; Unavailability                28
Section 4.06   Indemnity                                 29
Section 4.07   Pro Rata Treatment                        29
Section 4.08   Taxes                                     30

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

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
                                  ARTICLE V
             CONDITIONS OF REVOLVING LOANS AND LETTERS OF CREDIT

Section 5.01   Conditions Precedent to Initial Borrowing
               or Letter of Credit                       32
Section 5.02   Conditions Precedent to Each Revolving
               Loan and Letter of Credit                 34

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

Section 6.01   Representations and Warranties of WGRC    35

                                 ARTICLE VII
                            AFFIRMATIVE COVENANTS

Section 7.01   Reports, Certificates; Other Information  39
Section 7.02   Inspection                                41
Section 7.03   Books and Records of WGRC                 42
Section 7.04   Corporate Existence                       43
Section 7.05   Compliance with Laws                      43
Section 7.06   Obligations and Taxes                     43
Section 7.07   Facility Documents                        43
Section 7.08   Location of Records                       43
Section 7.09   Separate Corporate Existence              43

                                 ARTICLE VIII
                              NEGATIVE COVENANTS

Section 8.01   Liens, Sales of Collateral                45
Section 8.02   Indebtedness                              46
Section 8.03   Minimum Net Worth                         46
Section 8.04   Guarantees                                46
Section 8.05   Limitation on Investments                 46
Section 8.06   Limitation on Transactions with
               Affiliates                                46
Section 8.07   Facility Documents                        47
Section 8.08   Charter and By-Laws                       47
Section 8.09   Lines of Business                         47
Section 8.10   Bank Accounts                             47
Section 8.11   Lock-Box Banks; Change in Payment
               Instructions to Obligors                  47
Section 8.12   Accounting Treatment                      48
Section 8.13   ERISA Matters                             48
Section 8.14   Merger, Consolidation, etc.               48

                                  ARTICLE IX
       SECURITY INTEREST; ADMINISTRATION AND COLLECTION OF RECEIVABLES

Section 9.01   Grant of Security Interest                48
Section 9.02   Continuing Liability of WGRC              50
Section 9.03   Collection of Receivables                 50
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
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Section 9.04   Responsibilities of WGRC                  52
Section 9.05   Further Action Evidencing Security
               Interest                                  52
Section 9.06   Applications of Collections               53
Section 9.07   Administration of Collection Account
               Prior to the Liquidation Period           53
Section 9.08   Administration of Collection Account
               During the Liquidation Period             55
Section 9.09   Remittances and Investment of Funds       57

                                  ARTICLE X
                    TERMINATION; REMEDIES; INDEMNIFICATION

Section 10.01  Termination; Remedies                     57
Section 10.02  Binding Effect                            58
Section 10.03  Indemnities by WGRC                       58

                                  ARTICLE XI
                                  THE AGENTS

Section 11.01  Authorization and Action                  61
Section 11.02  Nature of Agents' Duties                  61
Section 11.03  UCC Filings                               61
Section 11.04  Agent's Reliance, Etc                     61
Section 11.05  Agent and Affiliates                      62
Section 11.06  Credit Decision                           63
Section 11.07  Indemnification                           63
Section 11.08  Successor Agent                           63
Section 11.09  Direction by the Banks                    64
Section 11.10  Notice of Liquidation Events              64
Section 11.11  Duty of Care                              65
Section 11.12  Delegation of Agency                      65

                                 ARTICLE XII
                                MISCELLANEOUS

Section 12.01  Amendments, Etc                           66
Section 12.02  No Waiver; Remedies                       67
Section 12.03  Successors and Assigns; Assignment;
               Participations                            67
Section 12.04  GOVERNING LAW; CONSENT TO JURISDICTION;
               WAIVER OF PERSONAL SERVICE AND VENUE;
               WAIVER OF JURY TRIAL                      68
Section 12.05  Notices                                   69
Section 12.06  Survival of Agreement                     69
Section 12.07  Expenses; Indemnification                 70
Section 12.08  Confidentiality                           70
Section 12.09  No Recourse                               71
Section 12.10  No Proceedings                            72
Section 12.11  Execution in Counterparts; Severability   73
Section 12.12  Entire Agreement                          74
Section 12.13  Exhibits and Schedules                    75

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

                       ANNEXES, EXHIBITS, AND SCHEDULES




Annex I              Defined Terms






















































EXECUTION COPY

                          REVOLVING CREDIT AGREEMENT
                           Dated as of May 20, 1994

          This REVOLVING CREDIT AGREEMENT (the "Agreement"), dated as of May 20, 1994, is entered into by and among Wyman-Gordon Receivables Corporation, a Delaware corporation (hereinafter "WGRC"), the financial institutions listed on the signature pages hereof (the "Banks"), and Shawmut Bank, N.A. ("Shawmut"), in its separate capacities as the issuing bank hereunder (the "Issuing Bank"), as collateral agent for the Banks (in such capacity, the "Collateral Agent") and as facility agent for the Banks (in such capacity, the "Facility Agent").

                             W I T N E S S E T H:

          WHEREAS, Wyman-Gordon Company, a Massachusetts corporation ("Wyman"), and certain consolidated subsidiaries of Wyman own all of the issued and outstanding capital stock of WGRC; and

          WHEREAS, the regular business activities of WGRC consists and/or will consist of the purchase of accounts receivable and certain related assets from Wyman and from certain other consolidated subsidiaries of Wyman (collectively, the "Sellers") and other activities incidental thereto; and

          WHEREAS, WGRC, in order to finance its purchases of receivables and other assets from the Sellers, has entered into this Agreement whereby the Banks will, subject to the terms and conditions set forth herein, agree to make Revolving Loans and to issue and/or participate in letters of credit for the account of WGRC;

          NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                  ARTICLE I
                                 DEFINITIONS

          SECTION 1.01. Certain Definitions. For all purposes of this Agreement, except as otherwise specifically provided herein, capitalized terms used in this Agreement without definition (including its preamble and recitals) shall have the meanings ascribed to such terms in Annex I hereto, the terms of which are incorporated by reference herein and made a part hereof.

          SECTION 1.02. Accounting Terms. Under this Agreement, all accounting terms not specifically defined herein shall be interpreted, all accounting determinations made and all financial statements prepared in accordance with GAAP.





          SECTION 1.03. Other Terms. All other undefined terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole, including the exhibits and schedules hereto, as the same may from time to time be amended or supplemented and not to any particular section, subsection, or clause contained in this Agreement, and all references to Sections, Exhibits and Schedules shall mean, unless the context clearly indicates otherwise, the Sections hereof and the Exhibits and Schedules attached hereto, the terms of which Exhibits and Schedules are hereby incorporated into this Agreement. Whenever appropriate, in the context, terms used herein in the singular also include the plural, and vice versa.

          SECTION 1.04.  Computation of Time Periods.  In this
Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                  ARTICLE II
                         THE REVOLVING LOAN FACILITY

          SECTION 2.01. Revolving Loan Facility. (a) Subject to the terms and conditions and in reliance upon the representations and warranties hereinafter set forth, each Bank severally agrees, at any time and from time to time after the Effective Date until the earlier of the Termination Date and the termination of the Commitment of such Bank in accordance with the terms hereof, to make a loan or loans (each such loan, a "Revolving Loan" and, collectively, the "Revolving Loans"), in an amount such that the aggregate amount of Revolving Loans made by such Bank at any time outstanding shall not exceed (i) the Commitment set forth opposite its name on Schedule 2.02, as the same may be reduced from time to time pursuant to Section 2.06, minus (ii) such Bank's Pro Rata Share of the outstanding face amount of any Letters of Credit. In addition, the Banks shall not be required to make any Revolving Loan at any time if, after giving effect to such Revolving Loans, the Aggregate Net Outstandings would exceed the lesser of (i) the Facility Amount or (ii) the Base Amount as determined by reference to the most recent Daily Report delivered by the Servicer to the Facility Agent in accordance with Article IX hereof.

          SECTION 2.02. Making of Revolving Loans. (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Banks ratably in accordance with their respective Pro Rata Shares and each such Borrowing shall, at the option of WGRC, be either a Base Rate Borrowing or a Eurodollar Borrowing; provided, however, that the failure of any Bank to make any Revolving Loan shall not in itself relieve any other Bank of its obligation to make Revolving Loans hereunder (it being understood, however, that no Bank shall be responsible or liable for the failure of any other Bank to make any Revolving Loan required to be made by such other Bank). The Revolving Loans comprising each Borrowing shall be in an aggregate amount that is

equal to (i) in the case of any Base Rate Borrowing, $1,000,000 or an integral multiple of $500,000 in excess thereof and (ii) in the case of any Eurodollar Borrowing, $3,000,000 or an integral multiple of $1,000,000 in excess thereof; provided, however, that notwithstanding the foregoing numerical requirements, WGRC may at any time request a Base Rate Borrowing in an aggregate principal amount equal to the excess of (i) the lesser of the Facility Amount or the Base Amount over (ii) the sum of the Aggregate Loan Amount and the Aggregate L/C Amount then in effect and the Banks shall, subject to the satisfaction of the other terms and conditions hereunder, make available the Revolving Loans comprising such Base Rate Borrowing.

          (b) WGRC's obligations to pay the principal of and interest on all of the Revolving Loans made by each Bank shall be evidenced by a promissory note payable to each such Bank substantially in the form of Exhibit 2.02(b) hereto (each, a "Revolving Note" and collectively, the "Revolving Notes") which Revolving Note shall be dated the Effective Date and be in a stated principal amount equal to such Bank's Commitment. The Revolving Notes will mature on the Final Collection Date and be otherwise entitled to the benefits of this Agreement. Notwithstanding the stated principal amount of any Revolving Note, the aggregate outstanding principal amount of the Revolving Loans made by any Bank at any time shall be the aggregate principal amount owing on such Bank's Revolving Note at such time. Each Bank shall and is hereby authorized to record on the grid attached to its Revolving Note (or, alternatively, in its internal books and records) the date and amount of each Revolving Loan made by the Banks, the interest rate and Interest Period applicable thereto and each repayment thereof; and such books and records shall, as between WGRC and such Bank, absent manifest error, constitute prima facie evidence of the accuracy of the information contained therein. Failure by any Bank to so record any Revolving Loan made by it or any payment thereon shall not affect the obligations of WGRC under this Agreement or under the Revolving Notes and shall not adversely affect such Bank's rights under this Agreement with respect to the repayment thereof.

          SECTION 2.03. Notice of Borrowings. Whenever WGRC wishes for the Banks to make Revolving Loans, WGRC shall give the Facility Agent written or telecopy notice, promptly confirmed by telephone (or telephone notice promptly confirmed in writing or by telecopy) (a) in the case of a Base Rate Borrowing, not later than 4:00 p.m., Boston time, two Business Days prior to such proposed Borrowing, and (b) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., Boston time, three Business Days before such proposed Borrowing (a copy of which notice of a Eurodollar Borrowing shall be concurrently sent by WGRC to any Bank which does not maintain a Eurodollar Lending Office in the United States). Each such notice (each, a "Notice of Borrowing") shall be substantially in the form attached hereto as Exhibit 2.03, shall be irrevocable and shall in each case refer to this Agreement and specify (a) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Base Rate Borrowing; (b) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (c) if such Borrowing is to be a Eurodollar Borrowing, the


Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then WGRC shall be deemed to have selected an Interest Period of one month's duration. The Facility Agent shall promptly advise the Banks of any notice given pursuant to this Section 2.03 and of each Bank's portion of the requested Borrowing.

          SECTION 2.04.  Disbursement of Funds.   (a)  After
receiving notice from the Facility Agent of any Notice of Borrowing given pursuant to Section 2.03, each Bank shall make a Revolving Loan in the amount of its pro rata portion of each Borrowing, ratably according to its Pro Rata Share, on the proposed date thereof by wire transfer of immediately available funds to the Facility Agent in Boston, Massachusetts not later than 10:00 a.m. Boston time, and the Facility Agent shall, by 12:00 noon, Boston time, make available to WGRC by wire transfer of immediately available funds the aggregate amount of the Borrowing funded by the Banks on such date. Unless the Facility Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Facility Agent such Bank's portion of such Borrowing, the Facility Agent may (but shall not be required to) assume that such Bank has made such portion available to the Facility Agent on the date of such Borrowing in accordance with this Section 2.04 and the Facility Agent may (but shall not be required to) make available to WGRC on such date a corresponding amount in reliance upon such assumption. If and to the extent that any Bank shall not have made its portion of a Borrowing available to the Facility Agent and the Facility Agent has made available a corresponding amount to WGRC, such Bank and WGRC each severally agrees to repay to the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to WGRC until the date such amount is repaid to the Facility Agent at (i) in the case of WGRC, the rate at which interest accrues on the Revolving Loans comprising such Borrowing and (ii) in the case of such Bank, (1) the Federal Funds Rate for such date and the next succeeding Business Day, and (2) the Federal Funds Rate plus two percent (2%) for each day thereafter. Any such repayment of principal by WGRC shall be made from Available Cash pursuant to Section 9.07(c) hereof. If such Bank shall repay to the Facility Agent such corresponding amount, such amount shall constitute such Bank's Revolving Loan as part of such Borrowing for purposes of this Agreement. Nothing contained in this paragraph shall be construed to relieve any Bank from its obligations hereunder to make Revolving Loans to WGRC and to make available to the Facility Agent its ratable portion of each Borrowing.

          (b) In the event that any Bank fails to fund its Pro Rata Share of any Revolving Loan requested by WGRC which such Bank is obligated to fund under the terms of this Agreement (the funded portion of such Revolving Loan being hereinafter referred to as a "Non-Pro Rata Loan"), then until the earlier of (i) such Bank's cure of such failure and (ii) the Collection Date, the proceeds of all amounts thereafter paid or repaid to the Facility Agent by WGRC and otherwise required to be applied to such Bank's share of any

other Obligations pursuant to the terms of this Agreement shall, unless otherwise required to be advanced to the Issuing Bank under
Section 3.06(b)(ii), be advanced to WGRC by the Facility Agent on behalf of such Bank in the event that WGRC has repaid such amounts (or shall be retained by the Facility Agent in the event that WGRC has not repaid such amounts) to cure, in full or in part, such failure by such Bank, but shall nevertheless be deemed to have been paid to such Bank in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

          (1)  the foregoing provisions of this Section
     2.04(b) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of any Revolving Loans hereunder;

          (2) a Bank shall be deemed to have cured its failure to fund its Pro Rata Share of any Revolving Loan at such time as an amount equal to such Bank's Pro Rata Share (determined as of the time of the Facility Agent's receipt of the Notice of Borrowing with respect to such Revolving Loan) of the requested principal portion of such Revolving Loan is fully funded to WGRC, whether made by such Bank itself or by operation of the terms of this
     Section 2.04(b); and

          (3) any amounts advanced to WGRC under this Section 2.04(b) to cure, in full or in part, any such Bank's failure to fund its Pro Rata Share of any Revolving Loan, shall be deemed a part of the same Borrowing as the applicable Non-Pro Rata Loan.

          SECTION 2.05.  Conversion and Continuation of Borrowings.
(a) Subject to the terms and conditions set forth in this Section 2.05, WGRC shall have the option: (i) on any day, to convert all or part of a Base Rate Borrowing to a Eurodollar Borrowing and (ii) on the last day of any Interest Period of a Eurodollar Borrowing, to convert all or any part of the Eurodollar Loans comprising such Borrowing to Base Rate Loans and/or to continue all or any remaining part of such Eurodollar Loans as a new Eurodollar Borrowing the Interest Period for which shall commence on the last day of such prior Interest Period; provided, however, that:

          (i) each conversion or continuation shall be made ratably among the Banks in accordance with their respective
     Pro Rata Shares;

         (ii) if less than all the outstanding amount of any Borrowing shall be converted or continued, the aggregate amount of such Borrowing converted or continued shall be in an integral multiple of $500,000 for any Base Rate Borrowing and $1,000,000 for any Eurodollar Borrowing;

        (iii) no outstanding Eurodollar Borrowing may be continued as a Eurodollar Borrowing, and no outstanding Base Rate Borrowing may be converted into a Eurodollar Borrowing, at any time that a Liquidation Event or Unmatured Liquidation Event has occurred and is continuing; and
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         (iv)  there shall not be more than eight (8) separate
     Eurodollar Borrowings outstanding at any one time.

          (b) Whenever WGRC wishes to convert and/or continue a Borrowing under this Section 2.05, WGRC shall give the Facility Agent written or telecopy notice, promptly confirmed by telephone (or telephone notice promptly confirmed in writing or by telecopy),
(a) in the case of a conversion to a Base Rate Borrowing, not later than 1:00 p.m., Boston time, one Business Day prior to the proposed Conversion/Continuation Date, and (b) in the case of a conversion to or continuation of a Eurodollar Borrowing, not later than 1:00 p.m., Boston time, three Business Days before such proposed Conversion/Continuation Date (a copy of which notice of conversion to or continuation of a Eurodollar Borrowing shall be concurrently sent by WGRC to any Bank which does not maintain a Eurodollar Lending Office in the United States). Each such notice ("Notice of Conversion/Continuation") shall be substantially in the form of
Exhibit 2.05(b) hereto, shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that WGRC requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or a Base Rate Borrowing, (iii) the proposed Conversion/Continuation Date (which shall be a Business Day) and
(iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, WGRC shall be deemed to have selected an Interest Period of one month's duration. If WGRC shall not have delivered a timely Notice of Conversion/Continuation in accordance with this Section 2.05 with respect to any Borrowing, such Borrowing shall, on the last day of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into or continued as a Base Rate Borrowing. The Facility Agent shall promptly advise the other Banks of any notice given pursuant to this Section 2.05 and of each Bank's portion of any converted or continued Borrowing.

          SECTION 2.06.  Termination, Reduction and Renewal of
Commitments. (a) The Commitments shall be automatically and permanently terminated on the Termination Date (prompt notice of which shall be given by WGRC to the Rating Agency).

          (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Facility Agent (promptly confirmed by telephone), WGRC may at any time terminate in whole or reduce in part the Commitments, which reduction shall cause a corresponding irrevocable reduction in the Facility Amount; provided, however, that (i) each such partial reduction of the Commitments shall be in an integral multiple of $1,000,000, (ii) no such partial reduction shall reduce the Facility Amount to an amount less than $32,000,000, and (iii) no such termination or reduction shall be made which would reduce the Facility Amount to an amount less than the Aggregate Net Outstandings outstanding at such time. Each reduction in the Commitments hereunder shall be made ratably among the Banks in accordance with their respective Pro Rata Shares. The Facility Agent shall promptly advise the Banks and the Rating Agency of any notice given pursuant to this
Section 2.06(b).

          (c) Unless earlier terminated pursuant to Section 2.06(a), the agreement of the Banks to make Revolving Loans and to issue and/or participate in Letters of Credit hereunder shall be effective from the Effective Date through the Commitment Termination Date. No more than ninety days and no less than sixty days prior to the second anniversary of the Effective Date, and (if and when applicable) no more than ninety days and no less than sixty days prior to any successive anniversary of the Effective Date, WGRC may notify the Facility Agent and the Banks in writing of its request (each such request an "Extension Request") to extend the then effective Commitment Termination Date by one additional year, and each Bank shall notify WGRC in writing whether it agrees to such extension not later than thirty days after the receipt of such Extension Request. If (i) the Required Banks give timely written notice of such agreement in accordance with the immediately preceding sentence, and (ii) the aggregate Commitments of the Banks agreeing to such extension is not less than 50% of the aggregate Commitments in effect on the Effective Date, then the Commitment Termination Date shall be so extended (and WGRC shall give concurrent notice thereof to the Rating Agency); provided, however, that (1) the failure of any Bank to respond to an Extension Request shall be deemed to constitute such Bank's denial of such Extension Request; and (2) no Bank which has denied its consent to an Extension Request (each such Bank, a "Dissenting Bank") shall be bound by the Required Banks' approval of such Extension Request and the Commitment of each Dissenting Bank shall expire on the Commitment Termination Date which was applicable hereunder at the time of such Bank's receipt of the Extension Request.

          (d) WGRC shall have the right, at any time prior to the expiration of a Dissenting Bank's Commitment, to request that all or a portion of such Commitment be purchased in accordance with the provisions of this Section 2.06(d) and Section 2.10 hereof. In the event that the entire Commitment of any Dissenting Bank is not so purchased prior to such expiration, then as of the date of such expiration, but only if and so long as the Liquidation Period has not commenced in accordance with the terms of this Agreement, and the transactions described below would not cause a Liquidation Event or Unmatured Liquidation Event to occur and would not cause the Aggregate Net Outstandings of any remaining Bank to exceed its Commitment, (1) the Facility Amount and the aggregate amount of the Commitments shall be reduced by the aggregate amount of the expiring and unpurchased Commitments of all such Dissenting Banks,
(2) the Pro Rata Shares of the Banks (including any purchasing Banks) shall be readjusted accordingly, (3) such Dissenting Bank shall be released from any further funding obligation with respect to the Revolving Loans and the Participated Letters of Credit (whether issued theretofore or thereafter), and the other Banks shall, up to the amounts of their respective Commitments, be deemed to have purchased such Dissenting Bank's interest in the Participated Letters of Credit in accordance with their recalculated Pro Rata Shares, and (4) WGRC shall direct that, in accordance with the terms of Section 9.07(c) hereof, but subject to
Section 9.08 hereof, all Available Cash and other funds of WGRC shall be paid on such day and each Business Day thereafter (x) first, to each such Dissenting Bank (pro rata, relative to the amount of all such Dissenting Banks' expiring and unpurchased


Commitments, in accordance with the amount of each such Dissenting Bank's expiring and unpurchased Commitment) until all then outstanding Revolving Loans, all accrued interest thereon and all amounts due and owing to each such Dissenting Bank hereunder or under any other Facility Document have been paid in full, and (y) second, to the Collateral Agent to cash collateralize each such Dissenting Bank's portion of any outstanding Syndicated Letters of Credit (unless WGRC shall have arranged for the surrender or replacement of such Letter of Credit or made such other arrangements in respect thereof as shall be mutually satisfactory to WGRC, such Dissenting Bank and the Facility Agent). To the extent that WGRC may borrow Revolving Loans under this Agreement following the expiration of such Dissenting Banks' Commitments, WGRC agrees to so borrow and apply the funds obtained thereby to the payment of the amounts described above. Upon the purchase and/or expiration of any Dissenting Bank's Commitment in accordance with the foregoing and payment in full of the amounts described above, such Dissenting Bank shall cease to be a party hereto (subject to any rights of indemnification which survive the termination of this Agreement). In the event that the Liquidation Period commences prior to payment in full of the amounts described above to any Dissenting Bank, then (1) such Dissenting Bank shall be deemed to have a Pro Rata Share equal to a fraction, the numerator of which equals the sum of the amount of outstanding Revolving Loans owing to such Dissenting Bank plus the amount of Syndicated Letters of Credit with respect to which such Dissenting Bank remains liable and which has not yet been cash collateralized as set forth above, and the denominator of which equals the aggregate outstanding Revolving Loans and Letters of Credit, (2) the Pro Rata Shares of all of the other Banks shall be adjusted accordingly, and (3) all Available Cash and other funds of WGRC shall thereafter be paid in accordance with the terms of Section
9.08 hereof.

          SECTION 2.07. Mandatory and Voluntary Prepayments and Mandatory Reductions in Aggregate Net Outstandings. (a) On any date on which the sum of the Aggregate Loan Amount and the Aggregate L/C Amount exceeds the Base Amount, Available Cash shall be retained by the Collateral Agent and distributed in accordance with this Section 2.07(a) unless and until the Aggregate Net Outstandings are equal to or less than the Base Amount. Any Available Cash so retained shall, in accordance with Section 2.07(b) below, be either retained in the Collection Account or remitted on such date to the Banks to prepay or cash collateralize the Revolving Loans and/or to cash collateralize the outstanding Letters of Credit (according to the provisions of Section 9.07(b) hereof) in such amount as shall be necessary so that, after giving effect to such retention and application or cash collateralization, the Aggregate Net Outstandings will no longer exceed the Base Amount. To the extent such Available Cash is not sufficient to eliminate such excess, Available Cash on each succeeding Business Day shall continue to be retained and applied by the Collateral Agent in accordance with the foregoing provisions of this Section 2.07(a) unless and until the Aggregate Net Outstandings no longer exceed the Base Amount or the Liquidation Period commences, at which time such Available Cash shall be distributed and applied in accordance with Section 9.07 or Section 9.08, respectively.


          (b) Each mandatory prepayment pursuant to Section 2.07(a) and applicable to Revolving Loans shall be applied first to all Base Rate Loans then outstanding and second to all Eurodollar Loans with Interest Periods ending on the date of such mandatory reduction. To the extent that, after making all applications pursuant to the immediately preceding sentence, the sum of the Aggregate Loan Amount and the Aggregate L/C Amount continues to exceed the Base Amount, then, in such event, all Available Cash shall be retained in the Collection Account in such amount as shall be necessary so that, after giving effect to such retention, the Aggregate Net Outstandings will be less than or equal to the Base Amount then in effect. Any such Available Cash still so retained on the last day of the Interest Period for any Eurodollar Loans shall, up to the amount of the Eurodollar Loans the Interest Period of which ends on such day, be remitted by the Facility Agent to the Banks for application against such Eurodollar Loans.

          (c) In addition to the foregoing, WGRC may from time to time, on two Business Days' notice to the Facility Agent, request a voluntary prepayment of the Revolving Loans by directing the Facility Agent to remit to the Banks all Available Cash and/or other funds of WGRC for application against the Revolving Loans designated for prepayment by WGRC in such notice. Each such notice of voluntary prepayment shall be binding and irrevocable on WGRC.

          (d)  All mandatory and voluntary prepayments under this
Section 2.07 shall be without premium or penalty of any kind except for any indemnification which may be owed in connection with the prepayment of Eurodollar Loans pursuant to Section 4.06.

          SECTION 2.08. Revolving Loans in Connection with Letters of Credit. Whenever the Banks severally or the Issuing Bank individually issues a Letter of Credit pursuant to Article III hereof, each Bank shall, automatically and without further action of any kind upon the effective date of issuance of such Letter of Credit, have irrevocably agreed to make a Revolving Loan hereunder in the event and at such time that such Letter of Credit is subsequently drawn. In the event of such a draw, all such Revolving Loans shall comprise Base Rate Borrowings in an amount equal to the amount of such draw (without regard to the numerical requirements set forth in Section 2.02(a)), shall be made ratably by the Banks according to their Pro Rata Shares, shall accrue interest as provided in Article IV and may be converted, continued, or repaid according to the other provisions of this Article II. Upon the making of any such Revolving Loans pursuant to this
Section 2.08, the Aggregate Loan Amount shall automatically increase by the amount of such Revolving Loans and the Aggregate L/C Amount shall decrease accordingly. In the event that any Letter of Credit expires or is surrendered without being drawn (in whole or in part) then, in such event, the foregoing commitment to make Revolving Loans shall expire and each of the Aggregate L/C Amount and the Aggregate Net Outstandings shall automatically reduce by the amount of the Letter of Credit which is no longer outstanding.





          SECTION 2.09.  Additional Banks; Increase in Facility
Amount. From time to time, WGRC shall have the right, subject to the terms set forth herein, to request an increase in the Facility Amount as follows:

          (i) WGRC shall first request that the Facility Agent, in its sole discretion, increase its Commitment in an amount up to the amount of the requested increase in the Facility
     Amount.

          (ii) To the extent that the Facility Agent has not agreed to increase its Commitment by the full amount of the requested increase in the Facility Amount within fifteen (15) days of the written request of WGRC, WGRC may request that the Banks, in their sole discretion, increase their Commitments in an aggregate amount up to the amount of the requested increase in the Facility Amount which is remaining after giving effect to clause (i) above. Any such request shall be made to all Banks. In the event that more than one Bank so agrees to increase its Commitment and the aggregate thereof exceeds the amount of the increase in the Facility Amount requested under this clause (ii), each such Bank shall receive an additional Commitment ratably equal to (a) the amount of such Bank's requested increase in its Commitment times (b) the amount of the increase in the Facility Amount requested under this clause (ii) divided by (c) the aggregate amount of the requested increases in Commitments by the Banks under this clause (ii).

          (iii) To the extent that the Banks have not agreed to increase their Commitments by the remaining amount of the requested increase in the Facility Amount within fifteen (15) days of the written request of WGRC, WGRC shall have the right to select an additional financial institution to become a party hereto as a Bank with a Commitment equal to any remaining requested increase in the Facility Amount, which Bank is reasonably acceptable to the Facility Agent and is an Eligible Assignee.

Notwithstanding the foregoing, (a) any increase in the Facility Amount shall be subject to the prior written confirmation by the Rating Agency that such increase will not cause the Rating Agency rating of the Facility, as set forth in the letter described in
Section 5.01(xiv), to be reduced or withdrawn, (b) any increase in the Facility Amount shall be in an aggregate amount of not less than $1,000,000, and (c) in no event may the Facility Amount be increased to an amount in excess of $75,000,000 without the prior written consent of Banks whose Pro Rata Shares aggregate at least seventy-five percent (75%) (which consent shall not be unreasonably withheld). Upon receipt of confirmation from the Rating Agency and, if necessary, consent from the Required Banks, the Facility Agent shall promptly notify the Banks and the Collateral Agent of the increase in the Facility Amount and WGRC, the Agents, the Issuing Bank, the Banks and, if applicable, each additional Bank shall enter into an amendment to this Agreement and the other applicable Facility Documents which shall effectuate such increase and, if applicable, incorporate each such additional Bank as a Bank

for all purposes of the Facility Documents and pursuant to which each such additional Bank shall purchase from each other Bank a participation interest in the Letters of Credit then outstanding, which participation interest shall be in a percentage equal to such additional Bank's or Banks' Pro Rata Share or Shares (as calculated below). Immediately upon the effectiveness of such amendment, (1) the Facility Amount shall be increased by the amount of the additional Commitments; (2) the respective Pro Rata Shares of the Banks (including the additional Banks, if applicable) shall be recalculated accordingly; and (3) each additional Bank and/or any Bank increasing its Commitment shall (x) purchase, by wire transfer of immediately available funds to the other Banks, its Pro Rata Share of all outstanding Revolving Loans made by the other Banks and (y) shall purchase from each other Bank a participation interest in the Letters of Credit, in each case in an amount necessary so that the Revolving Loans of all the Banks (including, if applicable, any additional Bank) and each Bank's obligations in respect of the Letters of Credit shall be outstanding according to their respective Pro Rata Shares as the same have been recalculated pursuant to the preceding provisions of this Section 2.09.

          SECTION 2.10. Replacement of Certain Banks. In the event that any Bank (i) has denied its consent to an Extension Request pursuant to Section 2.06 hereof, which has been consented to by the Required Banks, or (ii) requested compensation from WGRC pursuant to Section 4.04 or Section 4.08 hereof to recover additional costs or Taxes incurred by such Bank which are not being incurred generally by the other Banks, (iii) delivered a notice pursuant to Section 4.05 hereof claiming that such Bank is unable to make Eurodollar Loans for reasons not generally applicable to the other Banks, (iv) become unable to honor its Commitment hereunder because the funding of such Commitment has become unlawful, or (v) failed to fund its Pro Rata Share of any Revolving Loan or any draw under a Letter of Credit, then, in any such case, WGRC may make written demand on such Bank (each such Bank, a "Departing Bank") (with a copy to the Facility Agent) for such Departing Bank to assign all of its Revolving Loans and all of its other rights and obligations under this Agreement as follows:

          (i) WGRC shall first request that the Facility Agent, in its sole discretion, purchase the Commitment, or any portion thereof, of such Departing Bank.

          (ii) To the extent that the Facility Agent has not agreed to purchase all of the Commitment of such Departing Bank within fifteen (15) days of a written request from WGRC, WGRC may request that one or more of the other Banks, in their sole discretion, purchase the remaining Commitment, or any portion thereof, of such Departing Bank. In the event that more than one Bank so agrees to purchase all or a portion of the Commitment of the Departing Bank which is not purchased by the Facility Agent under clause (i) above, and the aggregate amount requested under this clause (ii) exceeds the remaining Commitment of such Departing Bank, each such Bank shall purchase a portion of such Departing Bank's Commitment equal to (a) the amount of such Bank's requested purchase times (b) the Commitment of such Departing Bank not purchased by the


     Facility Agent under clause (i) above, divided by (c) the aggregate amount of the requested purchases thereof by the Banks.

          (iii) To the extent that the Banks have not agreed to purchase all of such remaining Commitment, if any, of such Departing Bank within fifteen (15) days of a written request from WGRC, WGRC shall have the right, at any time, to select an Eligible Assignee reasonably acceptable to the Facility Agent to purchase any remaining Commitment, or any portion thereof, of such Departing Bank (each such new financial institution, a "Replacement Bank").

Each such assignment shall be executed pursuant to one or more duly executed Assignments and Acceptances in the form of Exhibit 12.03 hereto, and shall be consummated within ten (10) Business Days after the date the Banks and Replacement Banks, as applicable, agree to purchase the Departing Bank's Commitment as described above, at an aggregate purchase price equal to the principal amount of such Departing Bank's outstanding Revolving Loans, all accrued interest thereon and all other amounts due and owing to such Departing Bank hereunder or under any other Facility Document.
Each such assignment shall become effective upon payment of such aggregate purchase price and, with respect to the replacement of a Dissenting Bank pursuant to Section 2.06(d), the expiration of such Dissenting Bank's Commitment. Notwithstanding the foregoing, no assignment under this Section 2.10 shall be consummated if, as a result thereof, a Liquidation Event or Unmatured Liquidation Event would occur. Immediately upon such effectiveness, but only if the Liquidation Period shall not have commenced in accordance with the terms of this Agreement, (1) the purchasing Banks and/or the Replacement Banks, as the case may be, shall assume the Departing Bank's rights and obligations hereunder to the extent purchased (including, without limitation, obligations to make Revolving Loans and participate in Letters of Credit), (2) each remaining Bank's Pro Rata Shares shall be adjusted accordingly (including any adjustment for reductions in the Facility Amount as a result of the expiration of a Dissenting Bank's Commitment) and (3) such Departing Bank shall be released from any further funding obligations with respect to the Revolving Loans and the Participated Letters of Credit (whether issued theretofore or thereafter). Unless WGRC shall have arranged for the surrender or replacement of each Syndicated Letter of Credit under which the Departing Bank is an Issuer or made such other arrangements in respect thereof as shall be mutually satisfactory to WGRC, such Departing Bank, the proposed Replacement Bank and the Facility Agent, WGRC shall provide cash collateral to the Collateral Agent concurrently with the effectiveness of each assignment hereunder (or, in the case of Dissenting Banks, following such effectiveness in accordance with Section 2.06(d)) in an amount equal to each Departing Bank's portion of Syndicated Letters of Credit issued by such Departing Bank. Any cash collateral held for all Departing Banks' portions of Syndicated Letters of Credit (whether under this Section 2.10 or under Section 2.06(d)) shall be retained by the Collateral Agent in a separate interest-bearing account maintained on the corporate trust side of the Bank to be invested in Permitted Investments in the manner provided in Section 9.09 (with interest thereon to be returned to the Collection Account as and when the
same is paid) and shall not otherwise be released unless and until, and only to the extent that either (i) a related Letter of Credit (or any Departing Bank's share thereof) has terminated, been replaced or expired undrawn, upon which termination or expiration the applicable portion of the cash collateral shall be returned to the Collection Account for distribution and application in accordance with Section 9.07 or Section 9.08, as applicable or (ii) the Syndicated Letters of Credit have been drawn, in which event the applicable portion of the cash collateral shall be wired to the applicable beneficiary or beneficiaries in satisfaction of the Departing Bank's funding obligations under such Syndicated Letters of Credit. Upon the replacement of a Departing Bank as described above, such Departing Bank shall cease to be a party hereto (subject to any rights of indemnification which survive the termination of this Agreement). The Facility Agent is hereby authorized to execute one or more Assignment and Acceptances as attorney-in-fact for any Departing Bank failing to execute and deliver the same within five (5) Business Days after the date on which the Departing Bank was tendered the purchase price and was required to execute such Assignment and Acceptance in accordance with the foregoing provisions of this Section 2.10.

                                 ARTICLE III
                        THE LETTER OF CREDIT FACILITY

          SECTION 3.01. Obligation to Issue; Renewal of L/C Facility. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Bank hereby severally agrees, and the Issuing Bank individually agrees, to issue for the account of WGRC through such Issuer's branches as it and WGRC may jointly agree, one or more Letters of Credit in accordance with this Article III, from time to time during the period commencing on the Effective Date and ending on the Termination Date.

          SECTION 3.02. Types and Amounts. No Issuer shall have any obligation to issue any Letter of Credit at any time if:

          (i) such Issuer's Pro Rata Share of the aggregate maximum amount then available for drawing under the Syndicated Letters of Credit plus, in the case of (x) the Issuing Bank, the maximum amount then available for drawing under the Participated Letters of Credit, or
     (y) in the case of any other Bank, its Pro Rata Share of the maximum amount available for drawing under such Participated Letters of Credit after giving effect to the issuance of the requested Letter of Credit, shall exceed any limit imposed by law or regulation upon such Issuer or Bank, written notice of which limit has been given by such Issuer or Bank to WGRC and the Facility Agent;

         (ii) after giving effect to the issuance of the requested Letter of Credit, either: (A) the Aggregate L/C Amount would exceed the L/C Facility Sub-Amount, or
     (B) the Aggregate Net Outstandings would exceed the Base Amount; or (C) the sum of the Aggregate L/C Amount and the Aggregate Loan Amount would exceed the Facility Amount;

        (iii)  such Letter of Credit has an expiration date
     (A) more than eighteen months after the date of issuance (subject to renewal for an additional eighteen months unless earlier terminated by sixty (60) days prior written notice from the Facility Agent in accordance with the terms of this Agreement) or (B) later than three (3) Business Days prior to the Commitment Termination Date; or

         (iv) the beneficiary under such Letter of Credit is a foreign government or an entity located in a foreign jurisdiction with whom, because of governmental hostilities or terrorist activities, such Issuer is restricted from doing business, prior written notice of which restriction has been given by such Issuer to WGRC and the Facility Agent.

          SECTION 3.03. Conditions. In addition to being subject to the satisfaction of the conditions contained in Article V, the obligation of the Issuers to issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

          (i)  WGRC shall have timely delivered to the
     Facility Agent and to each applicable Issuer at such times and in such manner as the Facility Agent and each such Issuer may prescribe a Letter of Credit application as described below in Section 3.04 and such other documents and materials as may be required pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be reasonably satisfactory to each applicable Issuer as to form and content; and

         (ii) as of the date of issuance no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain any applicable Issuer from issuing the Letter of Credit (or to enjoin or restrain any Bank from participating therein) and no law, rule or regulation applicable to any applicable Issuer or Bank and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over any applicable Issuer or Bank shall prohibit or request that such Issuer or Bank refrain from the issuance of (or participation in) letters of credit generally or the issuance of (or participation in) that Letter of Credit.

          SECTION 3.04.  Issuance of Letters of Credit.

          (a) Request for Issuance. Except with respect to Letters of Credit to be issued on the Effective Date, WGRC shall give the Facility Agent at least ten (10) Business Days' prior written notice of any requested issuance of a Syndicated Letter of Credit under this Agreement and WGRC shall give each of the Facility Agent and the Issuing Bank at least three (3) Business Days' prior written notice of any requested issuance of a Participated Letter of Credit under this Agreement (except that, in lieu of each such written notice, WGRC may give telephonic notice

of such request if confirmed promptly in writing). Each such notice shall be in the form of a Letter of Credit application attached hereto as Exhibit 3.04(a) and shall specify the stated amount of the Letter of Credit requested, the effective date (which day shall be a Business Day) of issuance of such requested Letter of Credit, the date on which such requested Letter of Credit is to be delivered (if different from the effective date), the date on which such requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, the Person for whose benefit the requested Letter of Credit is to be issued, and, if available, a copy of the proposed Letter of Credit substantially in the form of Exhibit 3.04(c)(ii) or Exhibit 3.04(c)(iii) hereto (appropriately completed, including, if applicable, the form of draw certificate with respect thereto together with such other changes requested by the beneficiary as may be acceptable to each Issuer thereof). Such notice, to be effective, must be received by the Facility Agent (and, if applicable, the Issuing Bank) not later than 1:00 p.m. (Boston time) on the last Business Day on which notice can be given under the first sentence of this
Section 3.04(a), and WGRC shall, in each such case, provide copies of such notices to the other Banks within one (1) Business Day. Prior to the close of business on the Business Day following the Business Day on which the Facility Agent makes the determination described below pursuant to Section 3.04(b), the Facility Agent shall confirm to WGRC by written or telex notice, or telephonic notice confirmed promptly thereafter in writing, whether the applicable Issuers are authorized to issue the requested Letter of Credit in accordance with Section 3.04(b), and, if they are so authorized, shall promptly advise each Bank (and, if applicable, the Issuing Bank) of such authorization and, with respect to Syndicated Letters of Credit, of each Bank's portion thereof.

          (b) Responsibilities of the Facility Agent; Issuance. The Facility Agent shall determine (based solely upon the information set forth in the applicable Daily Report provided by the Servicer to the Facility Agent), as of the close of business on the third Business Day immediately preceding the requested issuance date, each of (1) the excess of the L/C Facility Sub-Amount over the Aggregate L/C Amount, (2) the excess of the Base Amount over the Aggregate Net Outstandings and (3) the excess of the Facility Amount over the sum of the Aggregate L/C Amount and the Aggregate Loan Amount. If, and only if, the stated amount of the requested Letter of Credit is less than or equal to the amount of each such excess and subject to the satisfaction of the conditions set forth in Section 3.03 and Article V hereof, the Facility Agent shall authorize the Banks or the Issuing Bank, as applicable, to issue the requested Letter of Credit. Subject to the terms and conditions of this Article III, the Banks or the Issuing Bank, as applicable, shall, on the requested date, issue such Letter of Credit on behalf of WGRC. In this connection, the Facility Agent and each Issuer may conclusively assume that the applicable conditions set forth in Section 3.03 and Article V hereof have been satisfied (other than as set forth in this Section 3.04(b)) unless the primary loan officer of the Facility Agent or such Issuer, as the case may be, having day-to-day responsibility for matters relating to this transaction or, if different, the officer of the Facility Agent or such Issuer designated under Section 12.05 for

 receiving notices sent to such party, has actual knowledge to the contrary or unless the Facility Agent or such Issuer, as the case may be, shall have received written notice to the contrary from the Facility Agent or a Bank.

          (c) Forms of Letters of Credit. (i) Each Letter of Credit to be issued in a face amount of less than $5,000,000 shall be in the form of a Participated Letter of Credit and each Letter of Credit to be issued in a greater face amount shall be in the form of a Syndicated Letter of Credit.

          (ii) Each Participated Letter of Credit shall consist of a single letter of credit issued by the Issuing Bank, and shall have a face amount of less than $5,000,000. Each such Participated Letter of Credit shall be prepared by the Issuing Bank on the basis of the information provided in the request for issuance and shall be otherwise substantially in the form of Exhibit 3.04(c)(ii). Promptly upon such preparation, the Issuing Bank shall provide a copy of such Participated Letter of Credit to the Facility Agent.

          (iii) Each Syndicated Letter of Credit shall consist of a single letter of credit issued on the same day by the Banks in counterpart form ratably in accordance with their respective Pro Rata Shares, and shall have an aggregate face amount equal to or greater than $5,000,000. Promptly following the Facility Agent's receipt of a request for issuance of a Syndicated Letter of Credit pursuant to Section 3.04(a) above, the Facility Agent shall prepare a form of the Syndicated Letter of Credit on the basis of the information provided in the request for issuance and which is otherwise substantially in the form of Exhibit 3.04(c)(iii) and shall cause execution copies of such Syndicated Letter of Credit to be delivered to each Bank. Each Bank shall promptly, and in no event later than four (4) Business Days after receipt of the form prepared by the Facility Agent, advise the Facility Agent of any objections it has to the form of the proposed Syndicated Letter of Credit. Unless a Bank so notifies the Facility Agent of an objection, such Bank shall, not later than two (2) Business Days prior to the date of issuance of such Syndicated Letter of Credit, deliver to the Facility Agent a counterpart of such Syndicated Letter of Credit, duly executed by such Bank. After the Facility Agent's receipt of a counterpart of such Syndicated Letter of Credit from each Bank, but only if the Facility Agent shall have received such counterparts from all Banks, and upon fulfillment of the applicable conditions set forth in this Agreement, the Facility Agent shall make such Syndicated Letter of Credit available to WGRC on the requested issuance date. WGRC agrees that, if any Syndicated Letter of Credit is not issued on account of the failure of a Bank to forward its counterpart or on account of an objection by any Bank, then none of the Facility Agent, the Collateral Agent or the Banks other than the Bank or Banks failing to forward such counterpart or making such objection (to the extent such objection was wrongful) shall have any liability on account of such failure or non-issuance.

          (d) Notice of Issuance. (i) The Issuing Bank shall give the Facility agent written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance

and delivery of a Participated Letter of Credit, together with a copy of each such Participated Letter of Credit as executed by the Issuing Bank.

          (ii) The Facility Agent shall give each Bank written or telex notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance and delivery of a Participated Letter of Credit or Syndicated Letter of Credit, together with a copy of each such Letter of Credit, as executed by the Issuing Bank or the Banks, as applicable.

          (e) No Extension or Amendment. No Issuer may extend any Letter of Credit or amend any Letter of Credit to increase the face amount thereof unless the requirements of this Section 3.04 are met as though a new Letter of Credit was being requested and issued.
If a Letter of Credit contains provisions for renewal absent written notice from the Facility Agent or the Issuing Bank, as applicable, (i) with respect to Participated Letters of Credit, the Issuing Bank shall give the Facility Agent, at least thirty Business Days prior thereto, written notice of the last Business Day on which the Issuing Bank is entitled to give such notice of non-renewal, and (ii) with respect to any Letter of Credit, the Facility Agent shall determine, as of the close of business on the third Business Day prior to the last Business Day on which the Facility Agent or the Issuing Bank is entitled to give such notice of non-renewal, whether extension of such Letter of Credit would be authorized in accordance with the first sentence of this Section 3.04(e). The Facility Agent shall promptly notify the applicable Issuers of the result of such determination. Neither the Facility Agent nor the Issuing Bank shall be required to give any such notice of non-renewal under this Section 3.04(e), and the Facility Agent and the Issuing Bank shall be entitled to assume that the applicable conditions set forth in Section 3.03 and Article V hereof have been satisfied (except as set forth in this Section 3.04(e)), unless the primary loan officer of the Facility Agent or the Issuing Bank, as the case may be, having day-to-day responsibility for matters relating to this transaction or, if different, the officer of the Facility Agent or Issuing Bank designated under Section 12.05 for receiving notices sent to such party, has actual knowledge to the contrary or unless it shall have received notice to the contrary from a Bank on or before the third Business Day prior to the last Business Day on which the Facility Agent or the Issuing Bank is entitled to give such notice of non-renewal. In the event a Letter of Credit contains provisions for renewal as described above, and the Termination Date has occurred, the Facility Agent or the Issuing Bank, as applicable, shall give any required notice of non-renewal at the earliest possible date on which the Facility Agent or the Issuing Bank is entitled to give such notice. The Issuing Bank shall have no liability to the Banks or the Agents with respect to the renewal or non-renewal of any Participated Letter of Credit in the event that the Issuing Bank has acted in accordance with the terms of this Agreement.

          (f) Participation by Banks in Participated Letters of Credit. Upon the issuance by the Issuing Bank of a Participated Letter of Credit, each Bank shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank,

without recourse or warranty, an undivided interest and participation to the extent of such Bank's Pro Rata Share in such Participated Letter of Credit (including, without limitation, all obligations of WGRC and rights of the Issuing Bank with respect thereto and all security therefor, other than amounts owing to the Issuing Bank under Section 4.02(d), Section 4.02(e) or Section 4.04); provided, however, that a Participated Letter of Credit shall not be entitled to the benefits of this Section 3.04(f) or
Section 3.06(b) if the Issuing Bank shall have received written notice from the Facility Agent or any Bank on or before the Business Day immediately prior to the date of the Issuing Bank's issuance of such Participated Letter of Credit that one or more of the conditions contained in Article V is not then satisfied, and, in the event the Issuing Bank receives such a notice, it shall have no further obligation to issue any Participated Letter of Credit until such notice is withdrawn by the Facility Agent or such Bank or it receives written notice from the Facility Agent that such condition has been effectively satisfied or waived in accordance with the provisions of this Agreement. The Issuing Bank shall have no liability to the Banks or the Agents with respect to the issuance or nonissuance of any Participated Letter of Credit in the event that the Issuing Bank has acted in accordance with the terms of this Agreement.

          SECTION 3.05.  Reimbursement Obligations.

          (a) Reimbursement. Notwithstanding any provisions elsewhere to the contrary, (i) WGRC shall reimburse each applicable Issuer for drawings under any Letter of Credit unless and until such reimbursement obligations are extinguished as provided below,
(ii) such reimbursement obligations for drawings under a Letter of Credit shall bear interest from the date of the relevant drawing until the date of the Revolving Loans described in Section 2.08 at the same rate at which interest would then accrue for any Base Rate Loans hereunder and (iii) WGRC's obligations to reimburse the applicable Issuers for the principal amount of all drawings under a Letter of Credit shall be extinguished upon the making of any Revolving Loans described in Section 2.08 or of payment of such amount in full in cash.

          (b) Duties of the Issuers. Any action taken or omitted to be taken by the Facility Agent or any Issuer under or in connec-tion with any Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put the Facility Agent or such Issuer under any resulting liability to any Bank, any other Issuer, any beneficiary or proposed beneficiary of a Letter of Credit, or (assuming that the Facility Agent or the Issuing Bank, as applicable, has complied with the procedures specified in Section 3.04) relieve any Issuer of its obligations hereunder in respect of such Letter of Credit. In determining whether to authorize payment under any Letter of Credit, the Facility Agent or the Issuing Bank, as applicable, shall have no obligation relative to the Banks or to WGRC other than to confirm that any documents required to have been delivered under such Letter of Credit appear to comply on their face with the require-ments of such Letter of Credit and, with respect to the Facility Agent, to provide notice as described in Section 3.06. Neither the


Facility Agent nor the Issuing Bank shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. WGRC agrees that any action taken or omitted by the Facility Agent or the Issuing Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon WGRC and shall not result in any liability on the part of the Facility Agent or the Issuing Bank to WGRC.

          (c) Reliance by Issuer. The Facility Agent and the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document reasonably believed by the Facility Agent and/or the Issuing Bank to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Facility Agent and/or the Issuing Bank.

          SECTION 3.06.  Payments under the Letters of Credit.

          (a) Sharing of Syndicated Letter of Credit Payments. In the event that the Facility Agent receives a request for draw under any Syndicated Letter of Credit, then, unless WGRC shall have, at its election, previously made available to the Facility Agent the amount of such payment, the Facility Agent shall promptly notify each Bank of the amount of such requested draw and shall promptly forward to each Bank a copy of all documents accompanying such requested draw. Each Bank shall, no later than 11:00 a.m. (Boston time) on the third Business Day following the Facility Agent's receipt of such request for draw, either (i) notify the Facility Agent that it will dishonor such request and the reason for such dishonor or (ii) unconditionally pay to the Facility Agent the amount of such Bank's Pro Rata Share of such payment in Dollars and in same day funds. The Facility Agent shall promptly pay such amount, and any other amounts received by the Facility Agent pursuant to this Section 3.06(a), to the beneficiary thereof. In the event that the Banks or any Bank has refused to forward funds, the Facility Agent shall, but only to the extent that funds were not so forwarded, dishonor such request (in whole or in part, as applicable). Each such payment by the Banks to or for the benefit of the beneficiary shall constitute a Revolving Loan under this Agreement in accordance with Section 2.08 and shall cause a corresponding reduction in the Aggregate L/C Amount. Unless the Facility Agent shall have received notice from a Bank on or prior to 11:00 a.m. (Boston time) on the date of payment that such Bank will not make available to the Facility Agent such Bank's portion thereof, the Facility Agent may (but shall not be required to) assume that each Bank has made its Pro Rata Share of the amount of such payment available to the Facility Agent and the Facility Agent may (but shall not be required to) make available to the beneficiary of the Syndicated Letter of Credit a corresponding amount in reliance upon such assumption. If and to the extent that any Bank shall not have made its portion of such payment available

to the Facility Agent and the Facility Agent has made available a corresponding amount to the applicable beneficiary, such Bank and WGRC each severally agrees to repay to the Facility Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable beneficiary until the date such amount is repaid to the Facility Agent (i) in the case of WGRC, at the Base Rate and (ii) in the case of such Bank, at (1) the Federal Funds Rate for such date and the next succeeding Business Day and (2) the Federal Funds Rate plus two percent (2%) for each day thereafter. Any such repayment of principal by WGRC shall be made from Available Cash pursuant to Section 9.07(c) hereof. If such Bank shall repay to the Facility Agent such corresponding amount, such amount shall constitute a Revolving Loan in accordance with the terms of this
Section 3.06 and Section 2.08.

          (b) Payments under Participated Letters of Credit. (i) In the event that the Issuing Bank receives a request for draw under any Participated Letter of Credit which the Issuing Bank decides, in its sole discretion, to honor, then, unless WGRC shall have made available to the Issuing Bank the amount of such payment, the Issuing Bank shall promptly notify each Bank of the amount of such requested draw and shall promptly forward to each Bank a copy of all documents accompanying such requested draw. Each Bank shall, no later than 11:00 a.m. (Boston time) on the third Business Day following the Issuing Bank's receipt of such request for draw, unconditionally pay to the Issuing Bank the amount of such Bank's Pro Rata Share of such payment in Dollars and in same day funds. The Issuing Bank shall promptly pay such amount, together with any other amounts received by the Issuing Bank pursuant to this
Section 3.06(b), to the beneficiary of such Participated Letter of Credit in accordance with the terms thereof. Each such payment by the Banks to the Issuing Bank shall constitute a Revolving Loan under this Agreement in accordance with Section 2.08 and shall cause a corresponding reduction in the Aggregate L/C Amount. If and to the extent that any Bank shall not have made its portion of such payment available to the Issuing Bank and the Issuing Bank has made available a corresponding amount to the applicable beneficiary (it being understood that the Issuing Bank's obligations to such beneficiary under such Letter of Credit will not, unless the beneficiary has otherwise agreed, be conditioned on the performance by the Banks of their obligations under this Section 3.06(b)), such Bank and WGRC each severally agrees to repay to the Issuing Bank forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable beneficiary until the date such amount is repaid to the Facility Agent (1) in the case of WGRC, at the Base Rate and (2) in the case of such Bank, at (x) the Federal Funds Rate for such date and the next succeeding Business Day and
(y) the Federal Funds Rate plus two percent (2%) for each day thereafter. Any such repayment of principal by WGRC shall be made from Available Cash pursuant to Section 9.07(c) hereof. If such Bank shall repay to the Issuing Bank such corresponding amount, such amount shall constitute a Revolving Loan in accordance with the terms of this Section 3.06 and Section 2.08.




          (ii) In the event that any Bank fails to fund its Pro Rata Share of any payment required to be made by such Bank to the Issuing Bank in accordance with the provisions of this Section 3.06(b), until the earlier of such Bank's cure of all such failures and the Collection Date, the proceeds of all amounts thereafter paid or repaid to the Facility Agent by WGRC and otherwise required to be applied to such Bank's share of any Obligations pursuant to the terms of this Agreement shall be advanced to the Issuing Bank by the Facility Agent on behalf of such Bank to cure, in full or in part, such failure by such Bank, but shall nevertheless be deemed to have been paid to such Bank in satisfaction of such Obligations. Notwithstanding anything in this Agreement to the contrary:

          (1)  the foregoing provisions of this Section
     3.06(b)(ii) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of any Revolving Loans hereunder; and

          (2) a Bank shall be deemed to have cured its failure to fund its Pro Rata Share of any such required payment in respect of a Participated Letter of Credit at such time as an amount equal to such Bank's Pro Rata Share (determined as of the time of such Bank's failure to fund such required payment) of such required payment plus any interest accrued thereon in accordance with the provisions of this Agreement, is fully funded to such Issuing Bank, whether made by such Bank itself, by operation of the terms of this Section 3.06(b)(ii) or by WGRC directly to the Issuing Bank.

          (c) Sharing of Reimbursement Obligation Payments. If any Issuer receives a payment on account of a draw under a Letter of Credit, including any interest thereon, as to which the Facility Agent or the Issuing Bank, as applicable, has received any payments from the Banks pursuant to this Section 3.06, such Issuer shall promptly pay to the Facility Agent and the Facility Agent shall promptly pay to each Bank, in Dollars and in the kind of funds so received, an amount equal to such Bank's Pro Rata Share thereof. Each such payment shall be made by the Facility Agent on the Business Day on which the Facility Agent receives the funds paid to it pursuant to the preceding sentence, if received prior to 2:00 p.m. (Boston time) on such Business Day and otherwise on the next succeeding Business Day, and each such payment, when received, shall be applied by the Banks against the Revolving Loans.

          (d) Obligations Irrevocable. The obligations of a Bank to make payments to the Facility Agent or the Issuing Bank, as applicable, with respect to a Letter of Credit, and the obligation of WGRC to reimburse each Issuer for the amount of such payments made by it in respect of any draws on the Letters of Credit, shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circum-stances, including, without limitation, any of the following circumstances:




          (i) any lack of validity or enforceability of this Agreement, any of the other Facility Documents, any Letter of Credit or any related documents;

         (ii) the existence of any claim, setoff, defense or other right which WGRC or any Seller may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), or against either Agent, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between WGRC or any other party and the beneficiary named in any Letter of Credit);

        (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inac-curate in any respect;

         (iv) any renewal, extension or modification of any Letter of Credit so long as the terms of such Letter of Credit after giving effect to such extension, renewal or modification would be permitted hereunder;

          (v) any lack of validity, effectiveness or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part;

         (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

        (vii) any failure of the beneficiary of a Letter of Credit to substantially comply with the conditions required in order to draw upon any Letter of Credit;

       (viii) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Facility Documents; or

         (ix) the occurrence of any Liquidation Event or Unmatured Liquidation Event.


          SECTION 3.07.  Indemnification; Exoneration.

          (a) Indemnification. In addition to amounts payable as elsewhere provided in this Article III, WGRC hereby agrees, subject to Section 3.07(d), to protect, indemnify, pay and save each Agent, each Bank and each Issuer harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which such Agent, such Bank or such Issuer may incur or be subject to as a

consequence, direct or indirect, of the issuance of any Letter of Credit. Any amounts owing by WGRC under this Section 3.07 shall be payable subject to the terms of Sections 9.07(c) and 9.08 hereof.

          (b) Assumption of Risk by WGRC. As between WGRC, the Issuers, the Banks and the Agents, WGRC assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit applications and Section 3.07(d) hereof, the Agents, the Banks and the Issuers shall not be responsible:
(i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(iv) for errors in interpretation of technical terms; (v) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vi) for the misapplication by the benefi-ciary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (vii) for any consequences arising from a Force Majeure Event beyond the control of the Agents, the Banks and the Issuers, including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority. None of the above shall affect, impair, or prevent the vesting of any of the Issuers' rights or powers under this Section 3.07.

          (c) Exoneration. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Bank under or in connection with the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Issuers, the Banks or the Agents under any resulting liability to WGRC or its Affiliates or relieve WGRC of any of its obligations hereunder to any such Person.

          (d) Exceptions to Indemnity. Notwithstanding anything to the contrary contained in this Section 3.07, WGRC shall have no obligation to indemnify any Person or Issuer under this Section 3.07, and hereby waives no claims against any Person, Bank or Issuer, in respect of any liability arising primarily out of (i) the gross negligence or willful misconduct of such Person, (ii) the wrongful dishonor by any Issuer of a proper demand for payment made under a Letter of Credit issued by such Issuer, unless such dishonor was made at the request of WGRC, or (iii) the failure of any Issuer to exercise reasonable care in ascertaining whether the documents required to be delivered under any Letter of Credit appear on their face to be in compliance with the terms and conditions of such Letter of Credit.


                                  ARTICLE IV
                    INTEREST, FEES AND OTHER PAYMENT TERMS


          SECTION 4.01. Interest. (a) Subject to the provisions of Section 4.01(d), interest shall accrue on the outstanding amount of all Revolving Loans comprising part of a Base Rate Borrowing at a rate per annum equal to the Alternate Base Rate. Such rate shall be computed on the basis of the actual number of days elapsed (including the first but excluding the day of payment) over a year of 365 or 366 days, as the case may be.

          (b) Subject to the provisions of Section 4.01(d), interest shall accrue on all the outstanding amount of Eurodollar Loans at a rate per annum equal to the Eurodollar Rate for the Interest Period relating to such Eurodollar Loans plus five-eighths of one percent (0.625%). Such rate shall be computed on the basis of the actual number of days elapsed (including the first but excluding the day of payment) over a year of 360 days.

          (c) Accrued and unpaid interest with respect to any Revolving Loan shall be payable in arrears on the last day of the Interest Period relating thereto except as otherwise provided in this Agreement.

          (d) From and after the Business Day following the Business Day upon which written notice of the occurrence of a Liquidation Event from the Facility Agent is received by WGRC and so long as such Liquidation Event continues, or at any time after the [third] Settlement Date following the Termination Date, interest will accrue on all Revolving Loans until paid at a per annum rate equal to two percent (2.0%) above the otherwise applicable rate described in Section 4.01(a) or (b) above (such additional interest being payable subject to the terms of Sections 9.07(c) and 9.08 hereof).

          SECTION 4.02. Fees. (a) WGRC shall pay to the Facility Agent, for the benefit of the Banks, the fees described hereinbelow:

          (i) A non-usage fee (the "Non-Usage Fee") for the period from and including the Effective Date until the Termination Date, equal to four-tenths of one percent (0.40%) per annum times the excess, if any, of (A) the Facility Amount over (B) the sum of the Aggregate Loan Amount and the Aggregate L/C Amount, computed on the basis of the actual number of days elapsed (including the first but excluding the day of payment) over a year of 365 or 366 days, as the case may be.

         (ii) A letter of credit fee (the "L/C Fee") with respect to each Letter of Credit for the period commencing upon issuance thereof until the same shall have been surrendered or expired, of five-eighths of one percent (0.625%) per annum on the outstanding face amount of each such Letter of Credit, computed on the basis of actual days elapsed (including the first but excluding the day of payment), over a year of 360 days.


All of the foregoing specified fees shall be payable monthly in arrears on each Settlement Date with respect to the prior Collection Period and shall be forwarded by the Facility Agent ratably to the Banks according to their Pro Rata Shares; provided, that so long as any Departing Bank remains liable with respect to any Syndicated Letter of Credit (notwithstanding the cash collateralization thereof), such Departing Bank shall, except as it may otherwise agree, receive a portion of the L/C Fee corresponding to its portion of such Syndicated Letter of Credit, and the L/C Fee owing to each other Bank shall be adjusted accordingly.

          (b) WGRC shall cause the Financial Advisor on the Effective Date to pay to each Bank, for such Bank's own account, an up-front fee of .15% times the dollar amount of such Bank's
Commitment.  All such up-front fees shall be paid on the Effective
Date.

          (c) WGRC shall pay to Shawmut, for its own account in its capacities as the Facility Agent and the Collateral Agent, such other fees not described above as are specified in that certain letter from Shawmut to WGRC dated May 20, 1994. Such fees shall include the annual agents' fees described therein (the "Agent Fee"), shall be due and payable at the times specified in such letter, and shall not exceed the greater of (i) $100,000 per year and (ii) .15% per annum times the Facility Amount.

          (d) WGRC shall pay to each Issuer administrative fees in connection with the issuance, amendment, draw or transfer of any Letter of Credit, which fees shall, for each Issuer, not exceed $50 for each amendment or issuance of a Letter of Credit and $150 for each draw or transfer. Each such fee shall be due and payable concurrently with such issuance, amendment, draw or transfer, as the case may be, of such Letter of Credit.

          (e) WGRC shall pay to the Issuing Bank, for its own account, a letter of credit issuance fee (the "L/C Fronting Fee") of one-quarter of one percent (0.25%) times the face amount of each Participated Letter of Credit. Such fee shall be due and payable with respect to a Participated Letter of Credit upon the issuance, and upon each renewal, of such Letter of Credit.

          SECTION 4.03. Payments and Computations. (a) All payments and prepayments on the Revolving Notes and all other amounts to be paid or deposited by WGRC hereunder shall be paid to the Facility Agent (or, where applicable, to the Issuing Bank) no later than 2:00 p.m. (Boston time) on the day when due in lawful money of the United States of America in same day funds, and any payments received after such time shall be deemed to have been made on the next Business Day. Whenever any payments to be made hereunder shall be stated to be due on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day (and such extension of time shall in such case be included in the computation of interest or fees as applicable).
The Facility Agent shall disburse amounts so received to the Banks in same day funds (i) on the date received if such funds are received at or prior to 2:00 p.m. (Boston time) and (ii) on the next Business Day if such funds are received after 2:00 p.m.


(Boston time). If the Facility Agent fails to so disburse funds on such Business Day, the Facility Agent shall pay to each Bank interest on the funds owing to such Bank until the date such amount is paid at (1) the Federal Funds Rate for such Business Day and the next succeeding Business Day, and (2) the Federal Funds Rate plus two percent (2%) for each day thereafter.

          (b) WGRC will, to the extent permitted by law (and without duplication to any interest payable pursuant to the provisions of Section 4.01(d)) pay to the Facility Agent interest on all amounts not paid or deposited when due hereunder, from and after the Business Day immediately following the Business Day WGRC receives notice thereof from the Facility Agent until such amounts are paid in full, at 2% per annum above the Alternate Base Rate. Such interest shall, subject to Sections 9.07(c) and 9.08, be payable on demand and shall be for the account of, and distributed by the Facility Agent to, the Banks and the Agents ratably in accordance with their respective interests in such overdue amounts.


          (c) All payments owing by WGRC under this Agreement shall be made without deduction for any setoffs, counterclaims or other amounts owed or allegedly owed to WGRC by any Bank, either
Agent or the Issuing Bank.

          SECTION 4.04. Yield Protection. (a) Notwithstanding any other provision herein, if, after the date hereof, either (i) the adoption of any law, rule or regulation (including any imposition or increase of reserve requirements) or any change after the date hereof in the interpretation or administration of any such law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or (ii) the compliance by any Bank with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law), shall subject any Bank to any reserve (including any imposed by the Board), special deposit, assessment or similar requirement (including a reserve, special deposit, assessment or similar requirement that takes the form of a tax) against assets of, deposits with or for the account of, or credit extended by, such Bank's Eurodollar Lending Office or impose any other condition on any Bank affecting its Eurodollar Loans or Letters of Credit or its obligation to make Eurodollar Loans or to issue or participate in Letters of Credit hereunder, and as a result of either of the foregoing there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining Eurodollar Loans or issuing or maintaining any funding obligations in respect of Letters of Credit, or there shall be a reduction in the amount received or receivable by that Bank or its Eurodollar Lending Office, then WGRC shall from time to time in accordance with the provisions of Section 4.04(c), upon written notice from and demand by such Bank (with a copy of such notice and demand to the Facility Agent), pay to the Facility Agent for the account of such Bank additional amounts sufficient to indemnify that Bank against such increased cost or reduction in amount received or receivable; provided, however, that this Section 4.04 shall not apply to any

additional cost or reduction in amounts received or receivable that is attributable to taxes except as specified above in this Section 4.04.

          (b) If any Bank (including the Facility Agent and the Issuing Bank) shall reasonably determine that the adoption after the date hereof of any law, rule or regulation regarding capital adequacy or capital maintenance, or any change after the date hereof in any of the foregoing or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) or any Bank's holding company with any request or directive regarding capital adequacy or capital maintenance (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such Bank's holding company's capital as a consequence of this Agreement, the Revolving Loans made by such Bank pursuant hereto or the Letters of Credit issued (or participated in) by such Bank to a level below that which such Bank or such Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy), then from time to time in accordance with the provisions of Section 4.04(c), WGRC shall pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for such reduction.

          (c) Each Bank (or, as applicable, any Agent or the Issuing Bank) shall promptly notify WGRC and the Facility Agent of any event of which it has knowledge occurring after the date hereof which will entitle such Bank to compensation pursuant to this
Section 4.04. A certificate of each Bank setting forth such amount or amounts as shall be necessary to compensate such Bank as specified in subsection (a) or (b) above, as the case may be (including calculations thereof in reasonable detail) and the adoption, change or compliance giving rise to such compensation shall be delivered to WGRC and shall be conclusive absent demonstrable error. WGRC shall pay each Bank the amount shown as due on any such certificate delivered by it within 15 days after its receipt of the same. Any Bank receiving any such payment shall promptly make a refund thereof to WGRC if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable by a final nonappealable order or decision and as a result thereof such Bank shall not have incurred any increased costs or suffered any reduction in the amounts received or receivable or the rate of return on capital under this Agreement.

          (d) Any Bank (or, as applicable, any Agent or the Issuing Bank) claiming any additional amounts payable pursuant to this Section 4.04 shall use reasonable efforts (consistent with legal and regulatory restrictions) to take any action to avoid or minimize any amounts that otherwise may be payable by WGRC pursuant to this Section 4.04, provided that such action would not, in the good faith determination of the applicable affected party, be otherwise disadvantageous to it.


          (e) Notwithstanding the foregoing, WGRC shall not be required to make any payments nor indemnify any Bank, the Issuing Bank or any Agent under this Section 4.04 with respect to any increased costs or reduced returns incurred by such Bank, the Issuing Bank or such Agent more than ninety (90) days before the date a request for payment or indemnification is delivered to WGRC. For the purposes of this Section 4.04(e), increased costs and reduced returns incurred on account of new laws, rules, regulations or interpretations which are given retroactive effect shall be deemed incurred on the date following the adoption of such law, rule, regulation or interpretation upon which the Bank is first notified of its increased costs or reduced returns by any governmental authority; provided that in no event shall WGRC be obligated to pay any increased costs or reduced returns relating to periods more than eighteen months (18) months prior to the date of such notification.

          (f)  All payments owing by WGRC under this Section 4.04
shall be made subject to the terms of Sections 9.07(c) and 9.08 hereof.

          SECTION 4.05. Illegality; Unavailability. (a) In the event that on any date any Bank shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its Eurodollar Loans has become unlawful by compliance by that Bank in good faith with any law, governmental rule, regulation or order, then, and in any such event, that Bank (an "Affected Bank") shall promptly give notice (by telephone confirmed in writing) to WGRC and the Facility Agent (a copy of which notice the Facility Agent shall promptly transmit to each Bank) of that determination. The obligation of the Affected Bank to make or maintain its Eurodollar Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect for each Eurodollar Loan or when required by law and WGRC shall, no later than the termination of the Interest Period in effect at the time any such determination pursuant to this Section 4.05 is made or earlier, when required by law, convert the Eurodollar Loans of the Affected Bank into Base Rate Loans.

          (b) If, prior to the beginning of any Interest Period, either (1) the Majority Banks shall have given notice to WGRC and the Facility Agent as set forth in subsection (a) above, or (2) the Facility Agent shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that: (i) Dollar deposits in the relevant amount and for such Interest Period are not available in the interbank eurodollar market or (ii) by reason of circumstances affecting the interbank eurodollar market for the Facility Agent's Eurodollar Lending Office, that adequate and fair means do not exist for ascertaining the applicable Eurodollar Rate applicable to a Eurodollar Borrowing, then, and in any such event, the Facility Agent shall promptly give notice of such determination to WGRC and to each Bank indicating the facts and circumstances giving rise to such determination. Thereafter and continuing until the Facility Agent shall notify WGRC that the circumstances giving rise to such determination no longer exist, each Eurodollar Borrowing, will, on

the last day of the applicable Interest Period, automatically convert into a Base Rate Borrowing, the obligation of the Banks to make Eurodollar Loans shall be suspended and any Eurodollar
Borrowings requested to be made at such time shall be made as Base Rate Borrowings.

          (c) For purposes of this Section 4.05, a notice to WGRC by any Bank shall be effective as to each of such Bank's outstanding Eurodollar Loans, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loans; in all other cases, such notice shall be effective on the date of receipt by WGRC.

          SECTION 4.06. Indemnity. WGRC shall compensate each Bank, upon written request by that Bank (which request shall set forth in reasonable detail the basis for requesting such amounts) for all reasonable losses, expenses and liabilities (including any interest paid by the Bank to lenders of funds borrowed by it to make its Eurodollar Loans and any loss sustained by that Bank in connection with the re-employment of such funds but excluding taxes, which are not covered by this Section 4.06), which that Bank may sustain with respect to Eurodollar Loans: (a) if for any reason (other than a default or error by that Bank) a Eurodollar Loan does not occur on a date specified therefor in the related Notice of Borrowing or (b) if any payment or conversion, including, without limitation, under Section 2.05, Section 2.07 or Section
2.09 hereof, of any such Bank's Eurodollar Loans occurs on a date which is not the last day of the Interest Period applicable to such Eurodollar Loan or on any date specified in a notice of payment given by WGRC. All payments owing by WGRC under this Section 4.06 shall be made subject to the terms of Sections 9.07(c) and 9.08 hereof.

          SECTION 4.07. Pro Rata Treatment. Each repayment of principal and interest on the Revolving Loans, each payment of the Non-Usage Fee, the L/C Fee, each reduction of the Commitments and each conversion of any Borrowing to a Borrowing of another Type or with a different Interest Period shall be allocated pro rata among the Banks in accordance with their respective Pro Rata Shares (except with respect to L/C Fees in connection with Departing Banks, as provided in Section 4.02(a) hereof, and as set forth in Sections 2.04(b) and 3.06(b)(ii) hereof). Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Facility Agent may, in its discretion, round each Bank's percentage of such Borrowing, computed in accordance with
Section 2.02, to the next higher or lower whole dollar amount. If any Bank shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Revolving Loans which results in its receiving more than its Pro Rata Share of any payments described above or more than its priority share of any payments to be made to it under Section 9.07 or 9.08 as applicable, then (A) such Bank shall be deemed to have simultaneously purchased from each of the other Banks a share in such other Banks' Revolving Loans so that the amount of the Revolving Loans of all Banks shall be pro rata as otherwise set forth above, (B) such Bank shall immediately pay to the other Banks their Pro Rata Share of the payments otherwise received as

consideration for such purchase and (C) such other adjustments shall be made from time to time as shall be equitable to insure that all Banks share such payments ratably or according to the priority set forth in such Section 9.07 or 9.08. If all or any portion of any such excess payment is thereafter recovered from the Bank which received the same, the purchase provided in this Section
4.07 shall be deemed to have been rescinded to the extent of such recovery, without interest. WGRC expressly consents to the foregoing arrangements and agrees that each Bank so purchasing a portion of another Bank's loan may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Bank were the direct holder of such portion.

          SECTION 4.08.  Taxes.  WGRC agrees that:

          (i) Any and all payments by WGRC under this Agreement shall be made free and clear of and without deduction for any and all current or future taxes, stamp or other taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of, franchise taxes imposed on, and taxes (other than withholding taxes) imposed on the gross receipts or gross income of the Facility Agent, the Collateral Agent, the Issuing Bank or any Bank by the United States or by any jurisdiction under whose laws the Facility Agent, the Collateral Agent, the Issuing Bank or any such Bank is organized or in which the office through which it makes its Revolving Loans or issues Letters of Credit is located or any political subdivision of any such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If WGRC shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Bank, the Issuing Bank, the Collateral Agent or the Facility Agent, then the sum payable shall be increased by the amount necessary to yield to the Facility Agent, the Collateral Agent, the Issuing Bank or such Bank (after payment of all Taxes) an amount equal to the sum it would have received had no such deductions been made.

         (ii) Whenever any Taxes are payable by WGRC, or whenever any Agent, Issuing Bank or Bank has notified WGRC that such Person has paid or owes any Taxes payable by WGRC under this Section 4.08, as promptly as possible thereafter, WGRC shall send to the Facility Agent for its own account or for the account of any Bank, the Issuing Bank or the Collateral Agent, as the case may be, a certified copy of an original official receipt showing payment thereof or such other evidence of such payment as may be available to WGRC and acceptable to the taxing authorities having jurisdiction over such Agent, the Issuing Bank or such Bank, as applicable. If WGRC fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Facility Agent the required receipts or other required documentary evidence,
(a) the applicable Agent, Issuer or Bank may pay such Taxes on behalf of WGRC, and (b) WGRC shall indemnify the Agents, the Issuers and the Banks, as applicable, for such Taxes, for any incremental taxes, interest or penalties that may become payable by such party as a result of any such failure, and for reasonable

counsel fees and out-of-pocket expenses arising from any such failure.

        (iii) On or before the date it becomes a party to this Agreement and on any extension of its Commitment, each Bank (and, to the extent applicable, the Issuing Bank and any Agent) that is organized under the laws of a jurisdiction outside the United States shall deliver to WGRC such certificates, documents or other evidence, as required by the Internal Revenue Code or Treasury Regulations issued pursuant thereto, including (i) two original copies of Internal Revenue Service Form 1001 or Form 4224 or successor applicable form, properly completed and duly executed by such Bank, the Issuing Bank or such Agent certifying in each case that such party is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) an original copy of Internal Revenue Service Form W-8 or W-9 (or applicable successor form) properly completed and duly executed by such party.

         (iv) Any obligation of WGRC to pay any additional amounts to any Bank, the Issuing Bank or any Agent in respect of United States Federal withholding tax pursuant to this Section 4.08 shall be net of any credits in respect of other tax liabilities of such Person which credits relate to or result from such withholding tax (as determined by such Person in its reasonable discretion, it being understood that nothing in this Agreement shall impose any duty on any Bank to disclose its internal tax records as a condition to reimbursement under this Section).

          (v) Any Bank (or as applicable, the Issuing Bank or any Agent) claiming any additional amounts payable pursuant to this
Section 4.08 shall use reasonable efforts (consistent with legal and regulatory restrictions) to take any action to avoid or minimize any amounts that otherwise may be payable by WGRC pursuant to this Section 4.08, including filing any certificate or document or changing the jurisdiction of its applicable office from which it funds any Revolving Loans or issues Letters of Credit, provided that such action would not, in the good faith determination of the applicable affected party, be otherwise disadvantageous to it.

          (vi) Notwithstanding the foregoing, WGRC shall not be required to make any payments nor indemnify any Bank, the Issuing Bank or any Agent under this Section 4.08 with respect to any Taxes paid by such Bank, the Issuing Bank or such Agent more than ninety
(90) days before the date a request for payment or indemnification is delivered to WGRC (it being understood that the date of payment of such Taxes, and not the time period to which such Taxes may relate, shall begin the running of the ninety (90) day period described above).

          (vii) All payments owing by WGRC under this Section 4.08 shall be made subject to the terms of Sections 9.07(c) and 9.08 hereof.






                                  ARTICLE V
             CONDITIONS OF REVOLVING LOANS AND LETTERS OF CREDIT

          SECTION 5.01. Conditions Precedent to Initial Borrowing or Letter of Credit. The obligation of the Banks to make their initial Revolving Loans hereunder and the obligation of the Issuers to issue any Letters of Credit hereunder are each subject to satis-faction of the conditions precedent that the Facility Agent shall have received, on or before the Effective Date, all of the following, each fully executed by all signatories thereto (where applicable) and in form and substance satisfactory to the Facility Agent;

          (i)   this Agreement;

          (ii)  the Revolving Notes;

          (iii) the Receivables Sale Agreement;

          (iv) certificates of the Secretaries or Assistant Secretaries of WGRC and each Initial Seller, certifying in each case (A) the names and true signatures of the officers authorized to sign the Facility Documents to be delivered by such party pursuant hereto or thereto (on which certificate the Agents and the Banks may conclusively rely until such time as the Facility Agent shall receive a revised certificate meeting the requirements of this clause (iv)(A)), (B) that attached thereto is a true and complete copy of the certificate or articles of incorporation and by-laws of such corporation as in effect on the date of such certification and
     (C) that attached thereto are true and complete copies of resolutions by such corporation's Board of Directors approving the execution, delivery and performance of the Receivables Sale Agreement and all other Facility Documents to which such corporation is a party;

          (v) a certificate executed by an officer of WGRC certifying that as of the Effective Date, all of the represen-tations and warranties contained in Article VI hereof are true and accurate in all respects with the same force and effect as though such representations and warranties had been made as of such time;

          (vi) a certificate executed by an officer of each Initial Seller certifying that as of the Effective Date, all of the representations and warranties contained in Article III of the Receivables Sale Agreement are true and accurate in all respects with the same force and effect as though such representations and warranties had been made as of such time;

        (vii) a copy of WGRC's Certificate of Incorporation, certified by the Secretary of State of Delaware;

       (viii) a copy of the Certificate of Incorporation or other corporate charter documents for each Initial Seller, certified by the appropriate Secretary of State or Commonwealth;



        (ix) certificates relating to the good standing of WGRC, Wyman and the other Initial Sellers from the Secretaries of State of the States in which each such Person has its chief executive office or inventory;

        (x) copies of UCC lien search reports, dated a date reasonably close to the Effective Date, disclosing no effective financing statements or other instruments on file with respect to the Collateral except for (i) those in favor of the Collateral Agent and (ii) financing statements which will be terminated as of the Effective Date;

        (xi) copies of UCC financing statements, in form and substance satisfactory to the Facility Agent, as filed with the appropriate offices deemed necessary by the Facility Agent to perfect (A) the transfers of interests in Purchased Assets under the Receivables Sale Agreement and (B) the grant of security in the Collateral under this Agreement;

          (xii) evidence that any financing statements described in clause (x) above filed in favor of any Person other than the Collateral Agent have been (or will be, concurrently with the initial Funding Date or issuance of L/Cs hereunder) terminated;

         (xiii) favorable opinions of Goodwin, Procter & Hoar, and Sidley & Austin, counsel for Wyman and WGRC, in form and substance satisfactory to the Agents, the Banks and to the Rating Agency, including, without limitation, opinions as to enforceability and the perfection under the UCC of the Liens in the Receivables created in favor of WGRC and Liens in the Collateral created in favor of the Banks as described in clause (xi) above, together with a favorable memorandum from Sidley & Austin, counsel for Wyman and WGRC, in form and substance satisfactory to the Agents, the Banks and to the Rating Agency, relating to the priority of the Liens described above;

         (xiv) a favorable opinion of Goodwin, Procter & Hoar, counsel for Wyman and WGRC, in form and substance satisfactory to the Agents, the Banks and to the Rating Agency, including, without limitation, opinions as to true sale and substantive consolidation issues relating to the treatment of the Receivables purchased by WGRC as property of WGRC in the event of a bankruptcy of any Seller;

         (xv) a favorable opinion of Wallace F. Whitney, Jr., Vice President, General Counsel and Clerk of Wyman, in form and substance satisfactory to the Agents, the Banks and to the Rating Agency, including, without limitation, opinions as to corporate organization, authority, execution and the absence of conflict;

        (xvi) a rating letter from the Rating Agency indicating a rating of not less than AAA with respect to the payment of principal and non-default interest under the Facility;



        (xvii) a letter from Ernst & Young, satisfactory in form and substance to the Facility Agent, with respect to the information contained in the Information Memorandum relating to the Receivables;

        (xviii) Lock-Box Agreements executed by the Sellers, WGRC and each Lock-Box Bank;

          (xix) such sublicenses and assignments as the Facility
     Agent shall require with regard to all computer and data recovery programs licensed to any Seller and/or WGRC and used in the collection of the Receivables;

          (xx) evidence of the capitalization of WGRC in accordance with the terms of the Receivables Sale Agreement and this Agreement;

          (xxi) evidence of the payment in full of all fees owing to the Banks as of the Effective Date; and

          (xxii) such other documents and instruments as the Facility Agent may reasonably request relating to the Facility Documents and the transactions contemplated hereby.

          SECTION 5.02. Conditions Precedent to Each Revolving Loan and Letter of Credit. The obligation of the Banks to make any Revolving Loans on any day (including those comprising the initial Borrowing) and the obligation of the Issuers to issue, extend or renew any Letters of Credit on any day shall be subject to the Facility Agent's receipt of the Daily Report for such day and to the conditions precedent that on the Funding Date of such Borrowing or the issuance date or applicable date with respect to the extension or renewal of such Letter of Credit, before and after giving effect thereto and to the application of any proceeds there-from, the following statements shall be true:

          (i) the representations and warranties contained in
     Article VI hereof and all representations and warranties of the Sellers in the Receivables Sale Agreement (except for representations and warranties which speak as of a specific date only), are true and accurate as of such date in all material respects with the same force and effect as though such representations and warranties had been made as of such time;

          (ii) no event has occurred and is continuing, or would result from such Borrowing, issuance, extension or renewal, which constitutes a Liquidation Event or an Unmatured
     Liquidation Event;

          (iii) the Aggregate Net Outstandings, after giving effect to any such Revolving Loan or the issuance, extension or renewal of any such Letter of Credit, shall not be greater than the Base Amount;





          (iv) the Aggregate L/C Amount, after giving effect to the issuance, extension or renewal of any such Letter of Credit, shall not be greater than the L/C Facility Sub-Amount; and

          (v) the sum of the Aggregate Loan Amount and the Aggregate L/C Amount, after giving effect to any such Revolving Loan or the issuance, extension or renewal of any such Letter of Credit, shall not be greater than the Facility Amount.

Each of (i) the giving of the applicable Notice of Borrowing and the acceptance by WGRC of the proceeds of any such Borrowing and
(ii) the request by WGRC for issuance, extension or renewal of a Letter of Credit and delivery of such Letter of Credit to WGRC or to the beneficiary designated by WGRC, shall each constitute a representation and warranty by WGRC that, as of the Funding Date or issuance date, as applicable, before and after giving effect to any such Borrowing or issuance, extension or renewal and to the application of any proceeds therefrom, the foregoing statements are true.

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES

          SECTION 6.01.  Representations and Warranties of WGRC.
WGRC represents and warrants that:

          (a) Organization; Qualification. WGRC is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. WGRC has all governmental licenses, authorizations, consents and approvals required to carry on its business, to do business as a foreign corporation and is in good standing in each jurisdiction in which its business is now conducted, except where the absence of such licenses, authorizations, consents, approvals or good standing would not have a Material Adverse Effect.

          (b) Corporate Authority. WGRC has corporate power and authority to execute and deliver this Agreement, to borrow money and to grant a security interest hereunder, to execute and deliver the Facility Documents to which it is a party and to perform its obligations hereunder and thereunder and all such action has been duly and validly authorized by all necessary corporate proceedings on its part.

          (c) Execution; Binding Effect. This Agreement and each of the other Facility Documents to which WGRC is a party have been duly and validly executed and delivered by WGRC and constitute the legal, valid and binding obligations of WGRC enforceable against WGRC in accordance with their respective terms.

          (d) Authorizations. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, agency, official or other Person is required for the due execution, delivery and performance by WGRC of this Agreement, any other Facility Document or any other agreement,

document or instrument delivered hereunder or thereunder except for the filing of financing statements pursuant to the UCC required to perfect the security and/or ownership interests granted hereunder, under the Receivables Sale Agreement (all of which filings have been duly made and are, and on or prior to each Purchase, will be, in full force and effect), and for other consents which have been duly obtained. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

          (e) Absence of Conflicts. Neither the execution and delivery of this Agreement or any other Facility Document to which WGRC is a party, nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate or conflict with any law, rule or regulation applicable to WGRC or any of its properties, (b) violate, conflict with or result in a breach of or a default under (i) the Certificate of Incorporation or By-laws of WGRC, (ii) any agreement or instrument to which WGRC is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound or (iii) any order, writ, judgment, award, injunction or decree binding on or affecting WGRC or its property (now owned or hereafter acquired) or (c) except for Liens created pursuant to the Facility Documents, result in the creation or imposition of any Lien in favor of any other party upon any property (now owned or hereafter acquired) of WGRC.

          (f) Perfected Security Interest. Upon the making of the initial Revolving Loan and/or the issuance of the initial Letter of Credit hereunder, and at all times from the Effective Date through the Collection Date, the Banks will have a legal, valid, perfected and enforceable Lien upon and security interest in the Collateral which Lien and security interest is prior in right to all other Liens thereon (except Permitted Liens) and such Collateral shall not be subject to any other Liens (except for Permitted Liens).

          (g) Consideration for Purchases by WGRC. WGRC shall have given reasonably equivalent value to the Sellers in consideration for the transfer to WGRC of the Receivables and Related Security under the Receivables Sale Agreement and no such transfer shall have been made for or on account of an antecedent debt owed by any Seller to WGRC.

          (h) Accuracy of Information. All written information, exhibits, documents, records, Daily Reports, Settlement Statements, certificates, reports, financial statements and similar writings (including, without limitation, the Information Memorandum) (collectively, the "Written Information") furnished by WGRC to the Facility Agent or the Banks at any time pursuant to any requirement of, or in response to any request of any such party under, this Agreement or any other Facility Document or any transaction contemplated hereby or thereby, have been, and all such Written Information hereafter furnished by WGRC to such parties will be, true and accurate in all material respects on the date as of which any such Written Information was or will be delivered, and shall not omit to state any material facts or any facts necessary to make the statements contained therein not materially misleading in light of the circumstances under which they were made.


          (i) Litigation. There are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of WGRC, threatened against or affecting WGRC or any property or rights of WGRC which purport to challenge the legality, validity or enforceability of this Agreement or any other Facility Document or which may materially impair the ability of WGRC to carry on business substan-tially as now being conducted or which may materially adversely affect the condition (financial or otherwise), operations or properties of WGRC.

          (j) Governmental Regulations. WGRC is not a "holding company", nor a "subsidiary company" or "affiliate" thereof, within the meaning of the Public Utility Holding Company Act of 1935, as amended, and WGRC is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or otherwise subject to any other similar federal or state statute or regulation limiting its ability to incur indebtedness.

          (k) Margin Regulations. WGRC is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation G, T, U or X). No part of the proceeds of any of the Revolving Loans has been used for so purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X.

          (l) Separate Corporate Existence. WGRC is operated as an entity with assets and liabilities distinct from those of the Sellers and any other Affiliates of WGRC, and WGRC hereby acknowledges that the Agents and the Banks are entering into the transactions contemplated by this Agreement in reliance upon WGRC's identity as a separate legal entity from each Seller and each such Affiliate. Since its incorporation, WGRC has been (and will be) operated in such a manner as to comply with the covenants set forth in Section 7.09.

          (m) Investments. WGRC has no Investments other than Permitted Investments and does not own or hold, directly or indirectly, any capital stock or equity security of, or any equity interest in, any Person.

          (n) Facility Documents. The Receivables Sale Agreement is the only agreement pursuant to which WGRC purchases Receivables or any other accounts receivable, and the Facility Documents delivered to the Facility Agent represent all material agreements between any Seller, on the one hand, and WGRC on the other. WGRC has furnished to the Facility Agent true, correct and complete copies of each Facility Document to which WGRC is a party, each of which is in full force and effect. Neither WGRC nor any Affiliate party thereto is in default of any of its obligations thereunder in any material respect. Upon the Purchase of each Receivable pursuant to the Receivables Sale Agreement, WGRC shall be the lawful owner of, and have good title to, such Receivable and all Purchased Assets relating thereto, free and clear of any Liens


(except for Liens created hereunder and Permitted Liens). All such Purchased Assets are purchased without recourse to the Sellers except as described in the Receivables Sale Agreement. The Purchases of the Purchased Assets by WGRC constitute valid and true sales and transfers for consideration (and not merely a pledge of such Purchased Assets for security purposes), enforceable against creditors of the Sellers, and no Purchased Assets shall constitute property of any Seller.

          (o) Business. Since its incorporation, WGRC has conducted no business other than the purchase of Receivables and related assets from the Sellers under the Receivables Sale
Agreement, the incurrence of Indebtedness under this Agreement to finance such Purchases, and such other activities as are incidental to the foregoing.

          (p) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts, are set forth on Exhibit 6.01(p) hereto (or as hereafter notified to the Facility Agent in accordance with Section 8.11), and each Lock-Box Bank has executed a Lock-Box Agreement. All Obligors have been instructed to remit payment on the Receivables to a Lock-Box Account or, via wire transfer, directly to the Collection Account.

          (q) Ownership of WGRC. One hundred percent (100%) of the outstanding capital stock of WGRC is directly owned (both beneficially and of record) by the Sellers. Such stock is validly issued, fully paid and nonassessable and there are no options, warrants or other rights to acquire capital stock from WGRC.

          (r) Taxes. WGRC has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which are being contested in good faith by appropriate proceedings and with respect to which WGRC has set aside adequate reserves on its books in accordance with GAAP and which proceedings would not have a Material Adverse Effect.

          (s) Locations. The principal place of business and chief executive office of WGRC are located at its address set forth in Exhibit 7.08 hereto and the locations of the offices where the Records and computer software are kept are listed on such exhibit (or at such other locations, notified to the Facility Agent in accordance with Section 7.08, with respect to which all action required by such Section 7.08 has been taken and completed).

          (t) Other Names. During the past five years WGRC has had no trade names, fictitious names, assumed names, "doing business as" names or other names under which it has done or is doing business.

          (u) Solvency.  On the Effective Date, on each Funding
Date and on the date of each issuance of a Letter of Credit hereunder, WGRC: (i) is not "insolvent" (as such term is defined

in Secion 101(32)(A) of the Bankruptcy Code, (ii) is able to pay its debts as they mature; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage.

          (v) Software. Except as set forth in the Receivables Sale Agreement, WGRC and the Collateral Agent, as assignee of WGRC, each has (or will have, concurrently with the effectiveness hereof) an enforceable right (whether by license, sublicense or assignment) to use all of the computer software used to account for the Receivables to the extent necessary to administer the Receivables.

                                 ARTICLE VII
                            AFFIRMATIVE COVENANTS

          WGRC covenants and agrees that, until the expiration or termination of the Commitments and thereafter until the Collection Date, unless the requisite Banks required under Section 12.01 shall otherwise consent in writing, it will:

          SECTION 7.01. Reports; Certificates; Other Information. Furnish or cause to be furnished to the Facility Agent, in sufficient copies to be forwarded to each Bank (or when stated, to the Facility Agent only) (and, with respect to the reports described in Section 7.01(c) and 7.01(g)(i), with a copy thereof to the Rating Agency):

          (a) Annual Reports. As soon as available and in any event within one-hundred five (105) days after the end of each fiscal year of WGRC, a copy of the annual statements of income and cash flows of WGRC for such fiscal year and the related balance sheet as at the end of such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year and prepared in accordance with GAAP consistently applied (except for such changes in application which are approved by WGRC's independent public accountants and disclosed therein), accompanied by an unqualified opinion from Ernst & Young or other independent certified public accountants of recognized national standing selected by WGRC or otherwise reasonably acceptable to the Facility Agent (which accountants may also provide services to Wyman and Wyman's other Subsidiaries), together with a certificate from WGRC's independent public accountants confirming that, in conducting such audit, nothing came to their attention which caused them to believe that WGRC was not in compliance with this Agreement insofar as it relates to accounting matters, with the understanding that such audit was not directed primarily toward obtaining knowledge of such noncompliance;

          (b) Quarterly Reports. As soon as available and in any event within sixty (60) days after the end of the first three fiscal quarters of each fiscal year of WGRC, a copy of (A) the unaudited statement of income and cash flows of WGRC for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter; and
     (B) an unaudited balance sheet of WGRC as at the end of such fiscal quarter; setting forth in each case in comparative form

     the corresponding figures for the preceding fiscal year and all of the foregoing to be prepared in accordance with GAAP consistently applied (except for such changes in application which are approved by WGRC's financial officer preparing such statements and disclosed therein);

          (c)  Annual Accountants' Report.  Within one-hundred five
     (105) days after the end of each fiscal year of WGRC, a report with respect to the Facility Documents by Ernst & Young or any other firm of nationally recognized independent accountants reasonably acceptable to the Facility Agent (who may also render other services to WGRC, Wyman on their Affiliates); provided, however, that if the Liquidation Period shall have occurred by reason of an event described in clause (ii),
     (iii), (iv) or (v) of the definition thereof, then the Majority Banks may direct WGRC to replace such accountants with another firm of nationally recognized independent accountants selected by the Majority Banks and reasonably acceptable to WGRC. Each such report shall set forth the procedures performed, which procedures shall be substantially in compliance with the agreed upon procedures described in the letter delivered pursuant to Section 5.01(xvii);

          (d) Certificates. Contemporaneously with the furnishing of a copy of each annual and quarterly report provided for in subsections 7.01(a) and (b), respectively, a certificate dated the date of delivery and signed by a Responsible Officer of WGRC, which certificate shall state that said financial statements fairly present the financial position and results of operations of WGRC in accordance with GAAP consistently applied (except for such changes in application which are approved by WGRC's independent public accountants or, in the case of the quarterly reports, by such officer and further subject to normal year-end adjustments) and that such Responsible Officer has reviewed the relevant terms of this Revolving Credit Agreement and has made, or caused to be made under such Responsible Officer's supervision, a review of WGRC's activities during the period covered by the statements then being furnished, and that the review has not disclosed the existence of a Liquidation Event or Unmatured Liquidation Event, or if there is such an event, describing it and the steps, if any, taken or being taken to cure it;

          (e) Notice of Liquidation Event and Litigation. As soon as possible and in any event within two Business Days upon learning of the occurrence of any of the following, written notice thereof (with a copy concurrently sent to the Rating Agency), describing the same and the steps being taken by WGRC with respect thereto: (a) a Liquidation Event or Unmatured Liquidation Event, or (b) the institution against WGRC of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding;

          (f) ERISA Events. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA (other than any such Reportable Event for which the Pension


     Benefit Guaranty Corporation has waived the 30-day notice requirement) which WGRC or any ERISA Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which WGRC or any ERISA Affiliate receives from the Pension Benefit Guaranty Corporation;

          (g) Reports under Receivables Sale Agreement. Promptly upon receipt thereof, copies of (i) all annual and quarterly financial statements and monthly Settlement Statements delivered to WGRC by the Sellers or by the Servicer pursuant to the Receivables Sale Agreement (each such Settlement Statement to be delivered no later than the Business Day of WGRC's receipt but in no event later than the applicable Reporting Date) and (ii) (to the Facility Agent only) all Daily Reports (to be delivered no later than the Business Day of WGRC's receipt) and all other reports and other written information not specified above which are required to be delivered by the Sellers or the Servicer to WGRC pursuant to the terms of the Receivables Sale Agreement; and

          (h) Bi-Annual Legal Opinions. On or within thirty (30) days prior to the second anniversary of the Effective Date, and on each successive second anniversary of such date, a legal opinion, in form and substance reasonably satisfactory to the Facility Agent, that the ownership interests of WGRC in the Receivables and the security interests of the Collateral Agent in the Collateral, to the extent they may be perfected by financing statements, remain perfected.

          (i) Other Information. Promptly, from time to time, such other information, documents, records or reports respecting the Purchased Assets, including, without limitation, the Receivables, or the condition or operations, financial or otherwise, of WGRC, any Agent or any Bank or their respective agents or representatives may from time to time reasonably request.

          SECTION 7.02. Inspection. At any time and from time to time during WGRC's normal business hours, with reasonable notice, permit the Facility Agent, its permitted assigns, or their respective agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and discs) in the possession or under the control of WGRC relating to the Receivables or the other Purchased Assets, and (ii) to visit the offices and properties of WGRC for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Receivables or the other Purchased Assets, or WGRC's perform-ance hereunder with any of the officers or employees of WGRC having knowledge of such matters. WGRC agrees that representatives from the other Banks shall be permitted to accompany the Facility Agent on any such inspection or visit and to participate in any such discussion. WGRC agrees to instruct its independent accountants to cooperate with any reasonable request of the Facility Agent, its permitted assigns, or their respective agents or representatives, in connection with the performance of such accountants' routine

verification procedures with respect to the Receivables or the other Collateral. The Facility Agent, its assigns, agents or representatives, shall also be permitted to verify the validity, amount or any other matter relating to any Receivable; provided, however, that none of the Facility Agent, the Banks nor their respective assigns shall, unless a Liquidation Event has occurred and is continuing, notify any or all of the Obligors of the security interests granted hereunder or direct such Obligors to make payments under any Receivables directly to the Banks or their designees. Without limiting the foregoing, WGRC shall, from time to time during WGRC's normal business hours, upon request of the Facility Agent (or its permitted assigns, or their respective agents, or representatives), permit certified public accountants or other auditors selected by the Person making such request to conduct, a review of WGRC's books and records relating to the Purchased Assets and the Facility Documents; provided that unless a Liquidation Event has occurred and is continuing such review shall not be conducted more than twice during any calendar year, provided, however, that an additional review of each new Seller added to the Facility pursuant to Section 2.06 of the Receivables Sale Agreement may be conducted during such calendar year and shall not be counted towards such limit. The costs and expenses of the first such review of WGRC's books and records in any calendar year and the initial review of any new Seller during such calendar year shall not exceed $20,000 for each such review (subject to an annual increase at the Facility Agent's election for any subsequent review not to exceed 5% in any year and provided that the costs and expenses for the initial review of Cameron shall not exceed $12,500) and shall be borne by the Servicer as part of its duties which are compensated by the Servicer Fee, and the costs and expenses of any further reviews in any calendar year shall be borne by the Banks ratably in accordance with their Pro Rata Shares; provided that after the occurrence and during the continuation of a Liquidation Event, all such reviews shall be borne by the Servicer as part of its duties which are compensated by the Servicer Fee. Upon the request of the Facility Agent, WGRC shall exercise inspection, audit and other rights provided for in the Receivables Sales Agreement, with respect to review and access to the Records of any Seller and the furnishing of information by such Seller relating to such Receivables.

          SECTION 7.03. Books and Records of WGRC. Maintain and implement administrative and operating procedures reasonably necessary in the performance of its obligations hereunder (includ-ing, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain at all times, or cause to be kept and maintained at all times, all documents, books, records, accounts and other information relating to the Receivables and the Purchased Assets reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each Receivable and all collections of and reductions or adjustments to each Receivable).





          SECTION 7.04. Corporate Existence. Observe all corporate procedures required by its Certificate of Incorporation and By-Laws and do or cause to be done all things necessary to preserve and maintain its corporate existence, good standing (except where the failure to be in good standing would not have a Material Adverse Effect), material rights, licenses, permits and franchises.

          SECTION 7.05.  Compliance with Laws.  Comply in all
material respects with all applicable laws, rules, regulations, writs, judgments, injunctions, decrees, awards and orders with respect to it, its business and properties.

          SECTION 7.06. Obligations and Taxes. Pay all its indebtedness and obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof (except such indebtedness, obligations, taxes, assessments, governmental charges and levies and claims being contested in good faith by appropriate proceedings and for which WGRC has set aside adequate reserves therefor).

          SECTION 7.07.  Facility Documents.  Comply in all
material respects with the terms of and employ the procedures outlined in and enforce the obligations of the Sellers and the Servicer under the Receivables Sale Agreement, and all of the other Facility Documents to which it is a party.

          SECTION 7.08. Location of Records. Keep its principal place of business and chief executive office, and the offices where it keeps its books, records and documents concerning the Receivables (including all original documents relating thereto) at the addresses specified in Exhibit 7.08 hereto, or, upon thirty days' prior written notice to the Facility Agent, at such other locations in the United States where all action required to maintain the perfection of WGRC's ownership interest in the Purchased Assets and the Banks' security interests in the Collateral shall have been taken and completed. WGRC shall, in the case of any change in its principal place of business and chief executive office, WGRC shall also provide, prior to such change, an opinion of counsel as to continued perfection of such security interests.

          SECTION 7.09. Separate Corporate Existence. WGRC shall take all reasonable steps (including, without limitation, all steps that the Facility Agent may from time to time reasonably request) to maintain WGRC's identity as a separate legal entity from each Seller and to make it manifest to third parties that WGRC is an entity with assets and liabilities distinct from those of each Seller and each other Affiliate thereof. Without limiting the generality of the foregoing and in addition to and consistent with the covenants set forth in Sections 7.04 and 7.07, WGRC shall:




          (i) conduct all of its business, and make all communications to third parties (including all invoices (if any) letters, checks and other instruments) solely in its own name (and not as a division of any other Person), and require that all employees of WGRC identify themselves as such and not as employees of any other Affiliate of WGRC (including, without limitation, by means of providing appropriate employees with business or identification cards identifying such employees as WGRC's employees);

         (ii) compensate all employees, consultants and agents directly, from WGRC's bank accounts, for services provided to WGRC by such employees, consultants and agents and, to the extent any employee, consultant or agent of WGRC is also an employee, consultant or agent of any Affiliate of WGRC, allocate the compensation of such employee, consultant or agent between WGRC and such Affiliate on a basis which reflects the services rendered to WGRC and such Affiliate;

        (iii) pay its own operating expenses and liabilities from its own funds, allocate all overhead expenses (including, without limitation, telephone and other utility charges) for items shared between WGRC and any Affiliate on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use and allocate taxes on the basis set forth in the Tax Sharing Agreement;

         (iv) at all times have at least one "Independent Director" as defined in and as required under WGRC's Certificate of Incorporation, have at least one officer responsible for managing its day-to-day business and manage such business by or under the direction of its board of directors;

          (v) maintain WGRC's books and records separate from those of any Affiliate;

         (vi) prepare its financial statements separately from those of its other Affiliates and insure that any consolidated financial statements of Wyman that include WGRC have detailed notes to the effect that WGRC is a separate corporate entity and that WGRC's creditors have a claim on its assets prior to those assets becoming available to any creditors of any Seller;

        (vii) use its best efforts not to commingle funds or other assets of WGRC with those of any other Affiliate, and not to hold its assets in any manner that would create an appearance that such assets belong to any other Affiliate, and will not maintain bank accounts or other depository accounts to which any Affiliate is an account party, into which any Affiliate makes deposits or from which any Affiliate has the power to make withdrawals;





       (viii) not permit any Affiliate to pay any of WGRC's operating expenses (except pursuant to allocation arrangements that comply with the requirements of subsection (iii) of this
     Section 7.09 or pursuant to the terms of the Receivables Sale
     Agreement);

         (ix) not guarantee any obligation of any Affiliate nor (to the extent that WGRC has the legal power to prevent such) have any of its obligations guaranteed by any such Affiliate, (either directly or by seeking credit based on the assets of such Affiliate) or otherwise hold itself out as responsible for the debts of any Affiliate;

          (x) maintain at all times a separate telephone number and separate stationery from that of any Affiliate which will be answered in its own name, and have all its officers and employees conduct all of its business solely in its own name;

         (xi) not permit WGRC to be named as a direct or contingent beneficiary or loss payee on any insurance policy covering the property of any Affiliate and not name other Affiliates as a direct or contingent beneficiary or loss payee on its own insurance policies such that (A) in the event of a loss in connection with such property, payments on account thereof would be made to WGRC or would be jointly made to WGRC and such Affiliate, or (B) payments on account of losses to WGRC's property would be made to any Affiliates or would be jointly made to WGRC and any Affiliates;

        (xii) hold regular meetings of its board of directors in accordance with the provisions of WGRC's Certificate of Incorporation;

       (xiii) maintain a separate office from the offices of any of its Affiliates and identify such office by a sign in its own name; and

       (xiv) take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinion described in Section 5.01(xiv) remain true and correct at all times.

                                 ARTICLE VIII
                              NEGATIVE COVENANTS

          WGRC covenants and agrees that, until the expiration or termination of the Commitments and thereafter until the Collection Date, unless the requisite Banks required under Section 12.01 shall otherwise consent in writing, it will not, directly or indirectly:

          SECTION 8.01. Liens; Sales of Collateral. Incur, create, assume or permit to exist any Lien upon or with respect to any property or assets now owned or hereafter acquired by WGRC other than Permitted Liens and the Liens created under the Facility Documents, or (except as expressly contemplated pursuant to the Facility Documents) sell, convey, assign (by operation of law or otherwise), transfer or otherwise dispose of any of the Collateral or WGRC's right to receive income in respect thereof.

          SECTION 8.02. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except for (i) Indebtedness to the Agents, the Banks and the Issuing Banks expressly contemplated hereunder, (ii) Ordinary Course Expenses (to the extent, if any, that such items constitute Indebtedness) and (iii) Indebtedness to the Sellers pursuant to the Receivables Sale Agreement and the Intercompany Notes; provided that (x) WGRC shall not increase the principal amount outstanding under the Short-Term Notes if, immediately after giving effect thereto, the aggregate outstanding balances of the Short-Term Notes would exceed the limits set forth in the Receivables Sale Agreement and (y) WGRC shall not increase the principal amount outstanding under either the Short-Term Notes or the Long-Term Notes if, immediately after giving effect thereto, the aggregate outstanding balances of the Short-Term Notes and the Long-Term Notes would exceed (i) Net Eligible Receivables minus
(ii) the Aggregate Net Outstandings minus (iii) the product of (a) Net Eligible Receivables times (b) sixty percent (60%) of the Loss Reserve Ratio, unless, in either such case, (A) the Majority Banks have previously consented thereto in writing and (B) the Rating Agency shall have confirmed its rating with respect to the Facility notwithstanding such increase.

          SECTION 8.03. Minimum Net Worth. WGRC shall at all times maintain a minimum net worth (defined as the sum of (i) the amount of its capital stock plus (ii) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit), in each case determined in accordance with GAAP) of not less than the greater of
(1) $3,000,000 prior to the date Cameron becomes a Seller under the Receivables Sale Agreement or $5,000,000 on any date thereafter or
(2) ten percent (10%) of the aggregate Outstanding Balance of all Receivables.

          SECTION 8.04. Guarantees. Guarantee, endorse or otherwise be or become contingently liable (including by agreement to maintain balance sheet tests) in connection with the obligations of any other Person, except endorsements of negotiable instruments for collection in the ordinary course of business and reimbursement or indemnification obligations in favor of the Facility Agent or the Banks as provided for under this Agreement.

          SECTION 8.05.  Limitation on Investments.  Make any
Investment in any Person except for Permitted Investments.

          SECTION 8.06.  Limitation on Transactions with Affil-
iates. Enter into, or be a party to any transaction with any Affiliate of WGRC, except for:

          (i)  the transactions contemplated by the Receivables
     Sale Agreement; and

          (ii) the transactions contemplated by the Company
     Documents; and

          (iii) to the extent not otherwise prohibited under this Agreement, other transactions in the nature of employment con-tracts and directors' fees, upon fair and reasonable terms

     materially no less favorable to WGRC than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.

          SECTION 8.07. Facility Documents. Except as otherwise permitted under Section 12.01, (a) amend or otherwise modify any Facility Document to which it is a party, or grant any waiver or consent thereunder or (b) designate a Termination Date if, at the time of such designation, the Aggregate Net Outstandings exceed the Base Amount, or (c) consent to any amendment or modification of the Credit and Collection Policy; except that WGRC may, with prior written notice to the Facility Agent, but without any prior written consent, amend any Company Document, provided that any such amendment shall be on fair and reasonable terms materially no less favorable to WGRC than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate and such amendment shall not be prohibited by, or otherwise adversely affect WGRC's ability to comply with, Section 7.09.

          SECTION 8.08. Charter and By-Laws. Amend or otherwise modify its Certificate of Incorporation or Bylaws in any manner which requires the consent of the "Independent Director" (as defined in WGRC's Certificate of Incorporation) without the prior written consent of the Facility Agent and reconfirmation by the Rating Agency of its rating with respect to the Facility and delivery of an opinion of counsel that such amendment shall not alter the conclusions set forth in the legal opinion described in
Section 5.01(xiv). In addition, WGRC shall not make any change to its corporate name unless (i) the Facility Agent and the Rating Agency shall have received twenty (20) Business Days' prior written notice of such name change and (ii) at least ten (10) Business Days prior to the effective date of any such name change, WGRC shall have executed and delivered to the Facility Agent (x) such Financing Statements (Form UCC-1 and UCC-3) which the Facility Agent may request to reflect such name change, together with such other documents and instruments that the Facility Agent may request in connection therewith and (y) an opinion of counsel as to continued perfection of the security interests in the Collateral following such change.

          SECTION 8.09. Lines of Business. Conduct any business other than that described in Section 6.01(o), enter into any transaction with any Person which is not contemplated by or incidental to the performance of its obligations under the Facility Documents, or consolidate with or merge into any other Person, or otherwise acquire or create any Subsidiaries.

          SECTION 8.10. Bank Accounts. Maintain any bank accounts other than the Collection Account, the Lock-Box Accounts and checking accounts for payments of Ordinary Course Expenses.

          SECTION 8.11. Lock-Box Banks; Change in Payment Instructions to Obligors. (a) Make any changes in instructions to Obligors directing payments other than to a Lock-Box Bank or, via wire transfer, to the Collection Account, or (b) voluntarily add or terminate any bank as a Lock-Box Bank from those listed in Exhibit 6.01(p) unless, with respect to the addition of any Lock-Box Bank,

 the Facility Agent shall have first received and approved, which approval shall not be unreasonably withheld, (x) copies of Lock-Box Agreements executed by each new Lock-Box Bank and WGRC and (y) copies of all agreements and documents signed by WGRC (and, if applicable, by a Seller) and the respective Lock-Box Bank with respect to any new Lock-Box Account.

          SECTION 8.12. Accounting Treatment. Prepare any financial statements or other statements (including any tax filings which are not consolidated with those of Wyman) which shall account for the transactions contemplated by the Receivables Sale Agreement in any manner other than as the sale of the Purchased Assets by the Sellers to WGRC.

          SECTION 8.13. ERISA Matters. WGRC will not (i) engage or (to the extent it has the legal power to prevent such) permit any ERISA Affiliate to engage in any prohibited transaction for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (ii) permit to exist any accumulated funding deficiency, as defined in
Section 302(a) of ERISA and Section 412(a) of the IRC with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that WGRC or any ERISA Affiliate may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) termi-nate or (to the extent it has the legal power to prevent such) permit any ERISA Affiliate to terminate any Benefit Plan which could result in any liability of WGRC or any ERISA Affiliate under Title IV of ERISA; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of WGRC or (to the extent it has the legal power to prevent such) any ERISA Affiliate under ERISA or the Internal Revenue Code of 1986, as amended, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of WGRC, in the aggregate, would be reasonably likely to result in a Lien (other than a Permitted Lien) attaching to the Purchased Assets and/or the other Collateral under Title IV of ERISA.

          SECTION 8.14. Merger, Consolidation, Etc. Consolidate with or merge into or with any other corporation, or purchase or otherwise acquire all or substantially all of the assets of any Person or sell, transfer, lease or otherwise dispose of all or substantially all of its assets to any Person, except as expressly permitted under the terms of this Agreement.

                                  ARTICLE IX
       SECURITY INTEREST; ADMINISTRATION AND COLLECTION OF RECEIVABLES

          SECTION 9.01. Grant of Security Interest. To secure the prompt and complete payment when due of all Revolving Loans, interest, fees, indemnities, Letter of Credit reimbursement obligations, expenses and all other amounts owed hereunder or in connection herewith (collectively, the "Obligations"), WGRC hereby assigns and pledges to the Collateral Agent, for the benefit of the Banks, a security interest in and Lien on all of WGRC's right, title and interest in and to the following property, whether now

owned or existing or hereafter arising or acquired and wheresoever located (collectively, the "Collateral"):

          (a) all Receivables, together with all Related Security, Collections, Records and other Purchased Assets related thereto;

          (b) all right, title and interest of WGRC in, to and under the Receivables Sale Agreement, including, without limitation, all monies due and to become due to WGRC from the Sellers or the Servicer under or in connection therewith, whether as Receivables or fees, expenses, costs, indemnities, insurance recoveries, damages for breach or otherwise, and all rights, remedies, powers, privileges and claims of WGRC against the Sellers and the Servicer under or with respect to the Receivables Sale Agreement (whether arising pursuant to the terms of the Receivables Sale Agreement or otherwise available at law or in equity), including, without limitation,
     (i) the right at any time to appoint a successor to the Servicer as set forth therein, provided, however, that the Collateral Agent's right to appoint a successor to the Servicer shall arise only upon the occurrence of a Servicer Termination Event and (ii) all licenses granted to WGRC by the Sellers in connection with the administration and collection of the Receivables;

          (c) all right, title and interest of WGRC in, to and under each of the other Facility Documents (excluding this Agreement) (whether as an original party thereto, as assignee or otherwise), including, without limitation, all monies due and to become due to WGRC under or in connection with such other Facility Documents, and all rights, remedies, powers, privileges, benefits and claims of WGRC under or with respect to such other Facility Documents (whether arising pursuant to the terms of such Facility Documents or otherwise available at law or in equity);

          (d) the Collection Account, and all other bank and similar accounts established for the benefit of the Collateral Agent and/or the Banks, and all funds held therein or in such other accounts, and all income from the investment of funds in the Collection Account and such other accounts; and all certificates and instruments, if any, from time to time representing or evidencing the Collection Account or such other accounts;

          (e) all lock boxes, Lock-Box Accounts, and all other bank and similar accounts relating to the collection of Receivables and all funds held therein or in such other accounts, and all income from the investment of funds in the Lock-Box Accounts and such other accounts and all certificates and instruments if any, from time to time in such lock boxes or representing or evidencing the Lock-Box Accounts or such other accounts;





          (f) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any and all of the foregoing;

          (g) all substitutions for and proceeds of any of the foregoing and, to the extent not otherwise included, all payments under insurance (whether or not the Collateral Agent is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing.

Notwithstanding the foregoing, it is expressly understood and agreed that any assignment and transfer to the Sellers of WGRC's interest in returned or repossessed goods, which transfer is made pursuant to the terms of Section 2.02(f) of the Receivables Sale Agreement and subject to the payment requirements contemplated thereunder, shall be made free and clear of any security interest of the Collateral Agent in such goods.

          SECTION 9.02. Continuing Liability of WGRC. The security interests described above are granted as security only and shall not subject the Facility Agent, the Collateral Agent, the Issuing Bank or the Banks or their respective assigns to, or transfer or in any way affect or modify, any obligation or lia-bility of WGRC with respect to, any of the Collateral or any transaction in connection therewith. None of the Facility Agent, the Collateral Agent, the Issuing Bank nor the Banks nor their respective assigns shall be required or obligated in any manner to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of any performance by any party under any such obligation, or to make any payment or present or file any claim, or to take any action to collect or enforce any performance or the payment of any amount thereunder to which it may be entitled at any time.

          SECTION 9.03. Collection of Receivables. As of the Effective Date, WGRC hereby transfers to the Collateral Agent for the benefit of the Banks and the Agents the exclusive ownership and control of the Lock-Box Accounts and all related lock-boxes owned by WGRC, and WGRC hereby agrees to take any further action necessary or that the Collateral Agent may reasonably request to effect such transfer. Each Lock-Box Bank shall be instructed to remit, on a daily basis, via overnight or same day transfer, all amounts deposited in its Lock-Box Accounts to a segregated trust account maintained with and under the exclusive control of the Collateral Agent (on the corporate trust side thereof) for the benefit of the Banks (the "Collection Account") in accordance with the terms of a Lock-Box Agreement substantially in the form of
Exhibit 9.03 hereto. WGRC shall have no legal ownership of or control over the Collection Account and no rights of withdrawals therefrom except for the right to receive Available Cash to the extent provided under this Agreement and the other rights to receive withdrawals expressly provided for in Section 9.07 or
Section 9.08. WGRC shall, by delivery of the Daily Report, cause the Servicer to advise WGRC and the Agents of the amount of Collections to be received into the Lock-Box Accounts and the


Collection Account on each Business Day with respect to the Receivables and the Facility Agent shall, based solely on such Daily Report, advise WGRC and the Agents as to the amounts of such Collections which constitute Available Cash. If WGRC or its agents or representatives shall at any time receive any cash, checks or other instruments constituting Collections, such recipient shall promptly segregate such payment and hold such payment in trust for and in a manner acceptable to the Agents, and shall, promptly upon receipt of any such payment (and in any event within one Business Day following such receipt), remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to a Lock-Box Account or the Collection Account.

          (b) At any time upon the occurrence and during the continuance of a Liquidation Event: (i) with contemporaneous notice to WGRC, the Facility Agent may notify any or all of the Obligors of the security interest granted hereunder and may direct any or all of the Obligors of Receivables included in the Collateral to pay all amounts payable under any such Receivables directly to the Collateral Agent or its designee; (ii) at the Facility Agent's request and at WGRC's expense, WGRC shall give notice of the Banks' interest in the Collateral to each Obligor whose Receivables are included in the Purchased Assets and direct that payments be made directly to the Collateral Agent or its designee; (iii) WGRC shall promptly assemble all Records included in the Collateral, and make the same available to the Collateral Agent at a place selected by the Collateral Agent or its designee; and (iv) the Collateral Agent may enforce the Receivables Sale Agreement against the Sellers and the Servicer and shall have the right to give or withhold any or all consents, requests, notices, directions, approvals, demands, extensions or waivers under or with respect thereto, to the same extent as WGRC would otherwise be entitled to do. In addition to the foregoing, upon the occurrence and during the continuance of a Servicer Termination Event, WGRC shall, at the request of the Facility Agent, exercise its rights under the Receivables Sale Agreement to notify any or all of the Obligors of WGRC's interests in the Purchased Assets. WGRC hereby authorizes the Banks, and gives to the Banks its irrevocable power of attorney, which shall be coupled with an interest, and the Banks hereby designate the Collateral Agent to exercise such authorization and power of attorney, to take any and all steps in the name of WGRC, which steps are necessary or desirable, in the reasonable determination of the Collateral Agent, to collect all amounts due under the Collateral, including, without limitation, endorsing WGRC's name on checks and other instruments representing Collections and, upon the occurrence and during the continuance of a Liquidation Event, enforcing such Receivables and the related Invoices.

          (c) WGRC shall, or shall cause the Servicer to, following notification that collections of any receivable or other intangible owed to any Seller or an Affiliate thereof, which is not a Purchased Asset, have been deposited into the Lock-Box Accounts, segregate all such collections or, if such collections have been deposited into the Collection Account, request the Collateral Agent to segregate such collections. Promptly after such misapplied collections have been reasonably identified to the Collateral


Agent, the Collateral Agent shall turn over to the applicable Seller or such Affiliate, as applicable, all such collections less all reasonable and appropriate out-of-pocket costs and expenses, if any, incurred by the Collateral Agent in identifying and collecting such receivables.

          (d) WGRC shall cause to be delivered to the Agents, on each Business Day, the Daily Report for such day prepared by the Servicer pursuant to Section 5.03(b) of the Receivables Sale Agreement, and shall cause to be delivered to the Agents and the Banks, no later than each Reporting Date with respect to the Collection Period most recently ended, the Settlement Statement prepared by the Servicer pursuant to such Section 5.03(b).

     (e) In the event that the Servicer resigns or is removed under the terms of the Receivables Sale Agreement and this Agreement, and a successor Servicer is not promptly named by WGRC (or, following a Servicer Termination Event, the Collateral Agent), WGRC hereby agrees to appoint the Collateral Agent, and the Collateral Agent hereby agrees to accept such appointment (or, following a Servicer Termination Event, agrees to appoint itself) as Servicer, and to assume all of the duties and obligations thereof.

          SECTION 9.04. Responsibilities of WGRC. Anything herein to the contrary notwithstanding:

          (a) WGRC shall (i) diligently perform (either directly or indirectly by causing the Sellers to perform) all of its obliga-tions under the Invoices related to the Receivables and the exercise by the Facility Agent or the Collateral Agent of their respective rights hereunder shall not relieve WGRC from such obligations and (ii) pay when due (either directly or, to the extent provided for in the Receivables Sale Agreement, indirectly by causing the Sellers to pay when due) any taxes relating to the origination and sale of the Receivables and the other Purchased Assets and/or the grant of any security interest hereunder.

          (b) Neither any Agent nor any Bank shall have any obligation or liability with respect to any Receivable or related contract nor be obligated to perform any of the obligations of WGRC or any Seller thereunder and WGRC agrees to indemnify and hold harmless each of the Agents and the Banks against and from any and all liabilities arising from or related to any such obligation or liability (the payment of such indemnity to be subject to the terms of Sections 9.07(c) and 9.08 hereof).

          SECTION 9.05. Further Action Evidencing Security Interest. (a) WGRC agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that may be necessary to perfect, protect or more fully evidence the security interests granted hereunder, or to enable the Facility Agent, the Collateral Agent or the Banks to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, WGRC will (i) cause its computer files and other physical records relating to the Receivables (by means of a general legend that will automatically appear at or near the beginning of

any list or print-out of the Receivables) to indicate that, unless otherwise specifically identified on such list or print-out as a Receivable not so sold, all Receivables included in such list or print-out and Related Security are part of the Collateral in accordance with this Agreement and (ii) execute and file such financing or continuation statements or amendments thereto or assignments thereof, and such other instruments and notices, as may be necessary or appropriate or as the Facility Agent or any of its agents, representatives or permitted assignees may reasonably request.

          (b) In the event that WGRC, within one (1) Business Day after notice from the Facility Agent, fails to deliver one or more financing or continuation statements, and amendments thereto and assignments thereof, that the Facility Agent or any of its agents, representatives or permitted assignees may reasonably determine to be necessary to evidence or perfect the Collateral Agent's security interest in the Collateral or WGRC's ownership of all or any of the Purchased Assets now existing or hereafter arising, then WGRC hereby authorizes either of the Agents to file any such statements without the signature of WGRC where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof, shall be sufficient as a financing statement. If WGRC fails to perform any of its agreements or obligations under this Agreement, following expiration of any applicable cure period, either Agent may (but shall not be required to) perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Agents and the Banks incurred in connection therewith shall be payable by WGRC upon the Facility Agent's written demand therefor (which demand shall itemize such expenses in reasonable detail).

          (c) All amounts payable by WGRC under this Section 9.05 shall be payable subject to the terms of Sections 9.07(c) and 9.08 hereof.

          SECTION 9.06. Application of Collections. Any payment by an Obligor in respect of any indebtedness or other obligations owed by such Obligor to WGRC shall, except as otherwise specified by such Obligor or otherwise required by law, be applied as a Collection of any Receivable included in the Purchased Assets (in the order of the age by invoice date of such Receivables, starting with the oldest such Receivable, as determined under the Credit and Collection Policy) to the extent of any amounts then due and payable thereunder before being applied to (i) any Receivable arising subsequent to the Termination Date which is not included in the Purchased Assets or (ii) any other indebtedness of such Obligor to any Seller or to WGRC.

          SECTION 9.07. Administration of Collection Account Prior to the Liquidation Period. On each Business Day prior to the commencement of the Liquidation Period, the Collateral Agent shall administer all Collections received into the Collection Account in accordance with the following provisions of this Section 9.07:





          (a) On each such Business Day, the Collateral Agent shall retain in the Collection Account an amount equal to the Carrying Costs Reserve. Whenever any Reserved Carrying Costs have become due and payable (or, in the case of Ordinary Course Expenses which constitute Reserved Carrying Costs), when WGRC has made a request certifying that such Ordinary Course Expenses need to be paid on or within the next five (5) Business Days), the Collateral Agent shall withdraw funds from the Collection Account to pay such Reserved Carrying Costs (or, in the case of Ordinary Course Expenses which constitute Reserved Carrying Costs, to deposit the amount of such requested funds in WGRC's checking account maintained for such purposes).

          (b) If, on any such Business Day, the Aggregate Net Outstandings exceed the Base Amount, then, in such event, all Available Cash shall be remitted to the Banks for prepayment of the Revolving Loans and/or retention in the Collection Account in the following order of priority: first, to prepay the Revolving Loans to the extent required under Section 2.07(a), second, to retain in the Collection Account the amount of any Available Cash which must be retained in the Collection Account pursuant to Section 2.07(b) and third, to cash collateralize the Letters of Credit in accordance with Section 2.07(a).

          (c) After giving effect to the retention and or remittance of funds under clauses (a) and (b) of this Section 9.07, all Available Cash (including any cash income received by reason of investments of any retained cash) shall, except as otherwise required in clause (d) below of this Section 9.07, be remitted to WGRC or, if any payment described below in this clause (c) is owing to either Agent, the Issuing Bank or any Bank, to such Person
directly.   All such Available Cash shall be applied to pay (i)
first, any amounts owing to the Issuing Bank under Sections 3.06(a) or (b) in connection with any Bank's failure to fund its Pro Rata Share of a draw under a Participated Letter of Credit and then any amounts owing to the Facility Agent under Section 2.04(a) or 2.04(b) in connection with any Bank's failure to fund its Pro Rata Share of a Revolving Loan , (ii) second, any amounts owing to Dissenting Banks or required to cash collateralize the applicable Pro Rata Share of Syndicated Letters of Credit issued by Dissenting Banks pursuant to Section 2.06(d) hereof, (iii) third, any Unreserved Carrying Costs owing to the Banks or the Agents, (iv) fourth, any other Unreserved Carrying Costs, (v) fifth, to the extent requested by WGRC, any voluntary prepayments of the Revolving Loans pursuant to Section 2.07(c) above, (vi) sixth, the purchase price for newly generated Purchased Assets under the Receivables Sale Agreement, and (vii) seventh, the following amounts in the following order of priority: (1) to Wyman to pay principal and interest then due and owing on the L/C Notes, (2) to the Sellers pro rata to pay any principal and interest outstanding on the Short-Term Notes, (3) to the Sellers pro rata to pay any interest and principal outstanding on the Long-Term Notes, and (4) only if WGRC has so elected and subject to proper authorization of WGRC's board of directors, to pay dividends on or redeem in whole or in part the common stock of WGRC.




          (d) If, on any such Business Day, either (i) an Insolvency Event with respect to any Seller or (ii) to Wyman's knowledge, a Liquidation Event described in clause (m) of the definition thereof with respect to such Seller's Receivables, has occurred and is continuing, then, unless WGRC has been authorized to continue purchases of Receivables from such Seller under the Receivables Sale Agreement in accordance with Section 8.07 hereof during either such event, the Collateral Agent shall, after giving effect to the retention and/or remittance of funds under clauses
(a) and (b) of this Section 9.07, separately identify the Bank Percentage and the WGRC Percentage of the Collections attributable to such Seller's Receivables. The Bank Percentage of such Collections shall be set aside in trust for the Banks until the earliest of (i) commencement of the Liquidation Period (at which time such funds shall be remitted and applied as provided in
Section 9.08), (ii) dismissal of the proceedings giving rise to such Insolvency Event or resumption of purchases pursuant to appropriate court order as contemplated under the Receivables Sale Agreement (in which event such funds shall be remitted and applied as provided above in this Section 9.07) and (iii) waiver or cure of the Liquidation Event described in clause (m) thereof (in which event such funds shall be remitted and applied as provided above in this Section 9.07); the Bank Percentage of such Collections shall also be used to make any mandatory prepayments of the Revolving Loans which may subsequently be required under clause (b) of this
Section 9.07. The WGRC Percentage of such Collections shall be remitted and applied as follows:

          (x) fifty percent (50%) of the WGRC Percentage of such Collections shall be retained in the Collection Account as cash collateral for the payment of any not-yet accrued Carrying Costs (including, without limitation, indemnification amounts) or for the payment of any indemnities described in
     Section 9.08(c) until the amount of such cash collateral so retained equals (x) fifteen percent (15%) times (y) the Dilution Reserve Ratio then in effect times (z) the Net Eligible Receivables as of the date such Insolvency Event or Liquidation Event first occurred; and

          (y)  the remaining fifty percent (50%) of the WGRC
     Percentage of such Collections shall be remitted to WGRC on account of the WGRC Percentage and may be used by WGRC to make any payments which it is authorized to make under clause (c) of this Section 9.07.

          SECTION 9.08.  Administration of Collection Account
During the Liquidation Period. (a) On each Business Day during the Liquidation Period, the Collateral Agent shall remit all Collections on deposit in the Collection Account to the appropriate parties in the following order of priority:

          (i) to pay the following accrued and unpaid Reserved Carrying Costs in the following order of priority: first, to the payment of all accrued and unpaid interest on the Revolving Loans (other than interest owed pursuant to Sections 4.01(d) and 4.03(b)); second, to the payment of any Servicer Fees owed to any Servicer, if other than WGRC or any Affiliate

     thereof; third, to the payment of all Agent Fees then due and payable to the Facility Agent; fourth, to the payment of all L/C Fees then due and payable; fifth, to the payment of all L/C Fronting Fees and other fees then due and payable to the Issuing Bank under Sections 4.02(d) and (e); sixth, to the payment of all Non-Usage Fees owed with respect to periods prior to the Termination Date; and seventh, to be remitted to WGRC for the payment of Ordinary Course Expenses which constitute Reserved Carrying Costs;

          (ii) to prepay the Revolving Loans until the Aggregate Loan Amount equals zero; provided, that any such reductions shall, subject to Section 2.04(b) and 3.06(b), be applied first, against all Base Rate Loans then outstanding, second, to all Eurodollar Loans then outstanding with Interest Periods ending on such date, and third, to any other Eurodollar Loans then outstanding;

          (iii) to cash collateralize the outstanding Letters of Credit until the amount of cash collateral held by the Collateral Agent equals the Aggregate L/C Amount;

          (iv) to pay any Unreserved Carrying Costs owing to the Banks and the Agents;

          (v) to pay any other Unreserved Carrying Costs;

          (vi) to pay any Servicer Fees owed to WGRC or any Affiliate thereof; and

          (viii) to pay interest and principal amounts owed under the Intercompany Notes.

All Unreserved Carrying Costs shall only be paid from Collections and other cash of WGRC, and there shall be no recourse to or claim against WGRC at any time for the payment thereof to the extent that such Collections and cash are insufficient to satisfy such Unreserved Carrying Costs. After the Revolving Loans have been paid in full and the Aggregate L/C Amount has been cash collateralized in full, any remaining Collections and proceeds of the Collateral (including any income from the investment of the cash collateral in the Collection Account), less any continued
Carrying Costs, shall be remitted to WGRC.   In the event that any
Letter of Credit expires undrawn or is otherwise terminated, then any cash collateral previously held on account of such Letter of Credit shall be remitted to WGRC.

          (b) During the Liquidation Period, the Collateral Agent may, at its discretion, require that all Collections and other proceeds which would otherwise be received into the Collection Account be held in a special segregated trust account maintained on the corporate trust side thereof pending the determination of whether or not such Collections and other proceeds are included in the Purchased Assets. In such event, the Servicer shall, as soon as possible after receipt of any Collections and other proceeds by the Collateral Agent, (i) determine whether such Collections and proceeds are included in the Purchased Assets or otherwise (such

determination to be satisfactory to the Collateral Agent) and (ii) notify WGRC, the Sellers and the Agents of such determination. The Collateral Agent shall as soon as possible thereafter transfer any Collections or proceeds included in the Purchased Assets to the Collection Account for application pursuant to the other terms of this Section 9.08 and pay any Collections that are not included in the Purchased Assets to the applicable Person. Notwithstanding the foregoing, during any Liquidation Period, all Collections received from an Obligor in respect of any Receivables or other indebtedness owed to any Seller and/or WGRC shall continue to be applied in accordance with the provisions of Section 9.06 hereof and Section
5.06 of the Receivables Sale Agreement.

          SECTION 9.09. Remittances and Investment of Funds. All remittances from the Collection Account to the Banks, to WGRC or to the Agents as required under Section 9.07 or under Section 9.08 shall be by wire transfer of immediately available funds. All funds which are retained in the Collection Account pursuant to
Section 9.07 or Section 9.08 (including funds maintained as part of the Carrying Costs Reserve) shall be invested in Permitted Investments selected by the Collateral Agent at the direction of WGRC (such direction to be set forth in the applicable Daily Report), or, absent such direction or at any time during the Liquidation Period or following notice to WGRC from the Collateral Agent following the occurrence and during the continuance of a Liquidation Event, in overnight Permitted Investments selected by the Collateral Agent, provided, however, that (i) each such investment shall be in the name of the Collateral Agent or otherwise in a form which permits the Collateral Agent to maintain a perfected security interest in such investment and (ii) the maturities of Permitted Investments maintained as part of the Carrying Costs Reserve shall be limited to ensure that all such Permitted Investments mature in time for WGRC to make timely payments of all Carrying Costs as the same become due. The Collateral Agent may liquidate any Permitted Investments prior to maturity in order to transfer funds or make any distributions which transfers or distributions are required under the Facility Documents, provided that no such Permitted Investments may be liquidated at a price less than the purchase price therefor without the prior consent of all of the Banks. It is understood that the Collateral Agent shall have no liability to WGRC, to any other party hereto or to any other Person for (i) the rate of return on any such Permitted Investments or (ii) any failure to pay, remit, distribute or transfer funds to such party or to make any required payment, remittance, distribution or transfer on account of the Collateral Agent's inability to liquidate any Permitted Investments as a result of the foregoing sentence.

                                  ARTICLE X
                    TERMINATION; REMEDIES; INDEMNIFICATION

          SECTION 10.01. Termination; Remedies. The obligation of the Banks to make Revolving Loans and to issue and/or participate in Letters of Credit shall terminate on the Commitment Termination Date unless the Termination Date shall have earlier occurred pursuant to the definition thereof. Upon any such termination, (i) the Commitments of the Banks shall be terminated; (ii) the


Liquidation Period shall immediately commence; (iii) the Agents and the Banks shall be entitled to pursue any other right or remedy under this Agreement; and (iv) the Agents and the Banks shall be entitled to exercise all the rights and remedies provided to a secured creditor upon default under the UCC of otherwise, all of which rights and remedies shall be cumulative to those provided in this Agreement and the other Facility Documents (provided, that the Agents and the Banks may not sell all or substantially all of the Receivables unless such sale is commercially reasonable and all of the Banks consent thereto). In addition to the foregoing, if WGRC becomes the subject of an Insolvency Event, then, in addition to the foregoing, the principal and interest on the Revolving Notes and the other Obligations shall become immediately due and payable, without presentment, demand, protest or other notice of any kind whatsoever. Absent the occurrence of an Insolvency Event with respect to WGRC, the principal and interest on the Revolving Notes shall become immediately due and payable upon the Final Collection Date.

          SECTION 10.02. Binding Effect. Notwithstanding any Termination Date, the obligations of WGRC under this Agreement shall be absolute and unconditional and shall remain in full force and effect until the Obligations have been fully paid and satisfied. Upon the Collection Date, the security interests granted hereby shall terminate and the Collateral Agent will, at WGRC's expense, execute and deliver to WGRC such UCC termination statements and other documents as WGRC may reasonably request to evidence such termination.

          SECTION 10.03. Indemnities by WGRC. Without limiting any other rights which the Facility Agent, the Collateral Agent, the Banks, the Issuers and the Issuing Bank may have hereunder or under applicable law, but without duplication, WGRC hereby agrees to indemnify each of the Facility Agent, the Collateral Agent, the Banks, the Issuers and the Issuing Bank, their successors and permitted assignees, and their and such assignees' respective officers, directors, agents and employees (all of the foregoing collectively referred to herein as "Indemnitees") from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys' fees, and disbursements (all of the foregoing collectively referred to herein as the "Indemnified Amounts") awarded against or incurred by any Indemnitee relating to or resulting from this Agreement or the acquisitions or ownership by WGRC of any Purchased Assets (excluding, however, any such amounts to the extent the same comprise recourse for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, inability or failure to pay or lack of creditworthiness of the applicable Obligor). Without limiting the foregoing (but subject to the exclusion in the immediately preceding sentence), WGRC shall indemnify the Indemnitees for Indemnified Amounts relating to or resulting from:

          (i) any representation or warranty made by WGRC or any Seller (or any of its officers) (individually or as Servicer or as subservicer) under or in connection with this Agreement or in connection with the preparation or delivery of any Daily


     Report, any Settlement Statement, or any other information or report delivered pursuant hereto, which shall have been false, incomplete or incorrect in any respect when made;

          (ii) the failure by WGRC or any Seller (individually or as Servicer or as subservicer) to comply with any term, provision or covenant contained in this Agreement, any other Facility Document or any agreement executed in connection with this Agreement or any other Facility Document (in each case, where WGRC or such Seller is a party thereto), or with any applicable law, rule or regulation with respect to any Receivable, the related Invoice or the Related Security, or the nonconformity of any Receivable, the related Invoice or the Related Security with any such applicable law, rule or regulation;

          (iii) the failure of any Seller to vest and maintain vested in WGRC or to transfer to WGRC, or the failure of WGRC to maintain vested in it, legal and equitable title to and ownership of the Receivables and other Purchased Assets which are, or are purported to be, sold by such Seller under the Receivables Sales Agreement, free and clear of any Lien (other than Liens created in favor of WGRC thereunder and Liens created in favor of the Collateral Agent hereunder and under the other Facility Documents), including all amounts expended by the Collateral Agent pursuant to Section 9.05(b);

          (iv) the failure by WGRC or any Seller to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables and other Purchased Assets which are, or are purported to be, sold by a Seller under the Receivables Sales Agreement, or which are the subject of a security interest granted under this Agreement, whether at the time of any Purchase or at any subsequent time;

          (v) the failure by WGRC or any Seller to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction;

          (vi) any dispute, claim, offset or defense to the payment of any Receivable (other than discharge in bankruptcy or under similar insolvency law) which is, or is purported to be, sold by any Seller under the Receivables Sales Agreement which dispute, claim, offset or defense is based on the Receivable or related invoice not being a legal, valid and binding obligation of the related Obligor, enforceable in accordance with its terms, or which relates to Dilution Factors or to such Receivables being Noncomplying Receivables on the date of Purchase or on any similar ground not related to the creditworthiness of the applicable Obligor or any other claim asserted against any Indemnitee resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;


          (vii) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the goods and/or merchandise or services that are the subject of any Receivable generated by a Seller or related Invoice or contract;

          (viii)  the failure of WGRC or any Seller to pay when due
     (A) any taxes or charges imposed on such Seller or (B) any sales taxes or other charges imposed in connection with such Seller's transfer of Purchased Assets under the Receivables Sales Agreement (other than taxes on or measured by the net income of WGRC or any of its permitted assignees);

          (ix) the failure of WGRC or any Seller (individually or as Servicer or subservicer) or any of its agents or representatives to perform its duties and obligations in accordance with the provisions of this Agreement, or to remit to WGRC, Collections of Purchased Assets received by such Seller or any such agent or representative; and

          (x) the commingling of Collections of Purchased Assets with any other funds of WGRC or any of the Sellers.

It is expressly agreed and understood by the parties (i) that such indemnification is not intended to constitute a guarantee of the collectibility or payment of the Receivables sold hereunder and the other Purchased Assets and (ii) that nothing in this Section 10.03 shall require WGRC to indemnify any Indemnitee (A) for damages, losses, claims or liabilities or related costs or expenses resulting from such Indemnitee's gross negligence or willful misconduct or (B) for lost profits, consequential, special or punitive damages. Notwithstanding anything in this Agreement to the contrary, the gross negligence or willful misconduct of any one Indemnitee shall not be a defense to, or in any other way adversely affect, mitigate or diminish any other Indemnitee's right or claim to indemnification under this Section 10.03. Any amounts subject to the indemnification provisions of this Section 10.03 shall, subject to Sections 9.07(c) and 9.08 hereof, be paid by WGRC from the Collection Account for distribution to the applicable Indemnitees within five (5) Business Days following such Indemnitees' written demand therefor, setting forth in reasonable detail the basis for such demand, in each case out of Available Cash (including any proceeds received by WGRC pursuant to the indemnifications made in its favor under the Receivables Sales Agreement). Notwithstanding anything to the contrary in this Agreement, for purposes of this Section 10.03, any representations, warranties and covenants contained in Sections 6.01(a), 6.01(r),
7.04 or 7.09 of this Agreement shall not be deemed to be limited to failures to perform or comply or to events, circumstances, conditions or changes that did give rise to a Material Adverse Effect. The indemnity obligations set forth in this Section 10.03 shall be continuing and shall survive any termination of this Agreement.





                                  ARTICLE XI
                                  THE AGENTS

          SECTION 11.01. Authorization and Action. Each Bank hereby accepts the appointment of and irrevocably authorizes each of the Agents to take such action as agent on its behalf and to exercise such powers as are expressly delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither Agent shall be required to take any action which exposes such Agent to personal liability or which is contrary to this Agreement or applicable law. Except where this Agreement expressly provides otherwise, each Agent agrees to give to the other Agent and to each Bank prompt notice of each notice given to it by WGRC or any Seller pursuant to the terms of this Agreement. The appointment and authority of the Agents hereunder shall terminate upon the indefeasible payment in full of the Obligations and the termination of all Letters of Credit.

          SECTION 11.02. Nature of Agents' Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Facility Documents. The duties of the Agents shall be mechanical and administrative in nature. Neither Agent shall have by reason of this Agreement a fiduciary relationship in respect of the other Agent or any Bank. Nothing in this Agreement or any of the Facility Documents, express or implied, is intended to or shall be construed to impose upon either Agent any obligations in respect of this Agreement or any of the Facility Documents except as expressly set forth herein or therein. Neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the other Agent with any credit or other information with respect to WGRC or the Sellers, whether coming into its possession before the date hereof or at any time or times thereafter (except as expressly set forth in this Agreement). If either Agent seeks the consent or approval of the Banks to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Bank. The Agents shall promptly notify each Bank any time that the Banks have instructed the Agents to act or refrain from acting pursuant hereto.

          SECTION 11.03. UCC Filings. Each of WGRC and the Banks expressly recognizes and agrees that the Collateral Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the grant of a security interest herein for the benefit of the Banks, that such listing shall be for administrative convenience only in creating a single secured party to take certain actions hereunder on behalf of the Banks and that such listing will not affect in any way the status of the Banks as the beneficial holders of such security interest. In addition, such listing shall impose no duties on the Collateral Agent other than those expressly and specifically undertaken in accordance with this Article XI.

          SECTION 11.04. Agent's Reliance, Etc. Neither of the Agents nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement


(including, without limitation, such Agent's servicing, administering or collecting Receivables) except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, each Agent: (i) may consult with legal counsel (including counsel for WGRC), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the other Agent or to any Bank and shall not be responsible to the other Agent or any Bank for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of WGRC or to inspect the property (including the books and records) of WGRC (except as otherwise expressly set forth in this Agreement); (iv) shall not be responsible to the other Agent or to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, or any other instrument or document furnished pursuant hereto, or any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, the Facility Documents, or for any failure of WGRC or any of its Affiliates to perform its obligations under the Facility Documents; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and to be or to have been signed or sent by the proper party or parties. Each Agent may at any time request instructions from the Banks with respect to any actions or approvals which by the terms of this Agreement or of any of the other Facility Documents such Agent is permitted or required to take or to grant, and such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Facility Documents until it shall have received such instructions from the Majority Banks (or, where required, from the Required Banks or all of the Banks). Without limiting the foregoing, no Bank shall have any right of action whatsoever against either Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Facility Documents in accordance with the instructions of the Majority Banks (or, where required, the Required Banks or all of the Banks). The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it or them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to WGRC), independent accountants and other experts selected by the Agents.

          SECTION 11.05. Agent and Affiliates. To the extent that the Agents or any of their Affiliates are or shall become Banks hereunder, such Agent or such Affiliate, in such capacity, shall

 have each and every right and power under this Agreement as would any other Bank hereunder (including, without limitation, the right to vote upon any matter upon which any of the Banks are entitled to vote) and, without exception, may exercise the same as though it were not an Agent. Each Agent and its Affiliates may engage in any kind of business with WGRC or any Seller, any of their respective Affiliates and any Person who may do business with or own securities of WGRC or any Seller or any of their respective Affiliates, all as if it were not an Agent hereunder and without any duty to account therefor to the other Agent or the Banks.

          SECTION 11.06. Credit Decision. Each Bank and the Issuing Bank acknowledges that it has, independently and without reliance upon either Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, to the extent it so determines, to issue and participate in Letters of Credit and/or to make Revolving Loans hereunder. Each Bank and the Issuing Bank also acknowledges that it will, independently and without reliance upon either Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

          SECTION 11.07. Indemnification. Each Bank agrees to indemnify the Agents (to the extent not reimbursed by WGRC or, to the extent applicable, by any Seller), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agents in any way relating to or arising out of this Agreement or any action taken or omitted by the Agents under this Agreement; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from such Agent's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Bank agrees to reimburse the Agents, (to the extent not reimbursed by WGRC or, to the extent applicable, by any Seller) ratably according to their Pro Rata Shares, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agents in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of their rights or responsibilities under, this Agreement. The rights of the Agents under this Section 11.07 shall survive the termination of this Agreement.

          SECTION 11.08. Successor Agent. Either Agent may resign at any time by giving thirty days' notice thereof to the other Agent, the Banks, WGRC and the Servicer. All of the Banks other than the applicable Agent shall have the right to remove such Agent, with or without cause. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent approved by WGRC (which approval will not be unreasonably withheld or delayed), and such resignation or removal

shall not be effective until such successor Agent is appointed and has accepted such appointment; provided, that WGRC shall not have the right to approve any successor Agent following the occurrence and during the continuance of a Liquidation Event or during the Liquidation Period. The Banks shall provide the Rating Agency with prompt notice of the resignation or removal of either Agent. If no successor Agent shall have been so appointed and accepted such appointment within 45 days after the retiring Agent's giving of notice of resignation, then the retiring or removed Agent may, on behalf of the Banks appoint a successor Agent approved by WGRC (which approval will not be unreasonably withheld or delayed), which successor Agent shall be (a) either (i) a commercial bank having a combined capital and surplus of at least $500,000,000 or
(ii) an Affiliate of such an institution and (b) experienced in the types of transactions contemplated by this Agreement. In addition, any successor Collateral Agent must be authorized under United States law to maintain and operate the Collection Account. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from all further duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

          SECTION 11.09. Direction by the Banks. The Agents shall be fully justified in failing or refusing to take any action under the Facility Documents unless it or they shall first receive such advice or concurrence of the Majority Banks (or, if applicable, the Required Banks or all of the Banks) as it or they deem appropriate or it or they shall first be indemnified to its or their satisfaction by the Banks against any and all liability and expense which may be incurred by it or them by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under the Facility Documents in accordance with a request of the Majority Banks (or, if applicable, the Required Banks or all of the Banks) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Revolving Notes.

          SECTION 11.10. Notice of Liquidation Events. The Agents shall not be deemed to have knowledge or notice of the occurrence of any Liquidation Event hereunder unless either Agent shall have received notice from a Bank or WGRC describing such Liquidation Event or stating that such notice is a "notice of Liquidation Event." In the event that an Agent receives such a notice, such Agent shall given prompt notice thereof to the Banks. The Agents shall take such action or refrain from taking such action with respect to such Liquidation Event as shall be reasonably directed by the Majority Banks (or, if applicable, the Required Banks or all of the Banks); provided, the Agents may (but shall not be obligated
to) take such action, or refrain from taking such action, as is permitted hereunder, with respect to such Liquidation Event as it or they shall deem advisable in the best interests of the Banks.


          SECTION 11.11. Duty of Care. The Agents shall endeavor to exercise the same care in its administration of the Facility Documents as they exercise with respect to similar transactions in which they are involved and where no other co-lenders or participants are involved; provided that the liability of the Agents for failing to do so shall be limited as provided in the preceding paragraphs of this Article XI.

          SECTION 11.12. Delegation of Agency. (i) If at any time or times it shall be necessary or prudent in connection with the exercise or protection of the Agents' rights hereunder in order to conform to any law of any jurisdiction in which any of the Collateral shall be located, or the Agents shall be advised by counsel that it is so necessary or prudent in the interest of the Banks, or the Agents shall deem it necessary for its or their own protection in the performance of its or their duties hereunder, the Agents and (to the extent required by the Agents) WGRC shall execute and deliver all instruments and agreements reasonably necessary or proper to constitute another bank or trust company, or one or more individuals approved by the Collateral Agent (to the extent necessary or required by the Collateral Agent) (each an "Approved Delegate"), either to act as co-agent or co-agents or trustee of all or any of the Collateral, jointly with the Collateral Agent originally named herein or any successor, or to act as separate agent or agents or trustee of any such Collateral. In the event that WGRC shall not have joined in the execution of such instruments or agreements with any Approved Delegate within thirty (30) Business Days after the receipt of a written request from the Collateral Agent to do so, or in case a Liquidation Event shall have occurred and be continuing, WGRC hereby irrevocably appoints the Agent as its agent and attorney to act for it under the foregoing provisions of this Section 11.10 in such contingency. Every separate agent and every co-agent and every trustee, other than any agent which may be appointed as successor to the Facility Agent, shall, to the extent permitted by applicable law, be appointed to act and be such, subject to the following provisions and conditions, namely:

          (a) except as otherwise provided herein, all rights, remedies, powers, duties and obligations conferred upon, reserved or imposed upon the Facility Agent in respect of the custody, control and management of moneys, paper or securities shall be exercised solely by the Facility Agent hereunder;

          (b) all rights, remedies, powers, duties and obligations conferred upon, reserved to or imposed upon the Facility Agent hereunder shall be conferred, reserved or imposed and exercised or performed by the Facility Agent except to the extent that the instrument appointing such separate agent or separate agents or co-agent or co-agents or trustee shall otherwise provide, and except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Facility Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, remedies, powers, duties and obligations shall be exercised and performed by such separate agents or co-agent or co-agents to the extent specifically directed in writing by the Facility Agent;

          (c) no power given hereby to, or which it is provided hereby may be exercised by, any such separate agent or separate agents or co-agent or co-agents or trustee shall be exercised hereunder by such separate agent or separate agents or co-agent or co-agents or trustee except jointly with, or with the consent in writing of, the Facility Agent, anything herein contained to the contrary notwithstanding;

          (d) no separate agent or co-agent or trustee constituted under this Section 11.12 shall be personally liable by reason of any act or omission of any other agent, separate agent, co-agent or trustee hereunder; and

          (e) the Facility Agent, at any time by an instrument in writing, executed by it, may accept the resignation of or remove any such separate agent or co-agent or trustee, and in that case, by an instrument in writing executed by the Facility Agent and WGRC (to the extent necessary or requested by the Facility Agent) jointly may appoint a successor to such separate agent or co-agent or trustee, as the case may be, anything therein contained to the contrary notwithstanding.
     In the event that WGRC shall not have joined in the execution of any such instrument with a Person or entity within ten (10) days after the receipt of a written request from the Facility Agent to do so, or in the case a Liquidation Event shall have occurred and be continuing, the Facility Agent, acting alone, may appoint a successor and may execute any instrument in connection therewith, and WGRC hereby irrevocably appoints the Facility Agent its agent and attorney to act for it in such connection in either of such contingencies.

          (ii) The Agents may execute any of their duties under the Facility Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel, and other specialists and advisors (including affiliates of Shawmut) selected by it, concerning all matters pertaining to such duties. The Agents shall not be responsible for the negligence or misconduct of any such agents, attorneys-in-fact, counsel and other specialists and advisors selected by it with reasonable care.

                                 ARTICLE XII
                                MISCELLANEOUS

          SECTION 12.01. Amendments, Etc. No amendment to or waiver of any provision of this Agreement or the other Facility Documents, nor consent to any departure by WGRC therefrom, shall in any event be effective unless the same shall be in writing and signed by WGRC, the Facility Agent and the Required Banks (with concurrent notice thereof to the Rating Agency) provided, however, that no such agreement shall (i) decrease the outstanding amount of, or extend the repayment of or any scheduled payment date for the payment of, any interest in respect of any Revolving Loan or any fees owed to a Bank without the prior written consent of such Bank; (ii) forgive or waive or otherwise excuse any repayment of the Aggregate Loan Amount without the prior written consent of each Bank affected thereby; (iii) increase the Commitment of any Bank without its prior written consent (it being understood that

increases in the L/C Facility Sub-Amount shall not constitute an increase in the Commitment of any Bank); (iv) except as otherwise expressly contemplated under Section 2.06(d) or Section 2.09, amend or modify the Pro Rata Share of any Bank without its prior written consent; (v) amend or modify the provisions of this Section 12.01 or the definition of "Majority Banks" or "Required Banks" without the prior written consent of each Bank; (vi) without the prior written consent of all Banks, waive any Liquidation Event arising from an Insolvency Event with respect to WGRC or any Seller; (vii) without the prior written consent of all Banks, waive, amend or otherwise modify the definition of the Termination Date; (viii) amend, modify or otherwise affect the rights or duties of the Facility Agent, the Collateral Agent, the Issuing Bank or any other Issuer hereunder without the prior written consent of such Person;
(ix) amend, waive or modify any definition or provision expressly requiring the consent of all Banks, the Required Banks or Banks with specified Pro Rata Shares without the prior written consent of all Banks, Required Banks or Banks with specified Pro Rata Shares, as applicable; and (x) without the prior written consent of all Banks, amend, waive or modify any definition or provision which would result in a decrease in the Applicable Reserve Ratio unless the Rating Agency has confirmed in writing that such amendment, waiver or modification would not cause its rating of the Facility to be reduced or withdrawn (in which event such amendment, waiver or modification shall still require the consent of the Required Banks as set forth above). Any such waiver, consent or approval shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on WGRC in any case shall entitle WGRC to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 12.02. No Waiver; Remedies. No waiver by the Facility Agent, the Collateral Agent or the Banks of any breach or default of or by WGRC under this Agreement shall be deemed a waiver of any other previous breach or default or any thereafter occurring. No failure on the part of the Facility Agent, the Collateral Agent or the Banks to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder, or any abandonment or discontinuation of steps to enforce such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 12.03. Successors and Assigns; Assignment; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; all covenants, promises and agreements by or on behalf of any parties hereto that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. WGRC may not assign or transfer any of its rights or obligations hereunder or under any of the other Facility Documents without the written consent of the Facility Agent and all of the Banks. Each of the Banks, with the prior written consent of the Facility Agent and of WGRC (each such consent not to be unreasonably withheld), may assign any of its interests, rights and obligations hereunder to an


 Eligible Assignee; provided, that (i) the Commitment amount to be assigned hereunder shall not be less than $10,000,000 (unless the amount assigned either (x) constitutes all of the Commitment of the assigning Bank or (y) is being assigned from one Bank to another Bank already party to this Agreement and equals an amount not less than $5,000,000), (ii) prior to the effective date of any such assignment, the assignee and assignor shall have (1) executed and delivered to the Facility Agent and to WGRC an Assignment and Acceptance substantially in the form of Exhibit 12.03 hereto and
(2) paid a processing fee of $2500 to the Facility Agent, and (iii) WGRC's consent shall not be necessary with respect to any assignment by a Bank to an Affiliate of such Bank which is also an Eligible Assignee. Upon the effectiveness of any such permitted assignment, (i) the assignee thereunder shall, to the extent of the interests assigned to it, be entitled to the interests, rights and obligations of a Bank under this Agreement and (ii) the assigning Bank shall, to the extent of the interest assigned, be released from its obligations under this Agreement.

          (b) Notwithstanding anything contained in paragraph (a) of this Section 12.03, (i) each Bank may at any time pledge or assign all or any portions of its interests and rights under this Agreement to a Federal Reserve Bank, and (ii) each Bank may sell participations in all or any part of any Revolving Loan or Revolving Loans made or in all or any part of any Letter of Credit issued by such Bank to another Bank or other financial institution meeting the criteria of an Eligible Assignee; provided, that: (A) no such grant of a participation shall, without the consent of WGRC, require WGRC to file a registration statement with the Securities and Exchange Commission or otherwise comply with the blue sky laws of any state; (B) such Bank's obligations under this Agreement shall remain unchanged and such Bank shall remain solely responsible to WGRC for performance of such obligations; (C) WGRC shall continue to deal solely and directly with the Bank in connection with such Bank's rights and obligations under this Agreement; (D) such participant shall agree to be bound by the confidentiality provisions of Section 12.08 hereof and (E) no holder of any such participation shall be entitled to require such Bank to take or omit to take any action hereunder except that such Bank may agree with such participant that, without such participant's consent, such Bank will not consent to an amendment, modification or waiver referred to in clauses (i) through (vii) of
Section 12.01. Any such participant shall not have any rights hereunder or under the Facility Documents except that such participant shall have rights under Sections 4.04, 4.06 and 4.08 hereunder as if it were a Bank; provided, that no such participant shall be entitled to receive any payment pursuant to such sections which is greater in amount than the payment which the transferor Bank would have otherwise been entitled to receive in respect of the participation interest so sold.

          SECTION 12.04. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF PERSONAL SERVICE AND VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS OF THE COLLATERAL AGENT, THE


FACILITY AGENT AND THE BANKS IN THE COLLATERAL OR REMEDIES HEREUNDER OR THEREUNDER IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, NEW YORK (AND ANY COURTS HEARING APPEALS FROM SUCH STATE OR FEDERAL COURT) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PARTY AT ITS ADDRESS SPECIFIED IN SECTION 12.05 OR PROVIDED THEREIN. EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER WITHIN THE STATE OF NEW YORK AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY COURT IN SUCH STATE. NOTHING IN THIS SECTION 12.04 SHALL AFFECT THE RIGHT OF ANY PARTY HEREUNDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE COLLATERAL AGENT, THE FACILITY AGENT OR THE BANKS TO BRING ANY ACTION OR PROCEEDING AGAINST WGRC OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION OR JURISDICTIONS TO THE EXTENT NECESSARY FOR REALIZING ON THEIR INTERESTS IN ANY COLLATERAL GRANTED HEREUNDER. EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR UNDER OR IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

          SECTION 12.05. Notices. Except as otherwise expressly provided in this Agreement, any notice shall be conclusively deemed to have been received by a party hereto and to be effective (i) if sent by regular mail or commercial delivery service, on the day on which delivered to such party at its address set forth below its name on the signature pages hereto (or at such other address as such party shall specify to the other parties hereto in writing),
(ii) if sent by telex, graphic scanning or other telecopy communications of the sending party, when delivered by such equipment to the number set forth below its name on the signature pages hereto and confirmed by telephone or (iii) if sent by registered or certified mail, on the day on which delivered to such party (or delivery is refused), addressed to such party at such address. Any notices required to be delivered to the Rating Agency under this Agreement or any of the other Facility Documents shall be addressed to the Rating Agency at the following address (or to such other address as the Rating Agency may hereafter specify to the other parties hereto in writing): Standard & Poor's Corporation, 25 Broadway, Attn: Asset-Backed Surveillance Group, New York, NY 10004, Telephone: (212) 208-8000; Telecopy: (212)
412-0225.

          SECTION 12.06.  Survival of Agreement.  All covenants,
agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making of

the Revolving Loans and the issuance of any Letters of Credit and the execution and delivery of this Agreement and shall continue in full force and effect until the Collection Date has occurred and all Letters of Credit issued hereunder have expired; provided, however, that the indemnities contained in Sections 3.07, 4.06, 4.08, 10.03, 11.07 and 12.07 of this Agreement and the obligations of the parties hereto under Section 12.08, shall be continuing and shall survive any termination of this Agreement.

          SECTION 12.07. Expenses; Indemnification. In addition to the indemnification provisions set forth in Article X, WGRC shall pay on demand (i) all reasonable out-of-pocket fees and expenses (including reasonable attorneys fees and expenses) of the Agents incurred in connection with the negotiation, preparation, execution, delivery, administration, amendment, modification and waiver of this Agreement and the other Facility Documents and the making and repayment of the Revolving Loans and (ii) all out-of-pocket fees and expenses of the Agents and the Banks (including reasonable attorneys' fees and expenses of a single set of counsel for the Banks which counsel shall be selected by the Facility Agent, shall be reasonably acceptable to the Majority Banks and shall be a major New York City law firm of international reputation) incurred from and after a Liquidation Event in connection with the enforcement of this Agreement and the other Facility Documents against WGRC and the Sellers, including, without limitation, any Servicer Fees paid to any third party other than WGRC or the Sellers for services rendered to the Banks and the Agents in collecting the Receivables and the other Purchased Assets. In addition, WGRC will pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or enforcement of this Agreement or the other Facility Documents, and hereby indemnifies and saves the Agents and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees. All payments owing by WGRC under this Section 12.07 shall be made subject to the terms of Sections 9.07(c) and 9.08 hereof.

          SECTION 12.08. Confidentiality. Each of the Agents, the Issuing Bank and the Banks hereby acknowledges that the Records and other information which it or WGRC receives from the Sellers may contain information in which WGRC or the Sellers have a proprietary interest and which may not, at the time of assignment and/or delivery, be generally available to and known by the public (including, without limitation, information relating to WGRC or the Sellers contained in the Information Memorandum). Each of the Agents, the Issuing Bank and the Banks hereby agrees, for the benefit of WGRC and the Sellers, to maintain as confidential all such information obtained from the Sellers or WGRC and not to disclose such information to any other Person, provided, however, that nothing in this Section 12.08 shall (x) impose any liability on any Agent, Bank or Issuing Bank which has acted in accordance with its customary standards for maintaining the confidentiality of information relating to its corporate customers and (y) prevent any Person from disclosing such information (i) to any permitted assignee of WGRC, the Agents, the Issuing Bank or any Bank (or their permitted prospective participants and assignees), provided

that each such party agrees in writing, for the benefit of WGRC and the Sellers, (x) to use such information and keep such information confidential in accordance with the same terms set forth herein and
(y) that it will not disclose such information to any of its Affiliates which is not a financial institution or a parent company of a financial institution, (ii) to its employees, agents, attorneys, auditors and accountants, (iii) subject to the further requirements set forth in this Section 12.08, upon the order of any court or administrative agency or upon the request or demand of any regulatory agency, authority or official having jurisdiction over the Agents, the Issuing Bank or Bank, as the case may be,
(iv) which has (other than through a breach of this Section 12.08) been obtained from any Person other than WGRC, any Seller or any other party hereto, or (v) to the extent that such information (other than through a breach of this Section 12.08, has become generally available to and known by the public subsequent to the time of delivery hereunder. Any Bank, Agent or Issuing Bank (a) will provide WGRC with prompt written notice of any subpoena or any request or requirement by any governmental authority (other than any such request or requirement in connection with an audit or other regulatory review of a financial institution) for disclosure of any confidential information so that WGRC and/or the Sellers may seek a protective order or other appropriate remedy prior to such disclosure and (b) shall consult with WGRC to a reasonable extent on the advisability of taking legally available steps to resist or narrow such request or requirement (it being understood that, after such notice and consultation, such party shall be under no further obligations to WGRC under this Section 12.08 to refrain from disclosure in connection with such proceeding during the pendency thereof as provided under clause (iii) of the immediately preceding sentence). In the event that such protective order or other remedy is not obtained, the affected Bank, Agent or Issuing Bank will exercise reasonable efforts (x) to limit the information disclosed to such information which it is legally required to disclose and
(y) to obtain assurance that confidential treatment will be accorded any such information so disclosed, in each case only to the extent that such efforts would not cause the affected Bank, Agent or Issuing Bank to incur costs which it deems to be material.

          SECTION 12.09. No Recourse. The obligations of WGRC hereunder shall be solely its obligations and shall in all respects be non-recourse to all of its officers, directors, controlling persons or stockholders (including, without limitation, the Sellers), and each of the Agents and the Banks acknowledges the same with respect to WGRC and, to the fullest extent permitted by law, waives any such recourse and any claim against any of such parties arising hereunder; provided, however, that (a) the foregoing shall be without prejudice to the rights that the Agents and the Banks may have against the Sellers under the Receivables Sale Agreement or for a breach of Wyman's duties as Servicer and
(b) nothing herein shall constitute a waiver of any rights the Agents or any Bank may have against any Person on account of any claim for intentional fraud, intentional deceit or intentional material misrepresentation or omission.





          SECTION 12.10. No Proceedings. Each of the Agents and the Banks hereby agrees that it will not institute against WGRC any involuntary proceeding of the type referred to in the definition of "Insolvency Event" so long as this Agreement remains in full force and effect and for at least one year and one day following termination of this Agreement.

          SECTION 12.11. Execution in Counterparts; Severability. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.
In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 12.12. Entire Agreement. This Agreement, together with the other Facility Documents, including the exhibits and schedules hereto and thereto, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

          SECTION 12.13.  Exhibits and Schedules.  Upon the
execution and effectiveness of any Assumption Agreement pursuant to
Section 2.06 of the Receivables Sale Agreement, each of the applicable schedules and exhibits hereto shall be automatically deemed amended in accordance with such Assumption Agreement, without any further action on the part of any of the parties hereto.

























          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.


                      WYMAN-GORDON RECEIVABLES CORPORATION
                      By: /s/ Luis E. Leon
                      Title: President
                      Notice Address:
                      P.O. Box 181
                      244 Worcester Street
                      North Grafton, Massachusetts 01536
                      Telephone: 508-839-8350
                      Telecopy:  508-839-7529

                      SHAWMUT BANK, N.A., individually,
                      as Facility Agent, as Collateral
                      Agent and as Issuing Bank
                      By:  /s/ Matt O'Keefe
                      Title: Vice President
                      Notice Address:
                      446 Main Street - WO-10608
                      Worcester, Massachusetts 0160
                      Attention:  Asset-Based Lending
                      Telephone: 508-893-4259
                      Telecopy:  508-793-4110

                      With copies to:

                      777 Main Street MSN-987
                      Hartford, Connecticut  06115
                      Attn:  Suzanne Fischetti
                      Telephone: (203) 986-2226
                      Telecopy: (203) 986-4191

                      ABBEY NATIONAL TREASURY SERVICES PLC

                      By:  /s/ Jonathan C. Nicholls
                      Title: Director
                      Notice Address:
                      Abbey House/Baker Street
                      London, NW1 6XL
                      UNITED KINGDOM
                      Attn:  Head of Corporate Finance
                      Telephone: 011-44-71-612-4722
                      Telecopy:  011-44-71-612-4146













                      BANCO DI NAPOLI

                      By:  /s/ Francesco Di Mario
                      Title: Vice President

                      By:  /s/ Claude P. Mapes
                      Title: First Vice President

                      Notice Address:
                      277 Park Avenue
                      New York, New York  10172-0002
                      Telephone: 212-872-2415
                      Telecopy:  212-872-2426

                      BANQUE ET CAISSE D'EPARGNE DE L'ETAT,
                      LUXEMBOURG

                      By:  /s/ Paul Guillaume/ /s/ John Dhur
                      Title: Conseiller De Direction/
                        Conseiller De Direction
                      Notice Address:
                      1+2 Place de Metz
                      L1930 Luxembourg
                      GRAND DUCHY DE LUXEMBOURG
                      Attn:  John Dhur
                      Telephone: 011-352-4015-4296
                      Telecopy:  011-352-4015-4284

                      With Copies to:

                      1211 Avenue of the Americas, 24th Floor
                      New York, NY  10036-8701
                      Patrick Wallerand
                      Attn:  Patrick Wallerand
                      Telephone: 212-921-1136
                      Telecopy:  212-921-1950

                      RAIFFEISEN ZENTRALBANK OSTERREICH AG

                      By: /s/ Martin Gruell/ /s/ Michael Meyer
                      Title: Vice President/Manager
                      Notice Address:
                      Am Stadtpark 9
                      A-1030 Vienna
                      AUSTRIA
                      Attn:  Kurt Bruckner
                      Telephone: 43-1-71707-1040
                      Telecopy:  43-1-71707-1473

                      With Copies to:

                      609 Fifth Avenue
                      New York, NY  10017
                      Attn:  John Valiska
                      Telephone: 212-593-7593
                      Telecopy:  212-593-9870



                                   ANNEX I
                                DEFINED TERMS

      When used in (i) that certain Receivables Purchase and Sale Agreement by and among Wyman-Gordon Receivables Corporation as purchaser and Wyman-Gordon Company, Wyman-Gordon Investment Castings, Inc. and Precision Founders Inc. as sellers and (ii) that certain Revolving Credit Agreement by and among Wyman-Gordon Receivables Corporation, the "Banks", the "Collateral Agent" and the "Facility Agent" (as each such term is defined below), capitalized terms used in either such agreement and not otherwise defined therein shall have the meanings set forth below:

      "Accrued Carrying Costs" shall mean, as of any date, the sum of (i) accrued and unpaid Reserved Carrying Costs as of such date plus (ii) without duplication, the amount of Reserved Carrying Costs that will, or are estimated to, have accrued by the next Settlement Date as set forth in the then-effective Settlement Statement.

       "Actual Dilution" shall mean, for any Collection period, the aggregate amount of Dilution during such Collection Period less, if WGRC shall so elect with respect to any one and only one Receivable, the Dilution for such Receivable to the extent arising from any credits or series of related credits to the same Obligor, where such credit or credits (i) exceed in the aggregate $100,000;
(ii) are granted for a billing error or related billing errors; and
(iii) are posted no later than five (5) Business Days after the original invoice date for such Receivable.

      "Adjusted Loss to Liquidation Ratio" shall mean the Loss to Liquidation Ratio for all of the Receivables, recalculated to exclude, from the numerator thereof, those Write-Offs recognized and (without duplication) Receivable Notes issued during the applicable three Collection Periods on account of Receivables owed by a particular Obligor and its Consolidated Affiliates whenever the aggregate amount of such Write-Offs recognized and Receivable Notes taken during the applicable three Collection Periods on account of such Obligor and its Consolidated Affiliates exceeds $500,000. The underlying calculations for each of the six Collection Periods preceding the first Settlement Date to be used in future calculations of the Adjusted Loss to Liquidation Ratio shall be as set forth in such Schedule 1.

      "Affected Bank" shall have the meaning ascribed to such term in Section 4.05 of the Revolving Credit Agreement.

      "Affiliate" shall mean, with respect to any Person, a Person:
(i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person; (ii) that beneficially owns or holds 5% or more of any class of the voting stock (or, in the case of a Person that is not a corporation, 5% or more of the equity interest) of such Person; or (iii) 5% or more of the voting stock (or, in the case of a Person that is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by such Person. The term "control" shall mean the

possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or any equity interest, by contract, or otherwise. Notwithstanding the foregoing, (i) neither the Banks, the Facility Agent nor the Collateral Agent shall be deemed an "Affiliate" of WGRC or Wyman and (ii) so long as Cooper Industries, Inc. beneficially owns less than 50% of the aggregate voting stock of Wyman, Cooper Industries, Inc. shall not be deemed an "Affiliate" of Wyman.

      "Aged Receivables Ratio" shall mean the aged receivables ratio calculated in the most recent Settlement Statement, which ratio
(expressed as a percentage) shall equal a fraction,

     (1) the numerator of which equals the sum of (i) the aggregate Outstanding Balances of Receivables (other than Termination Receivables, Progress Billing Receivables and excluding Receivables owed by Tier-1 Obligors) which were from 210 to 240 days past invoice date as of the most recent Cut-Off Date plus (ii) the aggregate Outstanding Balances of Receivables (other than Termination Receivables and Progress Billing Receivables) which were (A) written off as uncollectible during the most recently ended Collection Period, (B) not more than 240 days past invoice date at the time of such write-off and (C) not Receivables of Obligors of the type described in clause (a) of the definition of "Eligible Obligor"; and

     (2) the denominator of which equals the aggregate Original Balances of all new Receivables (other than Termination Receivables and Progress Billing Receivables) generated during the Collection Period that occurred seven (7) Collection Periods prior to the most recently ended Collection Period, as determined as of the Cut-Off Date for such seventh prior Collection Period.

The Aged Receivables Ratio calculated in any Settlement Statement shall be the Aged Receivables Ratio from the Settlement Date relating thereto until the next Settlement Date. The Aged Receivables Ratio from the Effective Date until the first Settlement Statement shall be as set forth on Schedule 1 hereto and the underlying calculations for each of the seven Collection Periods preceding the first Settlement Date to be used in future calculations of the Aged Receivables Ratio shall be as set forth in such Schedule 1.

      "Agent" shall mean either the Facility Agent or the Collateral Agent, as the context requires, and "Agents" shall mean each of the Facility Agent and the Collateral Agent.

      "Agent Fees" shall mean the agent fees owed by WGRC to Shawmut Bank, N.A., as the Facility Agent and as the Collateral Agent (or any successor Agents), as described in Section 4.02(c) of the Revolving Credit Agreement.

       "Aggregate L/C Amount" shall mean, at any time, the then aggregate outstanding face amount of the Letters of Credit.



      "Aggregate Loan Amount" shall mean, at any time, the then aggregate outstanding principal amount of the Revolving Loans.

      "Aggregate Net Outstandings" shall mean, on any date, the sum of the Aggregate Loan Amount and the Aggregate L/C Amount then outstanding minus the amount of Available Cash, if any, which is then being retained in the Collection Account as required under
Section 2.07 of the Revolving Credit Agreement.

       "Alternate Base Rate" shall mean a fluctuating rate per annum on any date equal to the higher of (i) the rate of interest most recently publicly announced by the Facility Agent as its "prime," "reference" or "base" rate and (ii) a rate of interest equal to the sum of (A) the Federal Funds Rate, plus (B) 0.50%. The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Facility Agent in connection with extensions of credit. Changes in the Alternate Base Rate shall take effect immediately upon their occurrence.

        "Applicable Reserve Ratio" shall mean, at any time, the greater of (A) the Minimum Required Reserve Ratio and (B) the sum of the Required Reserve Ratios then in effect; provided, however, that from and after any Reporting Date until the next Settlement Date, the Applicable Reserve Ratio shall mean the greater of the above percentage or the sum of the Required Reserve Ratios as calculated in the most recently delivered Settlement Statement.

        "Assignment and Acceptance" shall mean an assignment and acceptance in substantially the form of Exhibit 12.03 to the Revolving Credit Agreement.

      "Assumption Agreement" shall mean an Assumption Agreement in substantially the form of Exhibit F to the Receivables Sale
Agreement whereby a Subsidiary of Wyman becomes a new Seller under said agreement.

       "Available Cash" shall mean, at any time, all funds on deposit in the Collection Account which are in excess of the then required amount of the Carrying Costs Reserve.

       "Average Dilution Ratio" shall mean, at any time, the average of the Dilution Ratios for the Collection Periods occurring during the twelve Collection Periods ending on the most recent Cut-Off
Date as calculated in the most recent Settlement Statement.

        "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended from time to time, or any successor statute.

        "Bank Percentage" shall mean a percentage calculated in accordance with the following formula:

              BP   =    ALA + ALCA
                        BA

where:

              BP        =  the Bank Percentage;


              ALA  =  the Aggregate Loan Amount;

              ALCA =  the Aggregate L/C Amount; and

              BA   =  the Base Amount.

      "Banks" shall mean those financial institutions which have agreed to make Revolving Loans and to issue or participate in Letters of Credit pursuant to the Revolving Credit Agreement.

       "Base Amount", as of any date, will equal (i) the result obtained by multiplying (x) Net Eligible Receivables as of such date times (y) 100% minus the Applicable Reserve Ratio minus (ii) the Discount Rate Reserve.

       "Base Rate Borrowing" shall mean a Borrowing consisting
Base Rate Loans.

        "Base Rate Loan" shall mean a Revolving Loan interest on which is calculated at a per annum rate based on the Alternate Base Rate.

        "Benefit Plan" means any defined benefit plan as defined in
Section 3(35) of ERISA in respect of which any Seller or any ERISA Affiliate of a Seller is an "employer" as defined in Section 3(5) of ERISA.

        "Board" shall mean the Board of Governors of the Federal
Reserve System of the United States of America.

        "Borrowing" shall mean a group of Revolving Loans with a single Funding Date or Conversion/Continuation Date and as to which a single Interest Period is in effect.

        "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts are required or authorized by law to close and, when the term "Business Day" is used (i) with respect to any Borrowing or funding under a Letter of Credit, it shall mean any such day on which commercial banks are open for business in New York City, New York and, so long as any Bank's sole lending office is in a jurisdiction outside the United States, also in such jurisdiction and (ii) with respect to any Eurodollar Borrowing, it shall mean any such day on which commercial banks are open for international business (including dealings in Dollar deposits) in New York City, New York and London, England; provided that (i) the term "Business Day" shall also not include any day on which Wyman, with not less than ten days' prior written notice to the Facility Agent, closes its corporate headquarters so long as Wyman does not so close its headquarters for more than five days in any one calendar year in addition to those already described above and no more than two of such additional days are consecutive and (ii) all Banks whose sole lending offices are outside the United States shall, upon the request of WGRC and/or the Facility Agent, give WGRC and the Facility Agent reasonable advance notice of any holidays on which they are not open for business during the forthcoming calendar year.



       "Cameron" shall mean Cameron Forged Products Company, a
Delaware corporation and, following the acquisition thereof by Wyman, a wholly-owned subsidiary of Wyman.

       "Carrying Costs" shall mean, collectively, any Reserved
Carrying Costs and any Unreserved Carrying Costs.

       "Carrying Costs Percentage" shall mean, on any date, the carrying costs percentage appearing on the most recent Settlement Statement, which percentage shall be computed, as of the most recent Cut-Off Date by dividing (i) the sum of any Carrying Costs (other than interest on the Revolving Loans, the L/C reimbursement obligations or the Intercompany Notes) billed or, if not previously billed, paid during the Collection Period then ended by (ii) the aggregate Outstanding Balance of all Receivables as of such Cut-Off Date. The Carrying Costs Percentage shall be determined monthly in each Settlement Statement and such Carrying Costs Percentage shall be the Carrying Costs Percentage for all purposes under the Facility Documents from the Settlement Date relating thereto until the next Settlement Date. The Carrying Costs Percentage from the Effective Date until the first Settlement Date shall be as set forth on Schedule 1 hereto. All fees and expenses which are paid or payable on the Effective Date shall be excluded from the computation of the Carrying Costs Percentage in the first Settlement Statement.

     "Carrying Costs Reserve" shall mean, on any date, the sum of
(i) Accrued Carrying Costs as of such date plus (ii) the product of
(a) the Aggregate Loan Amount times (b) the Cost of Funds Rate divided by (c) twelve plus (iii) an accrual calculated to reasonably approximate WGRC's estimated income tax liabilities as owed to Wyman under the Company Documents; provided, however, that WGRC may direct the Collateral Agent to increase the Carrying Costs Reserve in order to simplify the daily allocations of funds required under Section 9.07 of the Revolving Credit Agreement.

     "Collateral" shall have the meaning assigned to such term in
Section 9.01 of the Revolving Credit Agreement.

     "Collateral Agent" shall mean Shawmut Bank, N.A., in its capacity as collateral agent for the Banks under the Revolving
Credit Agreement, and any successor thereto.

      "Collection Account" shall have the meaning assigned to such term in Section 9.03 of the Revolving Credit Agreement.

       "Collection Agent" shall mean, at any time, the Person then authorized pursuant to Article IX of the Revolving Credit Agreement to service, administer and collect the Receivables on behalf of the Banks.

        "Collection Date" shall mean the date following the Termination Date on which the aggregate Outstanding Balance of the Receivables included in the Purchased Assets shall have been reduced to zero, the Aggregate Loan Amount has been reduced to zero, the Aggregate L/C Amount has been reduced to zero and/or cash collateralized in full and WGRC has paid to the Banks and the Agents in full all principal, interest, fees and other amounts owed under the Facility.

       "Collection Period" shall mean each fiscal month of WGRC.

       "Collections" shall mean, with respect to any Receivable or all of the Receivables, as the case may be, all cash collections and other cash proceeds of such Receivable or Receivables, including, without limitation, all cash proceeds of Related
Security with respect to such Receivable or Receivables.

        "Commitment" shall mean, as to any Bank, its commitment to make Revolving Loans and to issue and/or participate in Letters of Credit up to that dollar amount set forth opposite its name on the signature pages to the Revolving Credit Agreement, (or, as applicable, set forth in any amendment thereto entered into pursuant to Section 2.10 thereof or set forth in any Assignment and Acceptance entered into pursuant to Section 12.03 thereof) as such dollar amount may be reduced pursuant to Section 2.06 of the Revolving Credit Agreement or increased pursuant to Section 2.09 thereof, and "Commitments" shall mean the aggregate commitments of the Banks to make Revolving Loans and to issue and/or participate in Letters of Credit up to the Facility Amount (or, if less, up to the Base Amount).

      "Commitment Termination Date" shall mean the earlier of (i) the Settlement Date which occurs not more than three calendar months nor less than two calendar months before the fifth anniversary of the Effective Date, as such date may be extended pursuant to Section 2.06 of the Revolving Credit Agreement, and
(ii) the date the Commitments are reduced to zero in accordance with Section 2.06(b) of the Revolving Credit Agreement.

       "Company Documents" shall mean the following documents between Wyman and WGRC dated as of even date with the Receivables Sale
Agreement: (i) that certain Ancillary Services and Lease Agreement and (ii) that certain Tax Sharing Agreement.

       "Consolidated Affiliate" shall mean, with respect to any Person, any other Person whose financial statements are, or should be under GAAP, consolidated with the financial statements of such Person.

       "Conversion/Continuation Date" shall mean, as to any Borrowing, the date on which such Borrowing is converted into a different Type of Borrowing or continued as the same Type of Borrowing pursuant to Section 2.05 of the Revolving Credit Agreement.

       "Cost of Funds Rate" shall mean, on any date, the weighted average of the per annum rates at which interest is then accruing on the Revolving Loans (computed on the basis of a year of 365 or 366 days), as calculated in the most recent Settlement Statement using the rates in effect and the Revolving Loans outstanding as of the close of business on the most recent Cut-Off Date, provided that, if no Revolving Loans are then outstanding, the Cost of Funds Rate shall mean the lesser of (a) the Eurodollar Rate for an Interest Period of one month plus five-eighths of one percent (0.625%) and (b) the Alternate Base Rate, in each case as calculated for such Cut-Off Date. The Cost of Funds Rate

calculated in any Settlement Statement shall be the Cost of Funds Rate from the Settlement Date relating thereto until the next Settlement Date. The Cost of Funds Rate from the Effective Date until the first Settlement Date shall be as set forth on Schedule 1.

       "Credit and Collection Policy" shall mean, the credit policies and procedures relating to the Receivables and Invoices as described on Exhibit C to the Receivables Sale Agreement, as the same may be amended from time to time in accordance with Section 4.03(c) of the Receivables Sale Agreement and Section 8.07 of the Revolving Credit Agreement.

        "Cut-Off Date" shall mean the last day of a Collection Period.

        "Daily Report" shall mean the Daily Report substantially in the form of Exhibit D-1 or Exhibit D-2 to the Receivables Sale
Agreement (as applicable) delivered by the Servicer on each Business Day as required by Section 5.03(b) of the Receivables Sale Agreement.

        "Departing Bank" shall have the meaning ascribe to such term in Section 2.10 of the Revolving Credit Agreement.

        "Dilution" shall mean, with respect to any Receivable, the actual reduction in the Original Balance of that Receivable as a result of any claim or setoff of the Obligor or any other adjustment made by the Servicer which reduction or adjustment arose as a result of a Dilution Factor.

        "Dilution Adjustment" shall mean, on any date, payments owed by a Seller to WGRC pursuant to Section 2.02(f) of the Receivables Sale Agreement on account of Dilution reported for such date with respect to the Receivables, which payments shall equal the amount of such Dilution.

        "Dilution Factors" shall mean any adjustments to the Outstanding Balances of the Receivables other than adjustments which arise as a result of Collections, Write-Offs or the taking of any Receivable Notes. Dilution Factors shall include, without limitation, any credits, rebates, sales or other similar taxes, cash discounts, volume discounts, cooperative advertising expenses, allowances, disputes, billing errors, chargebacks, returned or repossessed goods, inventory transfers, allowances for early payments and other allowances and discounts that are made or coordinated with Wyman's usual practices but shall not include adjustments made on account of the applicable Obligor's inability to pay the Outstanding Balance thereof.

      "Dilution Horizon Variable" shall mean, at any time, an amount calculated in the most recent Settlement Statement to equal a fraction, the numerator of which equals the aggregate Original Balances of new Receivables (other than Termination Receivables and Progress Billing Receivables) generated during the two most recent Collection Periods and the denominator of which equals the aggregate Outstanding Balances of all Eligible Receivables as determined on the most recent Cut-Off Date.


      "Dilution Ratio" shall mean the dilution ratio calculated in the most recent Settlement Statement to equal a fraction (expressed as a percentage) the numerator of which shall be Actual Dilution during the most recent Collection Period on Receivables (other than Termination Receivables and Progress Billing Receivables) and the denominator of which shall be the aggregate Original Balances of new Receivables (other than Termination Receivables and Progress Billing Receivables) generated during the Collection Period which ended two Collection Periods prior to the last Cut-Off Date; provided, however, that if, for any three consecutive Collection Periods, the aggregate amount of Actual Dilution during each such Collection Period differs from the aggregate amount of Dilution during such Collection Period, then the Dilution Ratio shall be thereafter calculated using the aggregate amount of Dilution during the most recent Collection Period (instead of Actual Dilution) on Receivables (other than Termination Receivables and Progress Billing Receivables) in the numerator thereof.

       "Dilution Reserve Ratio" shall mean, commencing on any Settlement Date and continuing until (but not including) the next
Settlement Date, an amount (expressed as a percentage) calculated in accordance with the following formula:

      DRR =  [(2.5 x ADR) +  [(HDR-ADR) x HDR)]] x DHV
                                          ADR
where:

      DRR =  the Dilution Reserve Ratio;

      ADR = the Average Dilution Ratio calculated in the most recent Settlement Statement;

      HDR = the highest average of the Dilution Ratios for any two consecutive Collection Periods within the twelve
            Collection Periods ending on the most recent Cut-Off
            Date; and

      DHV = the Dilution Horizon Variable calculated in the most recent Settlement Statement.

The Dilution Reserve Ratio calculated in any Settlement Statement shall be the applicable Dilution Reserve Ratio from the Settlement Date relating thereto until the next Settlement Date. The Dilution Reserve Ratio from the Effective Date until the first Settlement Date shall be as set forth on Schedule 1 hereto and the Dilution Ratios for the twelve Collection Periods preceding the first Settlement Date to be used in future calculations of the Dilution Reserve Ratio shall be as set forth in such Schedule 1.

      "Discount Rate" shall mean, on any date, (i) the Cost of Funds Rate plus (ii) the Carrying Costs Percentage, each as determined in the most recent Settlement Statement with respect to which a Settlement Date has occurred. The Discount Rate shall be determined by the Servicer monthly in each Settlement Statement and such Discount Rate shall be the Discount Rate for all purposes under the Facility Documents from the Settlement Date relating

thereto until the next Settlement Date. The Discount Rate from the Effective Date until the first Settlement Date shall be as set forth in Schedule 1 hereto.

      "Discount Rate Reserve" shall mean the discount rate reserve calculated on each day which amount shall be calculated in accordance with the following formula:

      DRR = ACC + ANO X (FR + SFR) X (3 X T TD) - CCR
                           360

where:

      DRR = the Discount Rate Reserve;

      ACC = Acccrued Carrying Costs as of the date of determination;

      ANO = the Aggregate Net Outstandings as of the most recent
            Reporting Date;

      FR = the higher of the Cost of Funds Rate then in effect and the Alternate Base Rate then in effect;

      SFR = the per annum rate applicable to the Servicer Fee (if the Servicer is a party other than Wyman, any other
            Seller or WGRC);

      CCR = the aggregate balance of funds in the Collection
            Account on the date of determination which are retained on account of the Carrying Costs Reserve; and

      TD = Turnover Days for all of the Receivables as calculated in the most recent Settlement Statement.

      "Dissenting Bank" shall have the meaning ascribed to such term in Section 2.06(c) of the Revolving Credit Agreement.

      "Dollar" and the symbol "$" shall mean lawful money of the United States of America.

      "Effective Date" shall mean the date on which the conditions precedent to the effectiveness of the Revolving Credit Agreement have been satisfied (and/or waived) and the Facility Agent has confirmed the effectiveness of the Revolving Credit Agreement.

      "Eligible Assignee" shall mean any commercial bank with (i) a combined capital and surplus of at least $500,000,000 and (ii) a rating on such bank's long-term deposits of not less than A-3 (or the equivalent thereof) from any such rating agency.

      "Eligible Obligor" shall mean each Obligor that satisfies the following criteria:

     (a) it is not the United States of America, any foreign government, any state, province or other local govern-mental agency, or any department, agency or instru-mentality thereof;

     (b)  it is not an Affiliate of Wyman;

     (c) as of the most recent Cut-Off Date, it was not the subject of an Insolvency Event;

     (e) as of the most recent Cut-Off Date, no more than 50% of the aggregate Receivables owed by such Obligor and its Consolidated Affiliates were (for reasons other than disputes) aged more than 120 days past their respective invoice dates; and

     (f) as of the most recent Cut-Off Date, none of the past due Receivables owed by such Obligor had been evidenced by Receivable Notes.

     "Eligible Receivable" shall mean, at any time, a Receivable which satisfies the following criteria:

          (1)  Such Receivable is (i) denominated in U.S. Dollars;
     (ii) non-interest bearing, and (iii) owed by an Eligible
     Obligor;

          (2) Such Receivable is in compliance with all applicable laws, rules and regulations;

          (3) Such Receivable represents a bona fide obligation resulting from a sale of goods which have been shipped or services which have been performed, and constitutes the legally valid, binding and enforceable obligation of the applicable Obligor in accordance with its terms;

          (4) Such Receivable does not constitute a "bill and hold" Receivable or other pre-billed obligation (including, without limitation, any Progress Billing Receivables);

          (5) Such Receivable arose from the sale of merchandise or services in the ordinary course of the Seller's business;

          (6) Such Receivable is not subject to any asserted reduction, cancellation, refund or rebate or to any dispute, offset, counterclaim, Lien (other than created under the Facility Documents) or other defense, provided that (i) the Outstanding Balance of any such Receivable which is otherwise Eligible and is subject only in part to any of the foregoing shall be Eligible to the extent not subject to any such reduction, cancellation, refund, rebate, dispute, offset, counterclaim, Lien or other defense; (provided, that if any Lien is not in the nature of a dispute, offset or counterclaim and attaches to any individual Receivable (and not Receivables generally), such entire Receivable shall not be an Eligible Receivable) and (ii) if any such Lien attaches to all of the Receivables, such Lien shall not affect the eligibility of any Receivables but shall instead operate as a reduction in the Net Eligible Receivables as described in clause (iii) of the definition thereof);




          (7) As of the most recent Cut-Off Date, such Receivable was not aged more than 120 days past its invoice date;

          (8) The sale of such Receivable and the Related Security to WGRC and the grant of a security interest therein by WGRC to the Collateral Agent does not conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance;

          (9) The sale or assignment of such Receivable does not require the consent of the Obligor or any other Person other than any such consent which has been previously obtained;

          (10) Such Receivable was created in accordance with and otherwise complies with all applicable requirements of the Credit and Collection Policy;

          (11) Such Receivable is an "account" (and not chattel paper, a general intangible or an instrument) within the meaning of the UCC;

          (12) WGRC's ownership interest and the Banks' security interests in such Receivable shall have been perfected; and

          (13) Such Receivable is not a Termination Receivable.

Without limiting the foregoing, Write-Offs and Receivables evidenced by Receivable Notes shall not constitute Eligible Receivables. In addition, for purposes of computing Net Eligible Receivables on any date, no Receivable evidenced by an invoice for an amount greater than $500,000 shall qualify as an Eligible Receivable until the sixth Business Day after the date of such invoice.

     "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as WGRC or Wyman; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with WGRC or Wyman or
(iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as WGRC or Wyman, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

     "Eurodollar Borrowing" shall mean a Borrowing consisting of Eurodollar Loans.

     "Eurodollar Lending Office" shall mean, as to any Bank, the office designated on the signature pages of the Revolving Credit Agreement as the office through which such Bank makes Eurodollar Loans whether or not such office is outside the United States of America.



     "Eurodollar Loan" shall mean a Revolving Loan interest on which is calculated at a per annum rate based on the Eurodollar
Rate.

     "Eurodollar Rate" shall mean, with respect to any Eurodollar Borrowing, for any Interest Period, an interest rate determined by the Facility Agent to be the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Facility Agent's Eurodollar Lending Office two Business Days prior to the beginning of such Interest Period by prime banks in the interbank eurodollar market as at or about 10:00 a.m., Boston time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal to the amount of such Eurodollar Borrowing.

     "Excess Concentration Balances" shall mean for any Obligor and its Consolidated Affiliates, the aggregate Outstanding Balances of otherwise Eligible Receivables due from such Obligor and, without duplication, its Consolidated Affiliates which, expressed as a percentage of the aggregate Outstanding Balances of all Eligible Receivables, exceeds the following percentages for the following
Obligors:

     (a)  20% for any Tier-2 Obligor;

     (b)  10% for any Tier-3 Obligor;

     (c)  6-2/3% for any Tier-4 Obligor; and

     (d)  4% for any Tier-5 Obligor;

provided, that WGRC may, by notice thereof in any Settlement Statement (with concurrent notice to the Rating Agency), increase or decrease the percentages set forth in the foregoing clauses for all subsequent Collection Periods (until further changed in accordance with the terms hereof) so long as (i) no Liquidation Event or Unmatured Liquidation Event shall have occurred and be continuing at the time such Settlement Statement is delivered, (ii) the percentage set forth in clause (b) above shall at all times be equal to one-half of the percentage in clause (a) above, (iii) the percentage set forth in clause (c) above shall at all times be equal to one-third of the percentage in clause (a) above, and (iv) the percentage set forth in clause (d) above shall at all times be equal to one-fifth of the percentage in clause (a) above. Any such change to the foregoing percentages shall result in a corresponding change to the Minimum Required Reserve Ratio, as set forth in the definition thereof.

          "Excess Foreign Obligor Balances" shall mean, as of any date, the dollar amount by which the aggregate Outstanding Balances of otherwise Eligible Receivables owing from Obligors which are not residents of the United States or Canada and do not have a dollar-denominated rating from the Rating Agency as of such day (other than any such Receivables payment of which is supported by a letter of credit or guarantee (i) issued by a domestic banking institution rated at least "A" by the Rating Agency and (ii) assigned to the


Collateral Agent) exceeds five percent (5%) of the aggregate
Outstanding Balances of all Eligible Receivables as of such day.

     "Extension Request" shall have the meaning ascribed to such term in Section 2.06(c) of the Revolving Credit Agreement.

     "Facility" shall mean the facility under the Revolving Credit Agreement for Revolving Loans and for the issuance of Letters of Credit.

     "Facility Agent" shall mean Shawmut Bank, N.A., in its capacity as agent for the Banks under the Revolving Credit
Agreement, and any successor thereto.

     "Facility Amount" shall mean $65,000,000, as the same may be increased pursuant to Section 2.09 of the Revolving Credit
Agreement and/or reduced pursuant to Section 2.06 of the Revolving Credit Agreement.

     "Facility Documents" shall mean collectively, the Receivables Sale Agreement, the Revolving Credit Agreement, the Lock-Box
Agreements, the Company Documents, and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

     "Federal Funds Rate" shall mean, on any day, a fluctuating interest rate per annum equal to the rate of interest offered in the interbank market to the Facility Agent as the overnight Federal funds rate as of about 10:00 a.m., Boston time, on such day (or, if such day is not a Business Day, for the next preceding Business
Day).

     "Final Collection Date" shall mean the thirteenth Settlement
Date from and after the Termination Date.

     "Financial Advisor" shall mean BT Securities Corporation.

     "Force Majeure Event" shall mean, with respect to any Person, any riots, acts of God or the public enemy, acts of war, acts of terrorists, epidemics, fire, equipment or power failures, flood, embargoes, weather, earthquakes or similar events beyond the control of such Person.

     "Funding Date" shall mean, as to any Revolving Loan, the date on which such Revolving Loan is made pursuant to Section 2.02 of the Revolving Credit Agreement.

     "GAAP" shall mean generally accepted accounting principles as set forth from time to time in the opinions and pro nouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by significant segments of the accounting profession.

     "Indebtedness" shall mean on any date, for any Person, without duplication, (i) all obligations of such Person for borrowed money,
(ii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable

arising in the ordinary course of business which are payable according to ordinary business terms, (iii) all obligations of such Person as lessee under leases which shall have been, or should be, in accordance with GAAP, recorded as capital leases, (iv) all reimbursement obligations in respect of any letters of credit, (v) all obligations secured by any Lien on the property of such Person,
(vi) all obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (vi) above, and
(vii) all net obligations of such Person arising under any repurchase agreements or any interest rate or currency protection or exchange agreements.

     "Indemnified Amounts" shall have the meaning ascribed to such term in Section 10.03 of the Revolving Credit Agreement.

     "Information Memorandum" shall mean that certain Preliminary Information Memorandum dated March 9, 1994 (as the same may have been supplemented or otherwise updated by memorandum from the Financial Advisor dated April 15, 1994) with respect to the transactions contemplated under the Facility Documents.

     "Initial Purchase Date" shall mean, (i) as to any Initial
Seller, the Effective Date and (ii) as to any other Seller, the date on which WGRC makes its initial Purchase of Receivables from such Seller.

     "Initial Seller" shall mean Wyman, WGIC and PFI.

     "Insolvency Event" shall mean, with respect to any Person, the institution of any case or proceeding by or against such Person seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, dissolution, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property or the taking of any corporate action by such Person to authorize any of the foregoing actions.

     "Intercompany Notes" shall mean the Short-Term Notes, the Long-Term Notes and the L/C Note.

     "Interest Period" shall mean:

          (i) for each Eurodollar Loan comprising part of the same Borrowing, the period commencing on the Funding Date or the Conversion/Continuation Date of such Borrowing, as applicable, and ending on the last day of the period selected by WGRC pursuant to the terms of the Revolving Credit Agreement, which period shall be one, two, or three months; and





          (ii) for each Base Rate Loan comprising part of the same Borrowing, a period commencing on the Funding Date or the Conversion/Continuation Date of such Borrowing and ending on the immediately following Settlement Date, and thereafter commencing on each Settlement Date and ending on the immediately following Settlement Date.

provided, however, that (i) if any Interest Period would otherwise end on a day that shall not be a Business Day, such Interest Period shall end on the next succeeding Business Day (unless, with respect to any Eurodollar Loan, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day) and (ii) if any Interest Period with respect to a Eurodollar Loan would otherwise end on a calendar day for which there is no corresponding calendar day in the applicable subsequent calendar month, such Interest Period shall expire on the last Business Day of such applicable subsequent calendar month, and (iii) no Interest Period with respect to any Eurodollar Loan shall end on a date later than the Commitment Termination Date.

     "Investment" shall mean, with respect to any Person, any direct or indirect investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the incurrence of receivables arising from sales made or services rendered in the ordinary course of business and excluding commission, travel and similar advances to officers, directors and employees made in the ordinary course of such Person's business.

     "Invoice" shall mean an invoice issued by a Seller to an Obligor in substantially one of the forms attached as Exhibit B to the Receivables Sale Agreement, or such other writing approved by the Facility Agent, pursuant to which such Obligor is obligated to pay for the sale of goods, merchandise and/or services rendered by the applicable Seller.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

     "IRS" shall mean the Internal Revenue Service.

     "Issuer" shall mean, (i) with respect to any Syndicated Letter of Credit, each Bank in its capacity as an issuer thereof and (ii) in the case of any Participated Letter of Credit, the Issuing Bank.

     "Issuing Bank" shall mean Shawmut Bank, N.A., in its capacity as the issuer of certain Letters of Credit pursuant to Article III of the Revolving Credit Agreement.

     "L/C Facility Sub-Amount" shall mean $35,000,000; provided, however, that if the Facility Amount is increased pursuant to
Section 2.09 of the Revolving Credit Agreement, then the L/C Facility Sub-Amount shall be increased by fifty percent (50%) of the amount of such increase in the Facility Amount.




     "L/C Fee" shall have the meaning ascribed to such term in
Section 4.02(a) of the Revolving Credit Agreement.

     "L/C Fronting Fee" shall have the meaning ascribed to such term in Section 4.02(e) of the Revolving Credit Agreement.

     "L/C Note" shall mean that certain L/C Note issued by WGRC in favor of Wyman, for the benefit of Wyman and the other Sellers, pursuant to Section 2.02(d) of the Receivables Sale Agreement.

     "Letter of Credit" shall mean any letter of credit issued by the Banks or by the Issuing Bank for the account of WGRC pursuant to Article III of the Revolving Credit Agreement.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capitalized lease obligation, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement, naming the owner of the asset to which such Lien relates as debtor, under the UCC or comparable law of any jurisdiction).

     "Liquidation Event" shall mean any one of the following events:

          (a) The Settlement Statement delivered on any Reporting
     Date shall show that, as of the preceding Cut-Off Date, the Loss to Liquidation Ratio for all of the Receivables exceeded five percent (5%); or

          (b) The Settlement Statement delivered on any Reporting Date shall show that, as of the preceding Cut-Off Date, the Adjusted Loss to Liquidation Ratio for each of (1) the period of three consecutive Collection Periods ending on such Cut-Off Date and (2) the period of three consecutive Collection Periods which immediately preceded the three Collection Periods in subclause (b)(1), exceeded one percent (1%); or

          (c) The Settlement Statements delivered on any two consecutive Reporting Dates shall show that, as of the preceding Cut-Off Date, the aggregate unpaid balance of Receivables (excluding, however, Termination Receivables and Progress Billing Receivables) which were more than 120 days past invoice date (but which, in accordance with the Credit and Collection Policy, had not yet been written off) exceeded
     (i) until the earlier of (a) the first Cut-Off Date after which Cameron has become a Seller and (b) December 31, 1994, fifteen percent (15%) of the aggregate unpaid balance of all Receivables or (ii) thereafter, twelve percent (12%) of the aggregate unpaid balance of all Receivables; or





          (d) Either (i) failure by WGRC to make any mandatory payment of principal or interest on the Revolving Loans when required under the Facility Documents which failure continues unremedied for three (3) Business Days; or (ii) failure by WGRC or any Seller (whether individually or in its capacity as Servicer or subservicer) to pay LIBOR breakage costs or any Reserved Carrying Costs when due under the Facility Documents, which failure continues unremedied for five (5) Business Days; or (iii) failure by WGRC or any Seller (whether individually or in its capacity as Servicer or subservicer) to pay any other amount when due under the Facility Documents, which failure continues unremedied for seven (7) Business Days; provided, however, that if WGRC, the Servicer and/or a Seller is unable to make a payment described above as a result of a Force Majeure Event, then the time periods described above shall be extended for so long as such Force Majeure Event renders the Servicer, Seller or WGRC unable to make such payment but in no event shall such extension exceed ten (10) business days; or

          (e) Any representation or warranty made by WGRC or by a Seller (whether individually or in its capacity as the Servicer or as subservicer) under or in connection with any Facility Document, any Daily Report, any Settlement Statement or other report, certificate, financial statement or information furnished by a Seller and/or WGRC pursuant to the Facility Documents shall prove to have been false or incorrect in any material respect when made; provided, however, that (i) the mistaken representation of a Receivable as an Eligible Receivable shall not constitute a Liquidation Event unless and until the relevant Seller has failed to make the requisite cash payments owed under the Receivables Sale Agreement within the time frame provided hereunder in respect of the Noncomplying Receivables Adjustment arising from such misrepresentation and (ii) if any such misrepresentation is capable of cure within five (5) Business Days, then such misrepresentation shall not constitute a Liquidation Event unless and until WGRC or the relevant Seller, as applicable, has failed to cure such misrepresentation within such time period; or

          (f) Any Seller (whether individually or in its capacity as Servicer or as subservicer) shall fail to perform or observe any term, provision, covenant, condition or agreement contained in Article IV or Article V of the Receivables Sale Agreement on its part to be performed or observed (other than those referred to in clause (d) above) and any such failure (other than failures which are not capable of cure and failures with respect to Section 4.02(a) or Section 4.03(d) of the Receivables Sale Agreement, either of which shall constitute a Liquidation Event without any further lapse of time) shall remain unremedied for five (5) Business Days or more after written notice thereof shall have been given by WGRC or the Facility Agent to such Seller; or





          (g) WGRC shall fail to perform or observe any term, provision, covenant, condition or agreement contained in
     Section 7.01(e) or Article VIII of the Revolving Credit Agreement on its part to be performed or observed and, solely with respect to Sections 8.03 and 8.13, any such failure shall remain unremedied for five (5) Business Days or more after written notice thereof shall have been given by the Facility Agent to WGRC; or

          (h) Either (i) any Seller shall fail to perform or observe any other term, provision, covenant, condition or agreement contained in the Receivables Sale Agreement or any other Facility Document on its part to be performed or observed (other than those covered by the other subsections of this definition) and any such failure shall remain unremedied for ten (10) Business Days after written notice thereof shall have been given by WGRC or the Facility Agent to such Seller or (ii) WGRC shall fail to perform or observe any term, provision, covenant, condition or agreement contained in the Revolving Credit Agreement or any other Facility Document on its part to be performed or observed (other than those covered by the other subsections of this definition) and any such failure shall remain unremedied for ten (10) Business Days after written notice thereof shall have been given to WGRC by the Facility Agent; or

          (i) An Insolvency Event shall have occurred with respect to any Seller or WGRC; provided, however, that if such Insolvency Event arises as a result of a involuntary bankruptcy petition being filed against all or any Sellers but not WGRC, the event described in this clause (i) shall not mature into a Liquidation Event unless and until (a) such proceeding shall continue undismissed for a period of 60 days,
     (b) an order of relief shall be entered in such proceeding, or
     (c) the applicable Seller shall acquiesce in such proceeding, whichever is earliest; or

          (j) Either Wyman shall cease to own (directly or indirectly) 100% of the issued and outstanding shares of WGRC or the Sellers shall cease to own 100% of the Intercompany Notes, in each case free and clear of any Liens (except Permitted Liens) or Wyman shall cease to own (directly or indirectly) at least 80% of the issued and outstanding shares of each other Seller; or

          (k) Either the IRS or the PBGC shall have filed one or more Liens against the assets of the Sellers or WGRC in an aggregate amount exceeding $2,000,000 unless such amounts (i) are adequately bonded to the satisfaction of the Facility Agent or (ii) relate to taxes which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained under GAAP; or

          (l) The Servicer shall fail to perform or observe any term, provision, covenant, condition or agreement to be performed or observed on its part under Article V of the Receivables Sale Agreement or under any other provision of any other Facility Document (other than as referred to in other
     subsections of this definition) and any such failure shall remain unremedied for five (5) Business Days after written notice thereof shall have been given by WGRC or the Facility Agent to the Servicer; provided, that any failure to deliver the Daily Report on each Business Day for reasons other than a Force Majeure Event or any failure to deliver the Settlement Statement by the applicable Reporting Date for reasons other than a Force Majeure Event, shall constitute a Liquidation Event if such failure, in either case, remains unremedied for one or more Business Days; or

          (m) Either (i) WGRC shall cease to have a valid first-priority ownership interest in the Receivables, all Related Security or Collections therefrom or any other Collateral; or (ii) the Collateral Agent shall cease to have a valid first-priority security interest in the Collateral (subject, however, in either case, to Permitted Liens); or

          (n) The Aggregate Net Outstandings shall exceed the Base Amount for a period of five or more consecutive Business Days (after giving effect to all allocations of Collections and purchases of Receivables made on each such day); provided, that if such excess has resulted solely on account of a downgrade in the rating of General Electric Company or United Technologies Corporation (but not both) and the category applicable to such Obligor in the definition of "Excess Concentration Balances" has decreased by one (but not by more than one), then a Liquidation Event shall occur under this clause (n) only if such excess continues for a period of eight or more consecutive Business Days; or

          (o) Any proceedings shall have commenced and shall be continuing to foreclose upon any Lien or other encumbrance on any of the Collateral; or

          (p) WGRC or any Seller shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

          (q) Any non-appealable judgment or non-appealable order for the payment of money shall be rendered against WGRC and such judgment or order shall remain in effect and unpaid for a period of ten (10) or more consecutive days.

     "Liquidation Period" shall mean the period commencing on the date on which the Sellers' obligation to sell and WGRC's obligation to purchase Receivables under the Receivables Sale Agreement terminates and continuing until the Collection Date. The
Liquidation Period shall commence on the earliest to occur of:

     (i)  the Commitment Termination Date;

     (ii) the occurrence and continuance of a Liquidation Event described in clause (i) or clause (p) of the definition thereof;




     (iii) the eleventh Business Day following the occurrence and during the continuance of a Liquidation Event described in clause (d) of the definition thereof unless waived by the Majority Banks or otherwise cured prior to such eleventh Business Day;

     (iv) the eleventh Business Day following the occurrence of a Liquidation Event described in clause (n) of the definition thereof, unless waived by the Required Banks prior to such eleventh Business Day;

     (v) the first Business Day following the date designated by the Required Banks upon the occurrence and during the continuance of any Liquidation Event (including, without limitation, those described in clauses (iii), (iv) and (viii) of this definition);

     (vi) the date designated by Wyman to WGRC, to the Facility
     Agent and the Banks by not less than ten (10) days nor more than sixty (60) days prior written notice as the date on which Wyman wishes to cease the sales of Receivables to WGRC;

     (vii) the date designated by WGRC to the Sellers, to the Facility Agent and the Banks by not less than three days nor more than ten days prior written notice following the occurrence and during the continuance of any Liquidation Event as the date on which it wishes to cease the purchases of Receivables from Wyman; or

     (viii) the eleventh Business Day following Wyman's knowledge of the occurrence of a Liquidation Event described in clause
     (m) of the definition thereof, unless such Liquidation Event is waived by the Required Banks or otherwise cured prior to such eleventh Business Day.

     "Lock-Box Account" shall mean any lock-box account or other depositary account maintained for the purpose of receiving
Collections on the Receivables.

     "Lock-Box Agreement" shall mean any agreement, in substantially the form of Exhibit 9.03 to the Revolving Credit
Agreement, entered into among WGRC, the Collateral Agent and a Lock-Box Bank.

     "Lock-Box Bank" shall mean any of the banks holding one or more Lock-Box Accounts.

     "Long-Term Notes" shall mean those certain Long-Term Notes issued by WGRC in favor of the Sellers on the Effective Date to evidence WGRC's indebtedness in respect of the initial transfer of Receivables from the Sellers.

     "Loss Discount Ratio" shall mean, with respect to any Seller's Receivables or all of the Receivables, as the case may be, the Loss to Liquidation Ratio with respect thereto appearing on the most recent Settlement Statement, recalculated to include in the numerator thereof all Write-Offs and Receivables Notes taken during

the applicable period, whether or not such Write-Offs and Receivables Notes exceeded the Excess Concentration Balances for the related Obligors. The underlying calculations for each of the three Collection Periods preceding the first Settlement Date to be used in future calculations of the Loss Discount Ratio shall be as set forth in Schedule 1.

     "Loss Reserve Ratio" shall mean, commencing on any Settlement Date and continuing until (but not including) the next Settlement
Date, an amount (expressed as a percentage) calculated in accordance with the following formula:

          LRR = 2.5 x ARR x b

     where:

          LRR = the Loss Reserve Ratio;

          ARR = the highest average of the Aged Receivables
                Ratios for any three consecutive Collection
                Periods that occurred during the period of twelve consecutive Collection Periods ending on the most recent Cut-Off Date; and

          b   = a fraction having (A) a numerator equal to the
                aggregate Original Balances of all new
                Receivables (other than Termination Receivables and Progress Billing Receivables) generated during the preceding four Collection Periods preceding such Settlement Date, and (B) a denominator equal to the aggregate unpaid balance of all Eligible Receivables as calculated on the most recent Cut-Off Date.

The Loss Reserve Ratio calculated in any Settlement Statement shall be the applicable Loss Reserve Ratio from the Settlement Date relating thereto until the next Settlement Date. The Loss Reserve Ratio from the Effective Date until the first Settlement Date shall be as set forth on Schedule 1 hereto and the underlying calculations for each of the three Collection Periods preceding the first Settlement Date to be used in future calculations of the Loss Reserve Ratio shall be as set forth in such Schedule 1.

     "Loss to Liquidation Ratio" shall mean, with respect to any Seller's Receivables or all of the Receivables, as the case may be, the applicable loss to liquidation ratio appearing on the most recent Settlement Statement, which ratio (expressed as a percent-age) shall be computed, as of the most recent Cut-Off Date, by dividing (i) the excess, if any, of (A) the aggregate reduction in the Outstanding Balances of such Receivables as a result of Write-Offs during the three most recent Collection Periods plus without duplication, the principal amount of all Receivable Notes taken in respect of such Receivables during such three Collection Periods (excluding from this clause (A), for any Obligor, Write-Offs and Receivables Notes taken for Receivables which did not, in the aggregate, exceed the Excess Concentration Balance for such Obligor on the date such Receivables were written off or such Receivables


Notes taken), over (B) any Collections received during such three Collection Periods in respect of such Write-Offs and, without duplication, such Receivable Notes by (ii) the aggregate amount of Collections with respect to such Receivables received during such three Collection Periods. The underlying calculations for each of the three Collection Periods preceding the first Settlement Date to be used in future calculations of the Loss to Liquidation Ratios shall be as set forth in Schedule 1.

     "Majority Banks" shall mean Banks whose Pro Rata Shares aggregate more than fifty percent (50%).

     "Material Adverse Effect" shall mean (i) any material adverse effect upon the condition (financial or otherwise), operations, properties or prospects of WGRC, (ii) any material adverse effect upon the validity or enforceability of the Facility Documents or any of the Liens created thereunder or (iii) any adverse effect which, by itself or when taken together with all other such adverse effects, would have a materially adverse effect on the validity, enforceability or collectibility of the Receivables and the other Purchased Assets taken as a whole (including, without limitation, any such adverse effect on collectibility which arises as a result of Wyman's or any other Seller's inability to perform its duties as Servicer or as Collection Agent).

     "Minimum Required Reserve Ratio" shall mean the sum of (i) the Average Dilution Ratio for the most recent Cut-Off Date times the Dilution Horizon Variable for the most recent Cut-Off Date plus
(ii) the percentage applicable from time to time to Tier-2 Obligors with respect to the definition of Excess Concentration Balances; provided, that in no event shall the Minimum Required Reserve Ratio be less than fourteen percent (14%). The Minimum Required Reserve Ratio calculated in any Settlement Statement shall be the applicable Minimum Required Reserve Ratio from the Settlement Statement relating thereto until the next Settlement Date. The Minimum Required Reserve Ratio from the Effective Date until the first Settlement Date shall be as set forth on Schedule 1 hereto.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is contributed to by WGRC, Wyman or any ERISA Affiliate on behalf of its employees.

     "Net Eligible Receivables" shall mean the aggregate Outstanding Balances of Eligible Receivables as reported in the most recent Daily Report minus the sum of (i) the aggregate amount of the Excess Concentration Balances for each Obligor and its Consolidated Affiliates then in effect, (ii) the Excess Foreign Obligor Balances then in effect and (iii) the dollar amount of any Liens which attach to the Eligible Receivables unless such Liens
(x) are for taxes, assessments or charges of any governmental authority for amounts not yet due or (y) have been bonded in full by or on behalf of the Sellers.

     "Non-Usage Fee" shall have the meaning ascribed to such term in Section 4.02(a) of the Revolving Credit Agreement.




     "Noncomplying Receivable" shall mean a Receivable which was not an Eligible Receivable as of the date it was purchased by WGRC from the applicable Seller.

     "Noncomplying Receivables Adjustment" shall mean, with respect to any Receivables which are identified on any date to a Seller by WGRC as Noncomplying Receivables, the amounts owed by such Seller to WGRC pursuant to Section 2.02(f) of the Receivables Sale Agreement, which amounts shall equal (i) the Purchase Price Percentage times the Original Balance of such identified Noncomplying Receivables minus (ii) the aggregate amount of Collections received by WGRC (and not previously the subject of an adjustment to the Purchase Price payable pursuant to said Section 2.02(f)) with respect to any such Noncomplying Receivables and minus (iii) the aggregate amount of Collections received by WGRC with respect to any Noncomplying Receivables which were previously reported to be Noncomplying Receivables and on account of which Noncomplying Receivables Adjustments were previously made.

     "Notice of Borrowing" shall mean a "Notice of Borrowing" described in Section 2.03 of the Revolving Credit Agreement.

     "Notice of Conversion/Continuation" shall mean a "Notice of Conversion/Continuation" described in Section 2.05 of the Revolving Credit Agreement.

     "Obligations" shall have the meaning assigned to such term in
Section 9.01 of the Revolving Credit Agreement.

     "Obligor" shall mean any Person obligated to make payments in respect of a Receivable.

     "Ordinary Course Expenses" shall mean the expenses of WGRC for employee salaries, benefits, directors' fees, office lease payments, office supplies, amounts owed under the Company Documents, fees owed to the Lock-Box Banks, Federal, state and local taxes and similar expenses incurred in the ordinary course of its business other than (a) interest expense under the Intercompany Notes and (b) other Carrying Costs specifically mentioned in the definitions of Reserved Carrying Costs and Unreserved Carrying Costs.

     "Original Balance" shall mean, with respect to any Receivable, the face amount of such Receivable on the date it was purchased by WGRC, which face amount shall be calculated net of any credits issued on the date of Purchase (or, in the case of Purchases on the Effective Date, accrued through the date of Purchase) and reflected in the Daily Report for such date.

     "Outstanding Balance" shall mean, with respect to any Receivable at any time, the then outstanding face amount thereof, which is calculated by subtracting the Collections, Dilution and Write-Offs relating to such Receivable from the Original Balance of such Receivable.

     "Participated Letter of Credit" shall mean, a Letter of Credit issued by the Issuing Bank.


     "Permitted Investments" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities on or before the first Settlement Date after the date of acquisition; (ii) time deposits and certificates of deposit having maturities on or before the first Settlement Date after the date of acquisition, maintained with or issued by any commercial bank having capital and surplus in excess of $500,000,000 and having a commercial paper rating not less than A-1+ or the equivalent thereof from the Rating Agency; (iii) money market funds which are rated AAA-m or AAA-mg by the Rating Agency; (iv) repurchase agreements having maturities on or before the first Settlement Date after the date of acquisition for underlying securities of the types described in clauses (i) and (ii) above or clause (v) below with any institution with a long term debt rating of AAA or a commercial paper rating of A-1+; and (v) commercial paper maturing on or before the first Settlement Date after the date of acquisition and having a rating of not less than A-1+ from the Rating Agency.

     "Permitted Liens" shall mean (i) Liens for taxes, assessments or charges of any governmental authority for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords, carriers, warehousemen, mechanics and materialmen imposed by law and created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (iii) any right of offset of an Obligor with respect to payment of a Receivable which has the economic effect of a priority claim; (iv) Liens of a collecting bank under Section 4-210 of the UCC; and (v) other Liens not described in clause (i) above in favor of the PBGC or the IRS which either (a) do not exceed $2,000,000 in the aggregate at any one time outstanding or (b) have been bonded in full by or on behalf of the Sellers.

     "Person" shall mean an individual, partnership, corporation
(including a business trust), joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

     "PFI" shall mean Precision Founders Inc., a California corporation and a wholly-owned subsidiary of Wyman.

     "Pro Rata Share" shall mean, as to any Bank, a fraction, the numerator of which equals the Commitment of such Bank and the denominator of which equals the Facility Amount.

     "Progress Billing Receivables" shall mean any Receivables arising pursuant to invoices for progress billings with respect to work not yet completed.

     "Purchase" shall mean a purchase by WGRC with regard to Pur-chased Assets from the Sellers made pursuant to Article II of the Receivables Sale Agreement.


     "Purchase Discount Rate Reserve Ratio" shall mean, with respect to any Seller's Receivables a percentage calculated in the most recent Settlement Statement in accordance with the following formula:

       PDRR =  TD  x  (DR + PD)
               360

    where:

       PDRR = the Purchase Discount Rate Reserve Ratio applicable to such Seller's Receivables;

       TD   =  the Turnover Days for such Seller's Receivables
                during the prior Collection Period;

       DR    =  the Discount Rate; and

       PD    =  a profit discount equal to three percent (3%).

    "Purchase Price" shall mean, with respect to any Purchase under the Receivables Sale Agreement, the aggregate price to be paid by WGRC to the applicable Seller, which price shall be computed by multiplying the aggregate Original Balances of the Seller's Receivables included in such Purchase by the then effective Purchase Price Percentage applicable to such Receivables, as such amount may be adjusted to reflect any Dilution Adjustment or Noncomplying Receivables Adjustment calculated for the applicable date of Purchase pursuant to Section 2.02(f) of the Receivables Sale Agreement.

    "Purchase Price Percentage" shall mean, with respect to any Seller's Receivables, a percentage calculated in the most recent Settlement Statement to equal 100% minus the sum of (i) the Loss Discount Ratio applicable thereto and (ii) the Purchase Discount Rate Reserve Ratio applicable thereto, as each such ratio has been computed in such Settlement Statement. The Purchase Price Percentage calculated in any Settlement Statement shall be the applicable Purchase Price Percentage from the Settlement Date relating thereto until the next Settlement Date. From the Effective Date to the first Settlement Date, the applicable Purchase Price Percentage shall be as set forth in Schedule 1 hereto.

    "Purchased Assets" shall mean, with respect to any Purchase,
(a) the Receivables sold to WGRC by the applicable Seller on the date thereof, (b) all Related Security relating to such Receivables and (c) all Collections with respect to, and other proceeds of, such Receivables and Related Security (including, without limita-tion, all Receivable Notes received in respect thereof).

    "Rating Agency" shall mean Standard & Poor's Corporation ("Standard & Poor's") or any successor rating agency acceptable to the Facility Agent which issues a rating letter with respect to the Facility in substitution for Standard & Poor's. If Standard & Poor's is replaced as the Rating Agency, references to particular ratings shall mean the corresponding rating of such successor Rating Agency.

    "Receivable" shall mean all indebtedness of an Obligor
(whether constituting an account, chattel paper, or general intangible) arising from the sale of merchandise or the furnishing of services by a Seller, including all interest or finance charges and other obligations of such Obligor with respect thereto, but excluding any such indebtedness which is not denominated in U.S. dollars. Until the Collection Date, each Write-Off and each Receivable Note shall continue to constitute a Receivable until the indebtedness of the Obligor thereunder shall have been paid in full, extinguished by agreement between the applicable Seller and such Obligor or otherwise extinguished pursuant to applicable law.

    "Receivable Notes" means any promissory notes issued by an Obligor to evidence a Receivable.

    "Receivables Sale Agreement" shall mean that certain
Receivables Purchase and Sale Agreement dated as of May 20, 1994 by and between the Sellers and WGRC, as the same may be amended, restated or otherwise modified from time to time.

    "Records" shall mean all Invoices and other documents, books, records and other media for the storage of information (including, without limitation, tapes, disks, computer programs and databases and related property) maintained with respect to the Receivables and the related Obligors.

    "Regulations G, T, U and X" shall mean Regulations G, T, U and X, respectively, as promulgated by the Board, or any similar regulations substituted for any of the foregoing.

    "Related Security" shall mean with respect to any Receivable:

       (i) all of the applicable Seller's rights under the Invoices;

       (ii) all guarantees, indemnities, warranties, chattel paper, insurance policies and proceeds and security agreements and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Invoice related to such Receivable or otherwise; and

       (iii) all of the applicable Seller's residual right, title and interest in and to all goods and/or merchandise (including returned, repossessed or foreclosed goods and/or merchandise) the sale of which gave rise to such Receivable;

        (iv) all of the applicable Seller's rights in, to and under the (A) Records, (B) instruments, checks and other forms of payment and (C) general intangibles relating to such Receivable;

        (v) when used with respect to WGRC, all of WGRC's right, title and interest to and rights under the Receivables Sale Agreement;


       (vi) the assignment to WGRC or the Collateral Agent, as applicable, of all UCC financing statements covering any collateral security for the payment of any of the foregoing; and

       (vi)  all proceeds of the foregoing.

    "Replacement Bank" shall have the meaning ascribed to such term in Section 2.10 of the Revolving Credit Agreement.

    "Reporting Date" shall mean the 15th calendar day of any calendar month or, if such day is not a Business Day, then the immediately succeeding Business Day.

    "Required Banks" shall mean Banks whose Pro Rata Shares aggregate more than 66 2/3%.

    "Required Reserve Ratios" shall mean, as of any date, the Loss Reserve Ratio and the Dilution Reserve Ratio which are then in effect.

    "Reserved Carrying Costs" shall mean any of the following items: (i) interest on any Revolving Loans and L/C reimbursement obligations owed under the Revolving Credit Agreement (exclusive of any default interest owed under Sections 4.01(d) and 4.03(b) thereof); (ii) interest on the Intercompany Notes (exclusive of any default interest owed with respect thereto); (iii) L/C Fees; (iv) L/C Fronting Fees; (v) Non-Usage Fees; (vi) Agent Fees; (vii) letter of credit administrative fees; (viii) Ordinary Course Expenses of WGRC not in excess of $50,000 in the aggregate during any Collection Period; and (ix) Servicer Fees.

    "Responsible Officer" shall mean, with respect to any Person, any president, chairman of the board of directors, vice-president (including any senior or executive vice-president) or treasurer of such Person, in each case, acting in his or her capacity as such.

    "Revolving Credit Agreement" shall mean that certain Revolving Credit Agreement dated as of May 20, 1994 by and among WGRC, the Facility Agent, the Issuing Bank, the Collateral Agent and the Banks, as the same may be amended, restated or otherwise modified from time to time.

    "Revolving Loan" shall have the meaning ascribed to such term in Section 2.01 of the Revolving Credit Agreement.

    "Revolving Note" shall have the meaning ascribed to such term in Section 2.02 of the Revolving Credit Agreement.

    "Seller" shall have the meaning ascribed to such term in the Receivables Sale Agreement.

    "Seller's Receivable" shall mean (i) as to WGIC and PFI, a Receivable arising from the sale of merchandise or the furnishing of services by either of them and (ii) as to any other Seller, a Receivable arising from the sale of merchandise or the furnishing of services by such Seller.


    "Servicer" shall mean, at any time, the Person then authorized pursuant to Article V of the Receivables Sale Agreement to service, administer and collect the Receivables on behalf of WGRC.

    "Servicer Fee" shall mean the fee paid to the Servicer by WGRC pursuant to Section 5.03(c) of the Receivables Sale Agreement.

    "Servicer Termination Event" shall mean (i) a Liquidation
Event or (ii) an Unmatured Liquidation Event which arises from the gross negligence or willful misconduct of the Servicer in the performance of its obligations under the Receivables Sale Agreement or from a breach of the representations and warranties contained in
Section 3.03 of the Receivables Sale Agreement or (iii) any Insolvency Event relating to the Servicer.

    "Settlement Date" shall mean, with respect to any Collection
Period, the 20th calendar day of the next succeeding Collection
Period, or if such day is not a Business Day, then the immediately succeeding Business Day.

    "Settlement Statement" shall mean a report prepared by the Servicer pursuant to Section 5.03(b) of the Receivables Sale Agreement and signed by officers of WGRC and of the Collection Agent which, among other things, certifies that no Liquidation Event or Unmatured Liquidation Event has occurred and is continuing, or, if any such Liquidation Event or Unmatured Liquidation Event has occurred and is continuing, describing such event and the steps, if any, which are being taken in respect thereof. Each Settlement Statement shall be in substantially the form of Exhibit E-1 or Exhibit E-2, as applicable, to the Receivables Sale Agreement.

    "Short-Term Loans" shall mean those certain loans which the Sellers may advance to WGRC from time to time in lieu of cash payment of the Purchase Price as provided in Section 2.02 of the Receivables Sale Agreement, which loans are evidenced by and subject to the terms and provisions of the Short-Term Note.

    "Short-Term Notes" shall mean those certain Short-Term Notes issued by WGRC in favor of the Sellers pursuant to Section 2.02(e) of the Receivables Sale Agreement.

    "Subsidiary" shall mean, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person.

    "Syndicated Letter of Credit" shall mean, a Letter of Credit issued severally by the Banks.

    "Taxes" shall have the meaning ascribed to such term in
Section 4.08 of the Revolving Credit Agreement.

    "Termination Date" shall mean the date on which the Liquidation Period commences.



    "Termination Receivables" shall mean Receivables which are owed for expenses and penalties on account of the termination of a purchase order and/or long-term supply arrangement.

    "Tier-1 Obligor" shall mean any Obligor (i) that has (or whose corporate parent has) a commercial paper rating from the Rating Agency of at least A-1+ or (ii) that does not have (and does not have a corporate parent which has) a commercial paper rating of at least A-1+ but does have (or whose corporate parent has) a senior actual or implied debt rating of at least AAA.

    "Tier-2 Obligor" shall mean any Obligor (other than a Tier-1 Obligor) (i) that has (or whose corporate parent has) a commercial paper rating from the Rating Agency of at least A-1 or (ii) that does not have (and does not have a corporate parent which has) a commercial paper rating of at least A-1 but does have (or whose corporate parent has) a senior actual or implied debt rating of at least A.

    "Tier-3 Obligor" shall mean any Obligor (other than a Tier-1 Obligor or a Tier-2 Obligor) (i) that has (or whose corporate parent has) a commercial paper rating from the Rating Agency of at least A-2 or (ii) that does not have (and does not have a corporate parent which has) a commercial paper rating of at least A-2 but does have (or whose corporate parent has) a senior actual or implied debt rating of at least BBB+.

    "Tier-4 Obligor" shall mean any Obligor (other than a Tier-1 Obligor, a Tier-2 Obligor or a Tier-3 Obligor) (i) that has (or whose corporate parent has) a commercial paper rating from the Rating Agency of at least A-3 or (ii) that does not have (and does not have a corporate parent which has) a commercial paper rating of at least A-3 but does have (or whose corporate parent has) a senior actual or implied debt rating of at least BBB-.

    "Tier-5 Obligor" shall mean any Obligor which is not a Tier-1
Obligor, a Tier-2 Obligor, a Tier-3 Obligor or a Tier-4 Obligor.

    "Turnover Days" shall mean, with respect to any Seller's Receivables or all of the Receivables, as the case may be, as calculated in any Settlement Statement, that period (expressed in days) calculated as (a) one-half of the sum of the aggregate Outstanding Balances of such Receivables as of the last two Cut-Off Dates divided by (b) the aggregate Original Balances of such Receivables generated during the most recent Collection Period multiplied by (c) the number of days in such Collection Period. From the Effective Date until the first Settlement Statement, the Turnover Days for each Seller's Receivables and all of the Receivables shall be calculated as set forth on Schedule 1, and the underlying calculations for each of the three Collection Periods preceding the first Settlement Date to be used in future calculations of such Turnover Days shall be as set forth in such
Schedule 1.

    "Type" of Borrowing shall mean a Base Rate Borrowing or Euro-dollar Borrowing, as the case may be.



    "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York, except to the extent that the validity or perfection of any Lien created under any Facility Document or any remedy in respect thereof is governed by the laws of a jurisdiction other than the State of New York, in which case (but only to such extent) the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction.

    "Unmatured Liquidation Event" shall mean an event or condition which, with the passage of time or the giving of notice or both would constitute a Liquidation Event.

    "Unreserved Carrying Costs" shall mean any of the following items: (i) default interest owed under Sections 4.01(d) or 4.03(b) of the Revolving Credit Agreement, Section 2.04 of the Receivables Sale Agreement or the Intercompany Notes; (ii) Ordinary Course Expenses of WGRC in excess of $50,000 in the aggregate during any Collection Period; (iii) indemnification amounts owed under Sections 3.07(a), 4.06 and 9.04(b) of the Revolving Credit Agreement; and (iv) other amounts payable in accordance with Sections 4.04, 4.08, 9.05, 10.03 and 12.07 of the Revolving Credit Agreement.

    "WGIC" shall mean Wyman-Gordon Investment Castings, Inc., a
Delaware corporation and a wholly-owned subsidiary of Wyman.

    "WGRC" shall mean Wyman-Gordon Receivables Corporation, a
Delaware corporation.

    "WGRC Percentage" shall mean 100% minus the Bank Percentage.

    "Write-Off" shall mean all or a portion of a Receivable that, consistent with the applicable Credit and Collection Policy, has been or should be (i) specifically assigned to a category reserved for doubtful Receivables or otherwise recorded on the applicable Seller's or WGRC's books as a Receivable the collectibility of which is doubtful or (ii) (without duplication) written off such Seller's or WGRC's books as uncollectible.

    "Wyman" shall mean Wyman-Gordon Company, a Massachusetts corporation.















                                     -30-